UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
(Amendment No.     )

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REGIONS FINANCIAL CORPORATION
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REGIONS

REGIONS FINANCIAL CORPORATION

Proxy Statement and Notice of 2018 Annual Meeting of Stockholders

REGIONS®

2	2018 Proxy Statement

Dear Fellow Stockholders:
On behalf of your Board of Directors, I am pleased to invite you to attend the 2018 Annual Meeting of Stockholders. We hope you will attend the meeting in person.
I want to highlight some achievements related to our performance and operations, as well as key features regarding Regions’ ongoing strategy, including our new initiative, “Simplify and Grow.” As always, Regions is committed to delivering strong value creation on your behalf over the long term and appreciates your continued investment in our Company.
We continue to make progress in executing the Company’s strategy, as well as accomplishing our mission of achieving superior economic value for our stockholders over time by making life better for our customers, associates, and communities. Our approach of identifying and understanding customers’ financial needs and goals, and then providing the best solutions to achieve those goals, allows us to effectively deliver Regions’ value proposition. We concluded 2017 by meeting or exceeding our financial performance targets. This resulted in, among other benefits, net income from continuing operations available to common shareholders of approximately $1.2 billion, which represents a 9 percent increase over 2016 and earnings per diluted share from continuing operations of $1.00, a 15 percent increase. Regions’ associates, who are committed to operating our business with the highest level of integrity and delivering excellent customer service, made this performance possible. Through our associates’ efforts in 2017, Regions received numerous awards including earning the number one ranking in customer satisfaction by the American Customer Satisfaction Index and being recognized for our commitment to quality service by Greenwich Associates.
A key element of our strategy is discovering ways to deliver a better and more efficient customer experience. As part of our regular strategic planning process, which includes the Board’s active and regular review and oversight of strategy, management introduced Simplify and Grow at the end of 2017. The goal of Simplify and Grow is to make banking easier for our customers, accelerate revenue growth, and improve efficiency and the associate experience. As we undertake this new strategic priority, we plan to leverage our culture and commitment to customer service and our communities in order to meet our customers’ increasingly higher expectations as we simplify our organization and processes to drive efficiencies and effectiveness in the Company overall.
Prudent risk-taking is an integral part of our strategy, and we are committed to protecting the interests of all of our stakeholders. Successful execution of our business strategies requires that we manage our risks well; therefore, our commitment to effective risk management is pervasive throughout all levels of our organization and in everything we do. Our strategic priorities have long established a responsibility to “Enhance Risk Management”; our Risk Management Framework and Risk Appetite Statement are overseen by the Board’s Risk Committee; and under our well-established “Risk Ownership and Awareness” program, every Regions associate is responsible for prudently managing the Company’s risk.
As we continue to execute on our strategic plan, we are always thinking about how Regions can evolve as an industry leader that is responsive and responsible to societal needs, including investing in our associates, customers, and communities. Our mission drives our desire to improve and make a positive difference in the communities where we work and live.
Accordingly, we committed to the following actions:

•
Increasing the entry-level wage we pay our associates to $15 per hour by the end of 2018. This increase is part of Regions' ongoing effort to provide sustainable career paths and professional growth opportunities for all associates.

•
Contributing $40 million to the Company’s charitable foundation to support financial education, job training, economic development, and affordable housing, all of which help foster an environment of inclusive prosperity and create shared value for Regions' customers, communities, and stockholders.

•
Increasing the Company’s capital expenditures budget by approximately $100 million, or 50 percent, over 2017 to support investments in facilities, technology, product innovation, and personalized service to meet and anticipate customer needs.

On the next page, you will find a letter from our Lead Independent Director, which further discusses Regions’ societal responsibilities and our commitment to operating our business in an environmentally and socially responsible manner. I encourage you to read our Corporate Sustainability Report and Social Responsibility Report, which highlight Regions’ environmental stewardship and community engagement. Both reports are available on the Investor Relations section of our website.
Finally, your vote is important. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote as soon as possible. For instructions on how to vote, please see page 5 of the proxy statement.
On behalf of your Board of Directors and all of our associates, thank you for your continued support of Regions Financial Corporation.

March 9, 2018                    Sincerely,

O. B. Grayson Hall, Jr. Chairman and Chief Executive Officer

Dear Fellow Stockholders:
Throughout 2017, your Board of Directors remained focused on providing effective oversight of the Company’s strategy, as well as continued emphasis on strong corporate governance because good governance is the foundation of a sustainable business. Before I begin, however, I would like to take a moment to thank David Cooper, who is retiring from our Board having reached the mandatory retirement age. David is a leader in one of the most important communities in our footprint, and we appreciate his ongoing engagement and support on behalf of the Company.
On behalf of your Directors, I would like to provide some insight into the boardroom regarding our practices and philosophy.
Board Oversight of Strategy
The Board is actively and regularly engaged in reviewing and overseeing the Company’s strategy, including business and organizational initiatives, potential development opportunities, challenges, risks, capabilities, and capital allocation. Every October, the Board reviews and discusses a rolling three-year strategic plan. Management provides updates on long-range financial plans, as well as reports on various strategic topics throughout the year, and the Board discusses both the Company’s operating plan and long-term strategic plan at almost every Board meeting.
Corporate Governance and Year-Round Stockholder Engagement
Regions’ mission is to make life better for all of our stakeholders by creating shared value. One way to do this is through effective corporate governance. At Regions, effective governance is more than just the annual meeting and proxy votes—it is about continuous and thoughtful assessments of our governance practices and structure. For example, in February 2018, as part of our ongoing evaluation of our governance structure, the Board consolidated oversight of the Company’s policy and decision-making relating to corporate culture and human capital under the Compensation Committee, which was renamed the “Compensation and Human Resources Committee” to reflect that expansion of responsibilities. Also, the Board proactively adopted proxy access in July 2017, reflecting our ongoing commitment to corporate governance best practices.
In addition, as a result of the Board’s 2017 self-assessment process, a Board refreshment and recruitment plan was created to ensure the Board has the necessary skills to support the Company’s strategy. Searching for diverse candidates is a significant focus as the Board believes that diversity is an important aspect of effective governance, diminishes the opportunity for groupthink, and reflects the communities in which we live and serve. The plan is included as a regular agenda item for discussion at every Nominating and Corporate Governance Committee meeting.
Regions proactively engages with our stockholders year-round. Continuous engagement throughout the year allows us to strengthen and deepen our relationship with stockholders and provides us with important feedback on corporate governance matters. Over the past year, Regions engaged with many of our institutional stockholders through in-person meetings, roundtable discussions, conference calls, and written communications to obtain their perspectives on various corporate governance topics such as board composition and diversity, executive compensation, and environmental and social practices and disclosures.
A corporate governance engagement update is a regular agenda item discussed at every Nominating and Corporate Governance Committee meeting. Also included as a regular agenda item for discussion are articles on leading and emerging corporate governance practices.
The Board is committed to sustainability and social responsibility, and this commitment is reflected in the various environmental, social, and governance practices in place. Regions publishes an annual sustainability report describing our practices, which can be found on the Investor Relations section of the Company’s website. In 2017, the Company expanded its Corporate Social Responsibility team to ensure that it has the appropriate expertise for analyzing and addressing environmental and social matters and engaging with stockholders to understand their views. Last year we undertook a materiality assessment to identify environmental and social priority areas while continuing to enhance our disclosures. We recognize that this area is of increasing importance to a growing number of stockholders, as well as customers, and we will continue to identify ways to strengthen our commitment to corporate responsibility and community engagement.
Executive Management Succession
The Board and the Nominating and Corporate Governance Committee spend a considerable amount of time on executive succession planning. After thorough consideration and deliberation, the Board promoted John Turner, former Head of our Corporate Banking Group, to President of Regions Financial Corporation and Regions Bank in December 2017. Mr. Turner’s promotion is an example of Regions’ talent management process, which ensures that the Company develops its executives to assume greater responsibility and provides continuity of management.
Societal Responsibilities
The Board oversees Regions’ mission to make life better by creating shared value. It is a simple idea: what we do as a business must benefit our customers, Company, stockholders, and communities. Every day, Regions and its associates are making a positive contribution in our communities, whether through partnering with nonprofit organizations, charitable giving, or through Regions’ associate volunteer program, “What A Difference A Day Makes,” which provides a paid day off each year for associates to volunteer in their communities.
The Board appreciates your continued engagement and the trust you have placed in us, and we remain committed to serving your interests in 2018.
March 9, 2018 Sincerely,

Charles D. McCrary Lead Independent Director

QUICK INFORMATION

QUICK INFORMATION

The following charts provide quick information about Regions’ 2018 Annual Meeting and our corporate governance and executive compensation practices. These charts do not contain all of the information provided elsewhere in the proxy statement; therefore, you should read the entire proxy statement carefully before voting.
Meeting Information

Date and Time of Annual Meeting	Wednesday, April 25, 2018 9:00 A.M., local time
Location of Annual Meeting	Regions Center Auditorium 1900 Fifth Avenue North Birmingham, Alabama 35203
Record Date	February 26, 2018
Proposals That Require Your Vote

Proposal	Voting Options	Board Recommendation	More Information	Effect of Abstentions and Broker Non-Votes	Votes Required for Approval
PROPOSAL 1 – Election of Directors	FOR, AGAINST, or ABSTAIN for each Director nominee	FOR each Nominee	Page 25	Abstentions and Broker non-votes have no effect on the vote results for this proposal.	Affirmative “FOR” vote of a majority of the votes cast for or against each Director nominee.
PROPOSAL 2 – Ratification of Appointment of Independent Registered Public Accounting Firm	FOR, AGAINST, or ABSTAIN	FOR	Page 65	Abstentions have no effect on the vote results for this proposal.	Affirmative “FOR” vote of a majority of the votes cast for or against this proposal.
PROPOSAL 3 – Advisory Vote on Executive Compensation	FOR, AGAINST, or ABSTAIN	FOR	Page 68	Abstentions and Broker non-votes have no effect on the vote results for this proposal.	Affirmative “FOR” vote of a majority of the votes cast for or against this proposal.
PROPOSAL 4 – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	Every Year, Every TWO Years, Every THREE Years, or ABSTAIN	EVERY YEAR	Page 69	Abstentions and Broker non-votes have no effect on the vote results for this proposal.	The option that receives the highest number of votes cast by stockholders will be considered the preferred frequency.
Corporate Governance and Compensation Facts

Corporate Governance or Compensation Matter	Regions
Current Number of Directors	14
Director Independence	Board of Directors - 93% Audit Committee - 100% CHR Committee - 100% NCG Committee - 100% Risk Committee - 100%
Separate Board Chair and CEO	No
Lead Independent Director	Yes
Robust Responsibilities and Duties Assigned to Lead Independent Director	Yes
Voting Standard	Majority with plurality carveout for contested elections
Frequency of Director Elections	Annual
Resignation Policy	Yes
Classified Board	No
Mandatory Retirement Age	72
Mandatory Retirement Tenure	No
Average Director Age	66

QUICK INFORMATION

Corporate Governance or Compensation Matter	Regions
Average Director Tenure	9
Gender Diversity on the Board	21%
Racial/Ethnic Diversity on the Board	21%
Directors Attending Fewer than 75% of Meetings	0
Number of Meetings Held in 2017
Board of Directors: 8
Audit Committee: 12
CHR Committee: 6
NCG Committee: 5
Risk Committee: 4
Joint Audit Committee and Risk Committee: 1
Joint CHR Committee and Risk Committee: 1
Joint CHR Committee, NCG Committee and Board: 1

Total: 38

Directors Overboarded Under ISS or Glass Lewis Voting Guidelines	0
One Share, One Vote Policy	Yes
Dual-Class Common Stock	No
Cumulative Voting	No
Vote Standard for Charter/By-Law Amendment	75%
Stockholder Right to Call Special Meeting	No
Stockholder Right to Act by Written Consent	No
Board Authorized to Issue Blank-Check Preferred Stock	Yes; however, our capital actions are required to be included as part of our Capital Plan submitted to the Federal Reserve
Poison Pill	No
Proxy Access By-Law	Yes
Exclusive Forum By-Law	Yes
Annual Board and Committee Self-Evaluation Process	Yes
Engage with our Stockholders	Yes
Political Contributions Disclosed	Yes
Anti-Hedging and Anti-Pledging Policies	Yes
Robust Stock Ownership Guidelines	Yes
Shares Pledged by Directors and Executive Officers	0
Codes of Conduct for Directors, Officers, and Associates	Yes
Material Related Party Transactions with Directors	None
Family Relationships	None
Director Onboarding and Ongoing Education Program	Yes
Independent Directors Meet Without Management Present	Yes
Independent Auditor	Ernst & Young LLP
Board Oversight of ESG	Yes
Board Oversight of Company Strategy and Risks	Yes
Board Oversight of Company Sexual Misconduct Policies	Yes
ISG Corporate Governance Principles for U.S. Listed Companies Compliance	We believe Regions is in compliance
CEO Pay Ratio	202:1
Clawback Policy	Yes
Incentive Plans that Encourage Excessive Risk Taking	No
Employment Agreements for Executive Officers	No
Repricing of Underwater Options	No
Excessive Perks	No
Pay-for-Performance	Yes
Frequency of Say-on-Pay Advisory Vote	Annual
Tax Gross-Ups	No
Double-Trigger Change-in-Control Provisions	Yes
Compensation Consultant	Frederic W. Cook & Co.

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS	1

INDEX OF COMMONLY REQUESTED TOPICS/COMMONLY USED TERMS AND ACRONYMS	2

PROXY STATEMENT	3

PROXY SUMMARY	5

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING & OTHER INFORMATION	15

OWNERSHIP OF REGIONS COMMON STOCK	22
Security Ownership of Certain Beneficial Owners	22
Security Ownership of Directors and Executive Officers	22
Stock Ownership Guidelines and Holding Period Requirements	24
Anti-Hedging and Anti-Pledging	24
Section 16(a) Beneficial Ownership Reporting Compliance	24

PROPOSAL 1 — ELECTION OF DIRECTORS	25
What am I voting on?	25
What vote is required to approve this proposal?	25
What does the Board recommend?	25
How often are the members elected, and what is the composition of the Board?	25
What if a nominee is unable or unwilling to serve?	25
What if a nominee does not receive a majority of votes cast?	25
What criteria were considered by the NCG Committee in selecting the nominees?	26
How is the Board membership refreshed?	28
What is the average tenure of the Directors?	29
Who are this year’s nominees?	29
How are Directors compensated?	36

CORPORATE GOVERNANCE	38
Overview	38
Corporate Governance Stockholder Engagement	39
Communications between Stockholders and Other Interested Parties and the Board of Directors	41
Economic Development and Community Outreach	42
Corporate Environmental Sustainability	43
Meeting our Customers’ Needs	43
Conduct and Culture	44
Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers	44
Respect in the Workplace	45
Report It! Ethics Hotline	46
Talent Management and Associate Development & Well-Being	46
Diversity and Inclusion	46
Policy on Political Contributions	47
Board Leadership Structure	47
Board, Committee, and Individual Director Evaluation Program	49
Director Onboarding and Ongoing Education	50
Director Independence	50
Family Relationships	53
Transactions with Directors	53
Other Business Relationships and Transactions	54
Policies Relating to Transactions with Related Persons	54
Board’s Role in the Risk Management Process	56
Cybersecurity	58
Relationship of Compensation Policies and Practices to Risk Management	59
Compensation Consultant Disclosure	59
Director Attendance at Board and Committee Meetings	60
Director Attendance at the Annual Meeting	60
Meetings of Independent Directors	60
Board and Committee Meetings in 2017	60

Committees of the Board of Directors	61
Committee Composition	61
Audit Committee	62
Compensation and Human Resources Committee	63
Compensation Committee Interlocks and Insider Participation	63
Nominating and Corporate Governance Committee	64
Risk Committee	64

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	65
What am I voting on?	65
What vote is required to approve this proposal?	65
What does the Board recommend?	65
What services are provided by EY?	65
How much was EY paid for 2017 and 2016?	65
Will a representative of EY be present at the meeting?	66
How long has EY been Regions’ independent auditor?	66
How is Regions assured that EY remains independent?	66

AUDIT COMMITTEE REPORT	67

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION	68
What am I voting on?	68
What vote is required to approve this proposal?	68
What does the Board recommend?	68
What is the effect of this resolution?	68

PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION ("SAY-ON-FREQUENCY”)	69
What am I voting on?	69
What vote is required to approve this proposal?	69
What does the Board recommend?	69
What is the effect of this resolution?	69

COMPENSATION DISCUSSION AND ANALYSIS	70
How Pay is Tied to Company Performance	70
Summary of our Pay-for-Performance Decisions for 2017	72
Compensation Philosophy and Objectives	73
Compensation-Setting Process and Timeline	74
2017 Compensation Decisions — What We Paid and Why	76
Other Benefits and Perks	82
Compensation Framework, Policies, Processes, and Risk Considerations	84
Other Policies and Practices Impacting Compensation Decisions	85
Change-in-Control, Post-Termination, and Other Employment Arrangements	89

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT	90

COMPENSATION OF EXECUTIVE OFFICERS	91
Summary Compensation Table	91
CEO Pay Ratio	93
Grants of Plan-Based Awards	94
Outstanding Equity Awards at December 31, 2017	95
Option Exercises and Stock Vested	97
Pension Benefits	97
Nonqualified Deferred Compensation	98
Potential Payments by Regions Upon Termination or Change-in-Control	100

APPENDIX A: GAAP TO NON-GAAP AND OTHER RECONCILIATIONS	A-1

REGIONS FINANCIAL CORPORATION
1900 Fifth Avenue North
Birmingham, Alabama 35203

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
To be held Wednesday, April 25, 2018

TO THE STOCKHOLDERS OF REGIONS FINANCIAL CORPORATION:
The 2018 Annual Meeting of Stockholders of Regions Financial Corporation (“Regions”), a Delaware corporation, will be held:
Date: Wednesday, April 25, 2018
Time: 9:00 A.M., local time
Place: Regions Center Auditorium, 1900 Fifth Avenue North, Birmingham, Alabama 35203
Record Date: February 26, 2018

The annual meeting is being held for the following purposes:

1.
Election to our Board of Directors of the 13 nominees named in our proxy statement to serve as Directors until the next annual meeting of stockholders or in each case until their successors are duly elected and qualified;

2.	Ratification of the appointment of Ernst & Young LLP as Regions’ independent registered public accounting firm for the year 2018;

3.	Advisory vote on executive compensation; and

4.	Advisory vote on the frequency of future advisory votes on executive compensation.
Regions does not know of any business to be presented for action at the annual meeting other than those items listed above. If any other matters properly come before the annual meeting or any adjournment or postponement thereof, it is intended that the proxies will be voted in respect thereof by and at the discretion of the persons named as proxies on the electronic proxy or proxy card.
The Board of Directors set the close of business on February 26, 2018, as the Record Date for the annual meeting. This means that only Regions common stockholders of record at such date are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the meeting.
A complete list of Regions stockholders of record entitled to vote at the meeting will be made available for inspection by any Regions stockholder for 10 days prior to the meeting at the principal executive offices of Regions and at the time and place of the meeting.

The annual meeting will begin promptly at 9:00 A.M., local time. Please note that seating is limited and we ask that you allow ample time for the check-in process, which begins at 8:00 A.M., local time. To be admitted to our annual meeting, you must present proof of your stock ownership as of the Record Date and a valid, government-issued photo identification. See page 4 for further details regarding proof of stock ownership.
Your vote is important to us. Whether or not you plan to attend the annual meeting, you are encouraged to promptly submit your proxy with voting instructions. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail. If you vote by telephone or via the Internet, you need not return a proxy card. You may revoke your proxy at any time before the vote is taken by notifying the Corporate Secretary of Regions in writing or by validly submitting another proxy by telephone, Internet, or mail. If you are present at the meeting, you may vote your shares in person, which will supersede your proxy. If you hold shares through a Broker, check the voting instructions provided to you by that Broker.

March 9, 2018	By Order of the Board of Directors

Fournier J. Gale, III Corporate Secretary

2018 Proxy Statement	1

INDEX OF COMMONLY REFERENCED TOPICS

Topic	Page
Admission to the Annual Meeting	19
Anti-Hedging and Anti-Pledging	24
Auditor Fees	65
Auditor Tenure	66
Board Leadership Structure	47
Board Meeting Director Attendance	60
Board Refreshment	28
Board Risk Oversight	56
Board, Committee, and Individual Director Evaluation	49
CEO Pay Ratio	93
Change-in-Control Agreements	89
Clawback Policy	86
Committees of the Board	61
Communications with the Board	41
Compensation Consultant	59
Compensation and Performance Peer Groups	85
Contacts at Regions	41
Corporate Governance Principles	38
Corporate Governance Stockholder Engagement	39
Culture	44
Cybersecurity	58
Director Biographies	30
Director Education	50
Director Independence	50
Director Qualifications and Skills	26
Director Retirement Age	38
Director Tenure	29
Economic Development and Community Outreach	42
Environmental Sustainability	43
Lead Independent Director Duties	48
LTIP Grants	80
Pay-for-Performance	70
Perks	83
Political Contributions Policy	47
Record Date	1
Related Person Transactions Policy	54
Say-on-Pay	68
Stock Ownership Guidelines	24
Stock Performance Graph	9
Stockholder Nominations for the 2019 Annual Meeting	20
Stockholder Proposals for the 2019 Annual Meeting	20

COMMONLY USED TERMS AND ACRONYMS

Term	Meaning
401(k) Plan	Regions Financial Corporation 401(k) Plan
Board	Board of Directors of Regions Financial Corporation
Broker	Brokerage firms, banks, or similar entities
BSA/AML/OFAC	Bank Secrecy Act/Anti-Money Laundering/Office of Foreign Assets Control
CCAR	Comprehensive Capital Analysis and Review
CD&A	Compensation Discussion and Analysis
CEO	Chief Executive Officer
CFO	Chief Financial Officer
CHR Committee	Compensation and Human Resources Committee
Code of Conduct	Code of Business Conduct and Ethics
Cook & Co.	Frederic W. Cook & Co.
CRO	Chief Risk Officer
CSR	Corporate Social Responsibility
DDSIP	Directors’ Deferred Stock Incentive Plan
EPS	Earnings Per Share
ESG	Environmental, Social, and Governance
Exchange Act	Securities Exchange Act of 1934, as amended
EY	Ernst & Young LLP
Federal Reserve	The Board of Governors of the Federal Reserve System
FDICIA	Federal Deposit Insurance Corporation Improvement Act of 1991
GAAP	Generally Accepted Accounting Principles in the United States
IRC	U.S. Internal Revenue Code of 1986, as amended
ISG	Investor Stewardship Group
LTIP	Long Term Incentive Plan
NCG Committee	Nominating and Corporate Governance Committee
NEOs	Named Executive Officers
NPL	Non-Performing Loan
NYSE	New York Stock Exchange
OAC	Office of Associate Conduct
OREO	Other Real Estate Owned
PCAOB	Public Company Accounting Oversight Board
PSUs	Performance Stock Units
Retirement Plan	Regions Financial Corporation Retirement Plan
ROATCE	Return on Average Tangible Common Equity
RSUs	Restricted Stock Units
SEC	U.S. Securities and Exchange Commission
Securities Act	Securities Act of 1933, as amended
SERP	Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan
SOX	Sarbanes–Oxley Act of 2002

Regions®, the Regions logo, and the LifeGreen bike are registered trademarks of Regions Bank. The LifeGreen color is a trademark of Regions Bank. Other words or symbols in this proxy statement that identify other parties’ goods or services may be trademarks or service marks of those other parties.

2	2018 Proxy Statement

March 9, 2018
PROXY STATEMENT
The Board of Directors (the “Board”) of Regions Financial Corporation (“Regions,” “Company,” “we,” “us,” or “our”) is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2018 Annual Meeting of Stockholders of Regions. The meeting will be held on Wednesday, April 25, 2018, at 9:00 A.M., local time, in the Regions Center Auditorium, 1900 Fifth Avenue North, Birmingham, Alabama 35203. The proxies may also be voted at any adjournments or postponements of the annual meeting.

The mailing address of our principal executive offices is 1900 Fifth Avenue North, Birmingham, Alabama 35203. We are first furnishing the proxy materials to stockholders on March 9, 2018.
All properly executed written proxies and all properly completed proxies submitted by telephone or the Internet that are delivered pursuant to this solicitation will be voted at the 2018 Annual Meeting of Stockholders in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.
Only owners of record of shares of Regions common stock as of the close of business on February 26, 2018, the Record Date, are entitled to notice of, and to vote at, the meeting or at any adjournments or postponements of the meeting. Each owner of record on the Record Date is entitled to one vote for each share of common stock held. There were 1,122,744,800 shares of common stock issued and outstanding on the Record
Date.
We are continuing to use the SEC’s Notice and Access rule that allows us to furnish our proxy materials to stockholders over the Internet. This means most of our stockholders will receive only a notice containing instructions on how to access the proxy materials over the Internet and vote online. This offers a convenient way for stockholders to review the materials while substantially reducing our printing and mailing expenses and environmental impact. The notice is not a proxy card and cannot be used to vote your shares. If you receive the notice but would still like to receive paper copies of the proxy materials, please follow the instructions on the notice or on the website referred to on the notice.

If you have not already done so, we ask you to consider signing up to receive these materials electronically in the future by following the instructions after you vote your shares over the Internet. Enrolling in future electronic delivery of these materials reduces Regions’ printing and mailing expenses and environmental impact. To enroll for electronic delivery you may also visit http://enroll.icsdelivery.com/rf.

If, however, you have received your proxy materials electronically and would like to receive a paper copy of the Annual Report on Form 10-K or proxy statement, you may, at time any, email investors@regions.com, call 205-264-7040, or write to:
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
Attn: Investor Relations

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 2018:
The Notice of Annual Meeting and Proxy Statement,
Annual Report on Form 10-K for the year ended December 31, 2017, and Chairman’s Letter
are available at www.regions.com or www.proxyvote.com.

Important Notice Regarding Delivery of Security Holder Documents
This is the first distribution of proxy solicitation materials to stockholders.
The SEC has adopted rules that allow us to send, in a single envelope, our proxy statement and other required annual meeting materials to two or more stockholders sharing the same address. These rules spell out the conditions under which annual reports, information statements, proxy statements, prospectuses, and other disclosure documents of a company that would otherwise be mailed in separate envelopes to more than one stockholder at a shared address may be mailed as one copy in one envelope addressed to all stockholders at that address (i.e., “householding”). Stockholders who participate in householding will, however, receive separate proxy cards.
Stockholders of record sharing an address whose shares are registered directly in their name with Computershare, our transfer agent, should contact Broadridge at 1-866-540-7095 if they currently receive (1) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future or (2) a single copy of our proxy materials or notices and wish to receive separate copies of these materials in the future. Stockholders whose shares of our common stock are held in street name wishing to make such elections should contact their Broker.

2018 Proxy Statement	3

For the safety of all meeting attendees, we have implemented the following admission policy and meeting rules:

                       Admission to the Annual Meeting

Admission to the 2018 Annual Meeting is limited to our registered and beneficial stockholders as of February 26, 2018, and persons holding valid proxies from stockholders of record. To be admitted to our annual meeting, you must bring a valid, government-issued photo identification and proof of your stock ownership as of the Record Date, such as:
1.    If you are a stockholder of record, bring the Admission Ticket appearing on the top of your proxy card or the Notice of Internet Availability of Proxy Materials you received in the mail.
2.    If your shares are held by a Broker, bring the Notice of Internet Availability of Proxy Materials you received in the mail or a brokerage statement evidencing ownership of Regions common stock as of the Record Date.
3.    If you received our meeting materials electronically, bring a copy of the email notification.
Stockholders who do not present an Admission Ticket or other proof of stock ownership will be admitted only upon verification of ownership at the registration desk. See page 19 for additional information.
For security reasons, no large bags, backpacks, briefcases, or packages will be permitted in the annual meeting, and security measures will be in effect to provide for the safety of attendees. The use of any electronic devices such as cameras (including mobile phones with photographic capabilities), recording devices, smartphones, tablets, laptops, and other similar devices is strictly prohibited.
Individuals with a disability requesting assistance should contact Regions’ Americans with Disabilities Act Manager, Kathy Lovell, by email at kathy.lovell@regions.com, by phone at 205-264-7495 or toll-free at 1-800-370-5087, or by Regions’ Telecommunication Device for the Hearing Impaired and the Deaf (TTY/TDD) toll-free at 1-800-374-5791.

                                  Rules and Procedures
Stockholder Question and Answer Session at the Annual Meeting
Following adjournment of the official business of the annual meeting, there will be a time for stockholders to present questions to our Chairman. We will proceed according to the following guidelines:
1.    All questions should be directed to the podium. Please wait to address the meeting until after you have been recognized.
2.    Upon being recognized, please wait for someone to bring a microphone to you. Clearly state your name, your city and state, and your status as either a stockholder or a proxy holder prior to presenting your question.
3.    Each speaker is requested to limit questions to a total of no more than three (3) minutes.
4.    Please permit each speaker the courtesy of concluding his or her remarks.
5.    Questions are welcome and Regions will provide an opportunity for stockholders to ask appropriate questions; however, the purpose of the meeting will be observed and the following discussions are not appropriate:
•    irrelevant to the business of the Company or the conduct of its operations;
•    a request to vote on a proposal or nominee not properly submitted to the Company prior to the meeting;
•    related to pending or threatened litigation;
•    derogatory or defamatory remarks related to Regions, its management, Directors, associates, or customers;
•    language that is profane, loud, threatening, abusive, or encouraging violence or disorder;
•    substantially repetitious statements made by other stockholders;
•    related to personal grievances or individual concerns; or
•    continuing after the maximum time limit is reached.

Violation of the above rules and procedures will be considered cause for expulsion from the meeting, and you will be escorted from the premises by security personnel. In the event of any disorder during the meeting, we may immediately adjourn the meeting and declare the polls open for such period of time as we may determine to receive votes by proxy or ballot on items of business properly presented before the meeting.

4	2018 Proxy Statement

PROXY SUMMARY

PROXY SUMMARY

This summary highlights certain information about Regions. It does not contain all of the information provided elsewhere in the proxy statement; therefore, you should read the entire proxy statement carefully before voting.

For more complete information regarding the Company’s 2017 performance, review the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.
2018 Annual Meeting of Stockholders

Date:	Wednesday, April 25, 2018
Time:	9:00 A.M., local time
Place:	Regions Center Auditorium 1900 Fifth Avenue North Birmingham, Alabama 35203
Record Date:	February 26, 2018
Voting:	Common stockholders as of the Record Date are entitled to vote. Stockholders of record, as well as most beneficial stockholders, can vote by proxy using one of several methods:

To vote with your mobile device (tablet or smartphone), scan the Quick Response Code that appears on your proxy card or Notice of Internet Availability of Proxy Materials (may require free software).
To vote over the Internet, visit www.proxyvote.com and enter your 16-digit control number that appears on your proxy card, email notification, or Notice of Internet Availability of Proxy Materials.
To vote by telephone, call 1-800-690-6903 and follow the recorded instructions. If you vote by telephone, you also will need your 16-digit control number that appears on your proxy card.

If you request printed copies of the proxy materials be sent to you by mail, vote by proxy by filling out the proxy card and return it in the envelope provided to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Additionally, you may vote in person at the annual meeting. We will collect the ballots prior to the vote being finalized.
If you hold your stock in street name or through the Regions Financial Corporation 401(k) Plan or our Dividend Reinvestment Plan, see Questions and Answers about the Annual Meeting and Voting & Other Information beginning on page 15 for more information about how to vote your shares.

Each stockholder vote is important! Please submit your vote by proxy over the Internet, by telephone, or complete, sign, date, and return your proxy card or voting instruction form.
Admission to the annual meeting is limited to our registered and beneficial stockholders as of the Record Date and persons holding valid proxies from stockholders of record. To be admitted to our annual meeting, you must provide proof of your stock ownership as of the Record Date or a valid proxy and a valid, government-issued photo identification. See page 19 for further details about documentation that can be used to prove ownership and some of the security measures that will be in place.
If you have not already done so, we strongly encourage you to enroll in electronic delivery of proxy materials because, in addition to reducing Regions’ printing and mailing expenses and environmental impact, doing so allows you to easily reprint your proof of admission should you misplace it.

2018 Proxy Statement	5

PROXY SUMMARY

Proposals That Require Your Vote

Proposal	Voting Options	Board Recommendation	More Information	Effect of Abstentions and Broker Non-Votes	Votes Required for Approval
PROPOSAL 1 – Election of Directors	FOR, AGAINST, or ABSTAIN for each Director Nominee	FOR each Nominee	Page 25	Abstentions and Broker non-votes have no effect on the vote results for this proposal.	Affirmative “FOR” vote of a majority of the votes cast for or against each Director Nominee.
PROPOSAL 2 – Ratification of Appointment of Independent Registered Public Accounting Firm	FOR, AGAINST, or ABSTAIN	FOR	Page 65	Abstentions have no effect on the vote results for this proposal.	Affirmative “FOR” vote of a majority of the votes cast for or against this proposal.
PROPOSAL 3 – Advisory Vote on Executive Compensation	FOR, AGAINST, or ABSTAIN	FOR	Page 68	Abstentions and Broker non-votes have no effect on the vote results for this proposal.	Affirmative “FOR” vote of a majority of the votes cast for or against this proposal.
PROPOSAL 4 – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	Every Year, Every Two Years, Every Three Years, or ABSTAIN	EVERY YEAR	Page 69	Abstentions and Broker non-votes have no effect on the vote results for this proposal.	The option that receives the highest number of votes cast by stockholders will be considered the preferred frequency.

Information about Regions

Regions (NYSE:RF) is a financial holding company headquartered in Birmingham, Alabama, that operates in the South, Midwest, and Texas. Regions, through its subsidiaries, provides traditional commercial, retail, and mortgage banking services, as well as other financial services in the fields of asset management, wealth management, securities brokerage, insurance, trust services, merger and acquisition advisory services, and specialty financing.

At December 31, 2017, Regions had total consolidated assets of approximately $124.3 billion, total consolidated deposits of approximately $96.9 billion, and total consolidated stockholders’ equity of approximately $16.2 billion.
Regions is a Delaware corporation. Its principal executive offices are located at 1900 Fifth Avenue North, Birmingham, Alabama 35203. Regions is a member of the S&P 500 Index and, as of December 31, 2017, is the 20th largest full-service bank holding company in the nation.
Regions conducts its banking operations through our wholly-owned subsidiary, Regions Bank, an Alabama state-chartered commercial bank that is a member of the Federal Reserve System. At December 31, 2017, Regions Bank operated approximately 1,900 ATMs and 1,500 branch outlets.

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PROXY SUMMARY

Strength of Culture
There are many elements of Regions’ culture, but the key element is a shared passion for our mission of making life better for our customers, communities, associates, and stockholders by creating shared value. Our mission defines our corporate purpose and answers the question, “What do we want to accomplish as we work together?”

Our mission is to achieve superior economic value for our shareholders over time by making life better for our customers, our associates, and our communities and creating shared value as we help them meet their financial goals and aspirations.

Our culture values integrity and fosters a belief that trust must be earned and all of us are accountable for results. We believe in collaboration and working as a team. The Board and executive management recognize, however, that the tone for our corporate culture starts at the top and that creating a respectful workplace is at the heart of creating and maintaining a desirable culture. As such, the NCG Committee reviews and oversees the Company’s Code of Conduct in conjunction with our General Counsel.
See pages 44 through 47 for more information about Regions’ corporate culture and our policies and practices that support it.
Our Vision Statement
Regions aims to be the premier regional financial institution in America through being deeply embedded in its communities, operating as one team with the highest integrity, providing unique and extraordinary service to all of its customers, and offering an unparalleled opportunity for professional growth for its associates.
Our vision statement is an aspiration, and it defines our future. It is meant to guide what we do, where we do it, and how we will execute. We aim to achieve our vision by: providing expert financial advice, guidance, and education to customers; building well-developed business plans that we execute with discipline; building on a foundation of integrity and trust throughout our business; delivering excellent customer service and convenience; and offering our associates the opportunity to grow professionally and be part of an outstanding team.

Our Values
At Regions, our values are not simply the values of a legal entity; they are values that encompass the ethics and commitment of our associates. We believe how we reach our potential and create shared value is just as important as what we achieve. While a company may claim corporate ideals or adopt a lofty vision statement, ultimately it is a company’s associates who will need to embody those ideals in order to make the company’s vision a reality. Our values guide our day-to-day life, how we treat customers and each other, and the expectations we have for ourselves.
At Regions, we strive to use our corporate values as a lens through which decisions should be made. We believe it is more appropriate to look first at customer needs rather than the products or services we can offer. Our approach of “Getting to Know Your Customer” before offering our solutions is, we believe, the right way to do business. Our values are the statement of how we will do business; they are a promise and a measuring stick against which to judge our behavior and results:

OUR VALUES	Put people FIRST	Do what IS RIGHT
Focus on your CUSTOMER	Reach HIGHER	Enjoy LIFE

•
Put People First: Have respect for every person. Listen. Care. Serve others before yourself. Build the best team. Be inclusive. Work as one team. Balance work in a full life. Lead humanely. Set the good example. And remember to say thank you.

•	Do What is Right: Always. Be honest. Do what you say. Use common sense. Stand for quality and integrity. Take the long view. Earn trust. Be responsible and accountable.

•
Focus on Your Customer: Serving the customer as one team, in an exceptional way, is our business, our only business. Know your customer. Serve your customer. Be committed. Understand needs. Meet needs. Make your customer’s life better by what you do. Create shared value.

•
Reach Higher: Grow. Our company must grow, and we must grow prudently. Raise the bar. Be energetic. Be innovative. Achieve excellence. Improve continuously. Inspire and enable others. Succeed the right way. Improve efficiency and effectiveness.

•	Enjoy Life: Have fun. We are in the business of banking. But more importantly, we are in the business of life. Enjoy it. Laugh. Be creative. Celebrate. Recognize success.

2018 Proxy Statement	7

PROXY SUMMARY

Our Strategy
Our values, mission, and vision complement each other and work together to guide how we develop our business strategy. Our strategic priorities, appearing in the graphic to the right, guide our day-to-day operations. Included within the Regions’ triangle is a new strategic priority that was launched in the fall of 2017: Simplify and Grow.
Simplify and Grow will transform how we approach our work and will focus on these four key elements:
•     A better customer experience
•     Accelerated revenue growth
•     Improved efficiency
•     A better associate experience

In addition to the strategic priorities, Regions has a comprehensive three-year strategic plan that is updated annually and is designed to further promote long-term stockholder value. As our strategic plan was prepared and reviewed with our Board, our executive management team worked to ensure there was alignment of our corporate strategy with our Board’s Enterprise Risk Appetite Statement. Our strategy demonstrates the strength of our culture, markets, team, and strong capital base, as well as our commitment to deliver sustainable performance and stockholder returns over the three-year period.

Each of the strategic priorities also includes more detailed lists of initiatives that are reviewed annually. With respect to the Strengthen Financial Performance priority, we continue to focus on three initiatives as part of the 2018-2020 Strategic Plan:

•	Grow and diversify revenue streams

•	Maintain disciplined expense management

•	Optimize and effectively deploy capital

Executive management and the Board understand that both long- and short-term strategies must consider more than financial results. We must consider our economic and societal impact. Regions takes a shared value approach, under which we seek to create value for our customers, associates, communities, and stockholders. Regions does not succeed unless all of our stakeholders succeed. We also must consider the impact societal and economic changes can have on us. This shared value can be seen in our mission statement discussed previously.

2017 Year-End Business Highlights and Execution of Our Strategic Plan

		2017 Targets	2017 Results
Grow and Diversity Revenue	Net Interest Income and other financing income	+ 3%-5%	+ 4.2%
	Adjusted non-interest income*	relatively stable	- 0.3%
Disciplined Expense Management	Adjusted non-interest expense*	+ 0%-1%	+ 0.9%
	Adjusted efficiency ratio*	~ 62%	62.2%
Other Key Metrics	Adjusted operating leverage*	~ 2%	+ 1.8%
	Net charge-offs	35-50 bps	38 bps
* Non-GAAP, see reconciliation in Regions’ Current Report on Form 8-K filed January 19, 2018, Exhibit 99.2, page 13.
We reported net income available to common stockholders from continuing operations totaling approximately $1.2 billion, an increase of 9 percent, and earnings per diluted share from continuing operations of $1.00, a 15 percent increase. We returned approximately $1.6 billion of earnings to our stockholders in the form of quarterly dividends and common share repurchases.

8	2018 Proxy Statement

PROXY SUMMARY

Stock Performance Graph
This graph shows the cumulative total stockholder return for Regions common stock in each of the five years from December 31, 2012, to December 31, 2017. The graph also compares the cumulative total returns for the same five-year period with the S&P 500 Index and the S&P 500 Banks Index.
The comparison assumes $100 was invested on December 31, 2012, in Regions common stock, the S&P 500 Index, and the S&P 500 Banks Index and that all dividends were reinvested.

	Cumulative Total Return
	12/31/12	12/31/13	12/31/14	12/31/15	12/31/16	12/31/17
Regions	$100.00	$140.22	$152.32	$141.78	$217.49	$267.40
S&P 500 Index	$100.00	$132.37	$150.48	$152.55	$170.78	$208.05
S&P 500 Banks Index	$100.00	$135.72	$156.78	$158.10	$196.54	$240.87
2017-2018 Recognitions

Thanks to our talented and dedicated team, Regions received industry recognition in a number of categories throughout the year, including:

•	Ranked number one in customer satisfaction in the 2017 American Customer Satisfaction Index

•	Named 2017 Gallup Great Workplace Award Winner for the third consecutive year

•	Recognized by 2020 Women on Boards for having 20 percent or more gender diversity on our Board

•
Regions stock continues to make up part of the Pax Ellevate Global Women’s Index Fund, which is the first mutual fund to invest in the highest rated companies in the world for advancing women’s leadership

•	Regions stock named a Top Socially Responsible Dividend Stock by Dividend Channel

•	Corporate Secretary’s Corporate Governance Awards: Finalist for Best Proxy Statement, Large Cap for the third year in a row

•	Received 2017 Javelin Trust in Banking Leaders Award

•	Recognized by the Temkin Group, for the fourth straight year, as a top performer in its Customer Experience Rankings

•	Recognized, for the third consecutive year, by Greenwich Associates for Private Wealth Management’s commitment to quality service in Middle Market and Small Business Banking

•	Received 22 additional Greenwich Excellence Awards in middle market and small business banking at the beginning of 2018

•
Regions’ Directors Carolyn H. Byrd and John E. Maupin Jr. were recognized in Black Enterprise’s Registry of Corporate Directors, an exclusive roster of African Americans who serve on the boards of directors among the nation’s 500 largest publicly-traded companies

•	Earned the Junior Achievement President’s Bronze Award for providing more than 8,000 volunteer hours

2018 Proxy Statement	9

PROXY SUMMARY

Proposal 1 – Election of Directors (page 25)

The proxy statement contains important information about the experience, qualifications, attributes, and skills of the Director nominees. The following chart sets forth some of that information.
The Board has four standing Committees: the Audit Committee, the Compensation and Human Resources (“CHR”) Committee, the Nominating and Corporate Governance (“NCG”) Committee, and the Risk Committee.

	Age	Independent	Regions Board Committee(s)	Principal Occupation	Other Boards (1)
Carolyn H. Byrd (2)	69	Yes	Audit Committee (Chair)	Chairman and CEO, GlobalTech Financial, LLC	Federal Home Loan Mortgage Corporation (“Freddie Mac”)
Don DeFosset	69	Yes	CHR Committee (Chair) Risk Committee	Retired Chairman, President, and CEO, Walter Industries, Inc.	Terex Corporation; National Retail Properties; ITT Corporation
Samuel A. Di Piazza, Jr. (2)	67	Yes	Audit Committee CHR Committee	Retired Global CEO, PricewaterhouseCoopers; Retired Vice Chairman, Citigroup Global Corporate and Investment Bank	AT&T Inc.; ProAssurance Corporation; Jones Lang LaSalle Incorporated
Eric C. Fast (2)	68	Yes	Audit Committee Risk Committee	Retired CEO, Crane Co.	Automatic Data Processing, Inc.; Lord Abbett Family of Funds
O. B. Grayson Hall, Jr.	60	No		Chairman and CEO, Regions Financial Corporation and Regions Bank	Vulcan Materials Company; Alabama Power Company*
John D. Johns (3)	66	Yes	Risk Committee (Chair)	Executive Chairman, Protective Life Corporation	Genuine Parts Company; The Southern Company; Protective Life Corporation**
Ruth Ann Marshall	63	Yes	CHR Committee NCG Committee	Retired President, The Americas, MasterCard International, Inc.	ConAgra Foods, Inc.; Global Payments Inc.
Susan W. Matlock	71	Yes	CHR Committee Risk Committee	Retired President and CEO, Innovation Depot, Inc.
John E. Maupin, Jr.	71	Yes	Audit Committee NCG Committee	Retired President and CEO, Morehouse School of Medicine	LifePoint Health, Inc.; VALIC Company I and II; Encompass Health Corporation (f/k/a HealthSouth Corporation)
Charles D. McCrary (4)	66	Yes	NCG Committee (Chair)	Retired President and CEO, Alabama Power Company
James T. Prokopanko	64	Yes	NCG Committee Risk Committee	Retired President and CEO, The Mosaic Company	Vulcan Materials Company; Xcel Energy Inc.
Lee J. Styslinger III (2)	57	Yes	Audit Committee Risk Committee	Chairman and CEO, Altec, Inc.	Vulcan Materials Company; Workday, Inc.
José S. Suquet (3)	61	Yes	CHR Committee Risk Committee	Chairman, President, and CEO, Pan-American Life Insurance Group

(1)	Corporations subject to the registration or reporting requirements of the Exchange Act, or registered under the Investment Company Act of 1940.

(2)	Audit Committee Financial Expert.

(3)	Risk management expert.

(4)	Lead Independent Director.

*	Alabama Power Company has no publicly traded common stock but does issue public debt and preferred stock.

**	Protective Life Corporation has no publicly traded common stock but does issue public debt.

Our Board recommends that you vote “FOR” all 13 nominees standing for election.

10	2018 Proxy Statement

PROXY SUMMARY

Current Board Composition
The composition of our current 14-member Board represents a diverse set of experiences, expertise, and attributes:

Based on information provided as part of this year’s year-end Director questionnaire, the following represents the number of our 13 current independent Directors with considerable or extensive experience in areas that are critical to Regions’ operations, which are further discussed on page 27. Information regarding each Director nominee’s “top skills” can be found within their individual biographies on pages 30 through 36.

Independent Director Skills
Number of Directors
13
12
11
10
9
8
7
6
5
4
3
2
1
Banking and Financial Services
Business Operations and Technology
Corporate Governance
Environmental and Sustainability Practices
Executive Compensation and Benefits
External Affairs, PR, Marketing, or Stockholder Engagement
Growth and Innovation
HR/Human Capital Management
Information/Cyber Security
Regulatory or Compliance
Risk Management
Strategic Planning

2018 Proxy Statement	11

PROXY SUMMARY

Corporate Governance (page 38)

Our Board works with executive management to ensure we are not only in compliance with laws and regulations, but are keeping pace with the constantly changing corporate governance landscape. For example, we believe Regions is in compliance with ISG Corporate Governance Principles for U.S. Listed Companies that went into effect at the beginning of 2018. Doing so also helps provide oversight and guidance for sound decision-making and accountability. We must hold ourselves to high standards when it comes to corporate governance, ethics, and risk management. This requires that we solicit input and feedback from many different stakeholders, both internally and externally.
Information about our corporate governance stockholder engagement, environmental and social practices, culture, Code of Conduct, Director independence, transactions with related persons, cybersecurity, and Committee information, among other topics, can be found in the Corporate Governance section of this proxy statement.
Proposal 2 — Ratification of Auditors (page 65)

We are asking our stockholders to ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for 2018. Below is summary information with respect to fees paid by us for services provided by EY during 2017 and 2016.

	2017	2016
Audit fees	$6,728,474	$6,148,610
Audit related fees	391,273	397,708
Tax fees	249,310	78,811
All other fees	303,815	235,506
Total fees	$7,672,872	$6,860,635

The Board recommends you vote “FOR” this proposal.
Proposal 3 — Advisory Vote on Executive Compensation (page 68)

We are asking stockholders to cast a non-binding advisory vote on our executive compensation program. Please review our Compensation Discussion and Analysis (“CD&A”), which begins on page 70, for a description of the actions and decisions of the CHR Committee during 2017 regarding our compensation programs, as well as the accompanying compensation tables and related narrative. Last year our stockholders approved executive compensation with more than 96 percent of the votes cast in favor of the proposal.
The Board recommends that you vote “FOR” this proposal.
2018 Executive Officers
Our current executive officers are listed below.

Name	Age	Position
O. B. Grayson Hall, Jr.	60	Chairman and Chief Executive Officer
David J. Turner, Jr.	54	Chief Financial Officer
Fournier J. Gale, III	73	General Counsel and Corporate Secretary
C. Matthew Lusco	60	Chief Risk Officer
John B. Owen	57	Head of Enterprise Services and Consumer Banking
John M. Turner, Jr.	56	President
Brett D. Couch	54	Head of Corporate Real Estate and Procurement
Barb Godin	64	Chief Credit Officer
C. Keith Herron	54	Head of Corporate Responsibility and Community Engagement
William E. Horton	66	Head of Commercial Banking
Ellen S. Jones	59	Head of Strategic Performance and Alignment
David R. Keenan	50	Head of Human Resources
Scott M. Peters	56	Head of Consumer Banking Group
William D. Ritter	47	Head of Wealth Management Group
Ronald G. Smith	57	Head of Corporate Banking Group

12	2018 Proxy Statement

PROXY SUMMARY

Executive Compensation

Although total reported compensation for our CEO declined in 2017 as compared to last year, this was the result of a smaller change in pension value for the year. Our CEO’s direct compensation, as well as the compensation for our other Named Executive Officers (“NEOs”), increased in 2017 as compared to 2016. The increase in compensation reflects our improved operating results in 2017, which was our strongest performing year since 2007. The following information is an overview of the compensation decisions made in 2017 and the performance-based nature of those decisions:

•
In December 2017, Regions named Mr. John Turner President of the Company. Mr. Turner is now included in this proxy statement as an NEO. Mr. Turner joined Regions in 2011 after serving as president for another financial institution and led our South Region before assuming responsibility for our Corporate Banking Group over three years ago. Mr. Turner, while serving as Head of Corporate Banking Group, did an exemplary job of diversifying the Corporate Banking Group’s revenue through investments in people, products, and capabilities; fostering teamwork and the execution of our relationship strategies; and reshaping the business to improve profitability returns and effective use of capital while strengthening credit quality and overall risk management. This promotion is an example of Regions’ ongoing talent management process, which ensures our Company develops its executives to assume greater responsibility and provides continuity of management.

•
After reviewing NEO target pay levels in early 2017, the CHR Committee decided to leave our CEO’s base salary and short term incentive target unchanged from the previous year. Other compensation decisions for our NEOs are described in the CD&A.

•
Annual short term incentive target opportunities for our NEOs remained consistent, with no change from 2016 to 2017. Diligent execution of our strategic plan yielded above-target corporate results for the year at 158 percent of our target expectations. Accordingly, the 2017 annual cash bonus payments for each of our NEOs increased over payments made in 2016.

•	While long-term incentive targets remained unchanged for three of our NEOs, Mr. Hall and Mr. J. Turner each received an increase to their individual long-term incentive targets.

•
Long-term incentive grants issued for the year continue to constitute the largest portion of direct compensation for our NEOs, which is consistent with our philosophy to create a strong tie between NEO and stockholder financial interests through sustaining positive performance over a multi-year period. Consistent with prior grants, the long-term incentives granted in 2017 include three components:

1.	Performance Stock Units (“PSUs”) that do not vest for three years and for which the ultimate value and amount are based on the future performance of the Company.

2.	Performance Cash Units that do not vest for three years and for which the ultimate value and amount are based on the future performance of the Company.

3.	Restricted Stock Units (“RSUs”) that do not vest for three years and are subject to maintaining certain safety and soundness criteria.

The chart below shows the 2017 compensation for Regions’ Chairman and CEO, O. B. Grayson Hall, Jr., and other NEOs, as a group, in each case expressed as a percentage of total direct compensation.

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PROXY SUMMARY

2017 Compensation Overview Table
			Long-Term Awards($)
Name	Principal Position	Salary	Stock Awards	Non Equity LTI Granted (Cash)	Annual Incentive	Total
O. B. Grayson Hall, Jr.	Chairman and Chief Executive Officer	$1,000,000	$3,558,511	$1,800,000	$2,985,500	$9,344,011
David J. Turner, Jr.	Chief Financial Officer	$664,200	$790,790	$400,000	$1,140,806	$2,995,796
John B. Owen	Head of Enterprise Services and Consumer Banking	$680,600	$790,900	$400,000	$1,191,297	$3,062,797
John M. Turner, Jr.	President	$600,000	$790,790	$400,000	$1,039,896	$2,830,686
C. Matthew Lusco	Chief Risk Officer	$584,250	$790,790	$400,000	$1,003,486	$2,778,526

The table above illustrates how the CHR Committee viewed NEO compensation for 2017. It differs from the Summary Compensation Table required by the SEC and included in the section Compensation of Executive Officers beginning on page 91 of this proxy statement. The principal differences can be summarized as follows:

•
The table above provides the entire value of the long-term incentive grants made to NEOs in 2017 through the “Long-Term Award” section. The annual grant consisted of three equal parts, RSUs, PSUs, and Performance Cash Units. Both the stock and non-equity (cash) portion of the 2017 grant is reflected in this table and is considered 2017 compensation by the CHR Committee.

•
Under rules established by the SEC, the Summary Compensation Table required to be included with our CD&A reports only the portion of the long-term incentive grant delivered in the form of stock equivalents in the year granted. Cash awards from the 2017 grant will not be reflected in the Summary Compensation Table until the year they are earned, which, for 2017 grants, will be in 2020. Similarly, the Summary Compensation Table reports the value of the cash performance portion of the 2015 long-term incentive grant in the “Non-Equity Incentive Compensation” column because the performance period for that award ended as of December 2017. As described on page 81, the 2015 performance grant was earned at 100 percent of target. The value of this award is not included in this alternative table because it is considered by the CHR Committee to be compensation awarded for 2015 although subject to future performance criteria.

•	The Summary Compensation Table reports the change in pension value and nonqualified deferred compensation earnings, as well as all other compensation.
For more detail, refer to the CD&A beginning on page 70 of this proxy statement.
Proposal 4 — Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation (page 69)

In addition to the advisory vote on our executive compensation program, we are also asking stockholders to cast a non-binding advisory vote on the frequency of future advisory votes on our executive compensation program. Our last frequency vote was held in 2012 at which time the stockholders recommended an annual Say-on-Pay vote, and the Board affirmed that recommendation. We are once again asking our stockholders on how frequently we should hold future Say-on-Pay votes. You may vote to have the Say-on-Pay vote every year, every two years, or every three years.
The Board recommends that you vote “EVERY YEAR” on this proposal.

14	2018 Proxy Statement

QUESTIONS AND ANSWERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING & OTHER INFORMATION
Who is entitled to vote at the meeting, and what are my voting rights?

The Board set February 26, 2018, as the Record Date for the annual meeting. If you were a stockholder of record at the close of business on the Record Date, you are entitled to vote at the meeting.
As of the Record Date, 1,122,744,800 shares of our common stock were issued and outstanding and, therefore, eligible to be voted at the meeting. Holders of our common stock are entitled to one vote per share; therefore, a total of 1,122,744,800 votes are entitled to be cast at the meeting. There is no cumulative voting.
Holders of our Depositary Shares, each representing 1/40th interest in a share of our Non-Cumulative Perpetual Preferred Stock, Series A (the “Class A Depositary Shares”) or representing 1/40th interest in a share of our Non-Cumulative Perpetual Preferred Stock, Series B (the “Class B Depositary Shares”), are not entitled to vote at the annual meeting.
How many shares must be present to hold the meeting?

A majority of the outstanding shares of Regions common stock must be present, in person or by properly executed or otherwise documented proxy, to constitute a quorum at the annual meeting.
Abstentions and Broker non-votes will be counted for the purpose of determining whether a quorum is present. We urge you to vote promptly by proxy, even if you plan to attend the meeting, so that we will know as soon as possible that enough shares will be present for us to hold the meeting.
What is a proxy statement, and what is a proxy?

In accordance with the federal securities laws and the regulations of the SEC, a proxy statement is a document we give to you, or provide you access to, when we are soliciting your vote.
A proxy is your designation of another person to vote your shares. Fournier J. Gale, III, our General Counsel and Corporate Secretary, and Hope D. Mehlman, our Chief Governance Officer, Assistant General Counsel, and Assistant Corporate Secretary, have been designated as the proxies to cast the votes of our stockholders at our 2018 Annual Meeting.
What is Notice and Access?

Notice and Access is an SEC rule that allows us to furnish our proxy materials over the Internet instead of mailing paper copies of those materials to each stockholder. As a result, beginning on or about March 12, 2018, we will send most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials over the Internet and vote online.
The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares. If you received a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to in the notice.

Since 2012, when we started distributing our annual meeting materials under the SEC’s “Notice and Access” rule, we have printed roughly 90 percent fewer Proxy Statements and Annual Reports on Form 10-K each year, helping us reduce our carbon footprint and impact on the environment.

How can I access Regions’ proxy materials and annual report electronically?

This proxy statement, the Company’s 2017 Annual Report on Form 10-K, and the Chairman’s Letter are available on the Investor Relations section of www.regions.com and at www.proxyvote.com, as set out in the Notice of Internet Availability of Proxy Materials.
How do I sign up for electronic delivery of proxy materials?

Most stockholders can elect to view our future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

2018 Proxy Statement	15

QUESTIONS AND ANSWERS

You can choose to receive future proxy statements and annual reports electronically by following the prompt that will appear if you choose to vote through the Internet. Stockholders who choose to view future proxy statements and annual reports through the Internet will receive an email with instructions containing the Internet address of those materials, as well as voting instructions, approximately four weeks before future meetings.
If you have not already done so, we ask you to consider signing up to receive these materials electronically in the future by following the instructions after you vote your shares over the Internet. Enrolling in future electronic delivery of these materials reduces Regions’ printing and mailing expenses and environmental impact.

Benefits of Accessing Annual Meeting Materials Online
Immediate receipt of the proxy statement, Annual Report on Form 10-K, and related materials	It saves Regions and its stockholders money by eliminating the costs of printing and postage
Online proxy voting	Electronic documents are more convenient than paper
You will receive less mail and will not have to worry about misplacing your paper materials	It is much better for the environment
If you elect to view our proxy statement and annual report electronically and vote your proxy through the Internet, your enrollment will remain in effect for all stockholder meetings until you cancel it. To cancel, registered stockholders should visit
http://enroll.icsdelivery.com/rf and follow the instructions to cancel your enrollment. If you hold your shares in street name, check the information provided by your Broker for instructions on how to cancel your enrollment.
If at any time you would like to receive a paper copy of the proxy statement or annual report, please email investors@regions.com, call 205-264-7040, or write to:
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
Attention: Investor Relations
What is the difference between being a “stockholder of record” and a “street name” holder or “beneficial owner”?

If your shares are registered directly in your name with Computershare, our transfer agent, you are considered the “stockholder of record” with respect to those shares. If your shares are held by a Broker, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in street name, you will have the opportunity to instruct your Broker how to vote your shares. Street name stockholders may only vote in person if they have a legal proxy.
What is the deadline for voting?

If You Are:	And You Are Voting by:	Your Vote Must Be Received:
A stockholder of record	Mail or in Person	Prior to the annual meeting
	Internet, mobile device, or telephone	By 11:59 p.m. ET on April 24, 2018
A street name holder	Mail or in Person	Prior to the annual meeting
	Internet, mobile device, or telephone	By 11:59 p.m. ET on April 24, 2018
A participant in Regions 401(k) Plan	Mail	By April 22, 2018
	Internet, mobile device, or telephone	By 11:59 p.m. ET on April 22, 2018
How do I vote?

If you have the ability to vote online, we encourage you to record your vote through the Internet to reduce corporate expenses. The deadline for voting by telephone or through the Internet is 11:59 P.M., Eastern Time on April 24, 2018. If you vote by mail, your proxy card must be received by April 24, 2018. If your shares are held in nominee or street name, you may vote your shares before the meeting by phone or over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials you received or, if you received a Voting Instruction Form from your Broker, by mail after completing, signing, and returning the form you received. You should check your Voting Instruction Form to see if Internet or telephone voting is available to you. Although most Brokers offer telephone and Internet voting, availability and specific processes will depend on the Broker’s voting arrangements. See the Notice of Internet Availability of Proxy Materials or Voter Instruction Form for available options.

16	2018 Proxy Statement

QUESTIONS AND ANSWERS

Stockholders of record, and most beneficial stockholders, have several ways to vote:

To vote with your mobile device (tablet or smartphone), scan the Quick Response Code that appears on your proxy card or Notice of Internet Availability of Proxy Materials (may require free software).
To vote over the Internet, visit www.proxyvote.com and enter your 16-digit control number that appears on your proxy card, email notification, or Notice of Internet Availability of Proxy Materials.
To vote by telephone, call 1-800-690-6903 and follow the recorded instructions. If you vote by telephone, you also will need your 16-digit control number that appears on your proxy card.

If you request printed copies of the proxy materials be sent to you by mail, vote by proxy by filling out the proxy card and return it in the envelope provided to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Additionally, you may vote in person at the annual meeting. We will collect the ballots prior to the vote being finalized.
How do I vote shares held in the Regions 401(k) Plan?

If you are a participant in the Regions 401(k) Plan, you may direct the 401(k) Plan trustee how to vote your shares. Under the terms of the 401(k) Plan, the 401(k) Plan trustee votes all shares held by the 401(k) Plan, but each participant may direct the trustee how to vote the shares of Regions common stock allocated to his or her 401(k) Plan account. If you own shares through the 401(k) Plan and do not submit voting instructions, the 401(k) Plan trustee will vote the shares in favor of Proposals 1, 2, and 3 and “Every Year” for Proposal 4. To vote your shares held in the 401(k) Plan, follow the instructions above by 11:59 P.M., Eastern Time on April 22, 2018.
How do I vote shares held in the dividend reinvestment plan?

If you are a participant in the Computershare Investment Plan for Regions Financial Corporation (the “Dividend Reinvestment Plan”), the proxy card or electronic voting instructions cover all shares allocated to your account under the plan. If you do not return your proxy card, or vote by telephone or over the Internet, your shares in the Dividend Reinvestment Plan will not be voted. To vote your shares held in the Dividend Reinvestment Plan, follow the instructions above.
Can I change my vote after submitting my proxy?

If you voted over the Internet or by telephone, you can change your vote by voting again over the Internet or by telephone before 11:59 P.M., Eastern Time on April 24, 2018.
You can revoke your proxy at any time before the vote is taken at the annual meeting by submitting written notice of revocation or a properly executed proxy of a later date to our Corporate Secretary or by attending the annual meeting and voting in person.
Written notices of revocation and other communications about revoking a proxy should be addressed to:
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
Attention: Fournier J. Gale, III, Corporate Secretary
If your shares are held in street name, you should follow your Broker’s instructions regarding the revocation of proxies.
What if I do not specify how I want my shares voted?

If you requested printed copies of the proxy materials and sign and return your proxy card without giving specific voting instructions, your proxy will be voted in accordance with the Board’s recommendations.
Our telephone and Internet voting procedures do not permit you to submit your proxy vote without specifying how you want your shares voted.

2018 Proxy Statement	17

QUESTIONS AND ANSWERS

How will my shares be voted if I don’t provide my proxy and don’t attend the annual meeting?

If you are a stockholder of record and do not provide a proxy or vote in person at the meeting, your shares will not be voted.
If you hold your shares through the Regions 401(k) Plan and do not vote your shares, your shares (along with all other shares in the 401(k) Plan for which votes are not cast) will be voted by the trustee in favor of Proposals 1, 2, and 3 and “Every Year” for Proposal 4 (see above).
If you are a participant in the Dividend Reinvestment Plan and do not vote, your shares in the plan will not be voted.
If you hold your shares in street name and do not give your Broker instructions on how to vote your shares, your Broker may not vote on any proposal other than Proposal 2 (the ratification of appointment of EY as our independent registered public accounting firm for 2018).
Who pays the expenses of this proxy solicitation?

Our proxy materials are being distributed by our Board in connection with the solicitation of proxies for our annual meeting. We pay the entire cost of soliciting your proxy, including the cost of preparing, assembling, printing, mailing, or otherwise distributing the Notice of Internet Availability of Proxy Materials and these proxy materials, as well as soliciting your vote. In addition to solicitation of proxies by mail, we request that Brokers send proxies and proxy materials or Notice of Internet Availability of Proxy Materials to the street name/ beneficial owners of Regions common stock and secure their voting instructions. We will reimburse Brokers for their reasonable expenses in taking those actions.
We have made arrangements with Innisfree M&A Incorporated to assist us in soliciting proxies and have agreed to pay $15,000, plus reasonable and customary expenses, for these services. If necessary, we also may use several of our associates, without additional compensation, to solicit proxies from Regions stockholders, either personally or by telephone, facsimile, email, or letter, on Regions’ behalf. If you have any questions or need assistance voting your shares, please contact Innisfree M&A Incorporated:

Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022.
Stockholders may call Innisfree toll-free: 1-888-750-5834.
Brokers may call Innisfree collect: 1-212-750-5833.
Who counts the votes?

We have engaged Broadridge Financial Solutions, Inc. to count the votes represented by proxies and cast in person by ballot and to act as Inspector of Election. A representative from Broadridge will be present at the annual meeting.
When will the Company announce the voting results?

We will announce the preliminary voting results at the annual meeting. The Company will report the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the annual meeting.
What were the voting results of the 2017 Annual Meeting?

At Regions’ annual meeting held in 2017, the stockholders elected Regions’ 14 Director nominees, ratified the appointment of EY as the independent registered public accounting firm for 2017, and approved executive compensation (“Say-on-Pay”). The following is a summary of the voting on each matter presented to our stockholders last year:

Eligible Votes	1,205,568,693
Total Voted	1,040,221,395	86%
Broker Non-Votes	157,036,812	13%

18	2018 Proxy Statement

QUESTIONS AND ANSWERS

Proposal	Votes “For”	Proposal	Votes “For”
Carolyn H. Byrd	99.24%	Susan W. Matlock	98.61%
David J. Cooper, Sr.	98.21%	John E. Maupin, Jr.	98.41%
Don DeFosset	98.04%	Charles D. McCrary	97.01%
Samuel A. Di Piazza, Jr.	99.15%	James T. Prokopanko	99.62%
Eric C. Fast	99.69%	Lee J. Styslinger III	97.54%
O. B. Grayson Hall, Jr.	96.19%	José S. Suquet	99.26%
John D. Johns	98.95%	Ratification of Selection of Auditors	98.43%
Ruth Ann Marshall	99.61%	Say-on-Pay	96.49%
Who can attend the annual meeting, and what are the rules for admission or voting at the meeting?

Only stockholders as of the Record Date or their authorized legal proxies are permitted to attend the annual meeting in person. Before being admitted to the meeting, you must present a valid, government-issued photo identification.
If you hold your shares through a Broker and you wish to vote in person at the meeting, you will need to bring a legal proxy to the meeting, which you must request through your Broker. Note that if you request a legal proxy, any proxy with respect to your shares previously executed by your Broker will be revoked and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.
You also must bring proof of your stock ownership as of the Record Date, such as the Admission Ticket appearing on your proxy card, the Notice of Internet Availability of Proxy Materials, or provide one of the alternative forms of meeting admission documentation, as applicable to you, listed below.

Stockholder of Record	Beneficial (Street Name) Holder	Proxy for Stockholder of Record	Proxy for Street Name/Beneficial Holder
Admission Ticket appearing on your proxy card or the Notice of Internet Availability of Proxy Materials; OR	Your Notice of Internet Availability of Proxy Materials; OR	A valid, written legal proxy naming you as proxy, signed by the stockholder of record; AND	A valid and assignable written legal proxy naming you as proxy; AND
The electronic e-mail addressed to you from ProxyVote.com; OR	Your Voting Instruction Form for the 2018 Annual Meeting from your Broker; OR	The stockholder of records’ admission ticket appearing on the proxy card or Notice of Internet Availability of Proxy Materials; OR	The legal proxy is signed by the street name holder’s Broker; AND
Verification at the registration desk that your name is listed in Regions’ list of stockholders of record as of the Record Date.	A letter from your Broker confirming you owned Regions’ common stock as of the Record Date.	Verification at the registration desk that the stockholder is listed in Regions’ list of stockholders as of the Record Date.	One of the forms of meeting admission documentation in the name of the street holder that would be required to admit the street holder to the annual meeting.
At the entrance to the meeting, we will inspect your identification and admission documentation. If you do not have a (i) valid, government-issued photo identification and (ii) an admission ticket or one of the other forms of proof listed above showing that you owned, or unless you are legally authorized to act as proxy for someone who owned, shares of our common stock as of the Record Date, you will not be admitted to the meeting. The annual meeting will begin at 9:00 A.M., local time. Please allow ample time for the admission procedures described above. Admission to the annual meeting will be on a first-come, first-served basis as there is limited seating available. There may also be limited parking available as well.
Individuals with a disability requesting assistance should contact Regions’ ADA Manager, Kathy Lovell by email at kathy.lovell@region.com, by phone at 205-264-7495 or toll-free at 1-800-370-5087, or by Regions’ telecommunications device for the hearing impaired and the deaf (TTY/TDD) toll-free at 1-800-374-5791.
For security reasons, no large bags, backpacks, briefcases, or packages will be permitted in the annual meeting, and security measures will be in effect to provide for the safety of attendees. The use of any electronic devices such as cameras (including mobile phones with cameras), recording devices, smartphones, tablets, laptops, and other similar devices is strictly prohibited.
How do I inspect the list of stockholders of record?

A list of the stockholders of record as of the Record Date will be made available for inspection at our headquarters during ordinary business hours from April 13, 2018, to April 24, 2018, as well as at the annual meeting. If you would like to review the list prior to the annual meeting, please contact the Office of the Corporate Secretary at 1900 Fifth Avenue North, Birmingham, Alabama 35203 to arrange a time for inspection.

2018 Proxy Statement	19

QUESTIONS AND ANSWERS

How do I submit a stockholder proposal for Regions’ 2019 Annual Meeting of Stockholders?

In accordance with the Rule 14a-8 of the Exchange Act, stockholders who wish to present proposals for inclusion in our proxy materials for Regions’ 2019 Annual Meeting of Stockholders must submit their proposals to our Corporate Secretary as follows:
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
Attention: Fournier J. Gale, III, Corporate Secretary
Proposals must be received by November 9, 2018, and must comply, in all respects, with applicable rules of the SEC. As the rules of the SEC make clear, however, simply submitting a proposal does not guarantee its inclusion.
How do I submit a stockholder nomination for the 2019 Annual Meeting of Stockholders using the proxy access provisions of Regions’ By-Laws?

In July 2017, Regions’ Board adopted Article II, Section 8, “Stockholder Nominations Included in the Corporation’s Proxy Materials,” of our By-Laws (“Proxy Access By-Law”). Our Proxy Access By-Law permits a stockholder, or a group of up to 20 stockholders, owning 3 percent or more of the outstanding shares of common stock for at least three years to nominate and include in Regions’ proxy materials nominees constituting up to two individuals or 20 percent of the Board (whichever is greater); provided, however, the stockholders(s) and nominee(s) must satisfy the requirements specified in our Proxy Access By-Law.
Pursuant to our Proxy Access By-Law, to be timely for inclusion in Regions’ proxy materials for our 2019 Annual Meeting, our Corporate Secretary must receive the stockholder’s notice to nominate an individual for election using Regions’ proxy materials between October 10, 2018, and November 9, 2018. Such notice must contain the information required by our Proxy Access By-Law, and the stockholder(s) and nominee(s) must comply with the information and other requirements in our Proxy Access By-Law.
How do I submit a stockholder nomination or other proposal in accordance with Regions’ By-Laws for the 2019 Annual Meeting of Stockholders?

Regions’ By-Laws include provisions requiring advance notice of a stockholder’s nomination of persons for election to the Board or the proposal of other business to be considered by the stockholders, even if not to be included in our 2019 proxy statement.
To be timely outside of Rule 14a-8 of the Exchange Act, such notice must be delivered no earlier than November 9, 2018, and no later than December 10, 2018, for our 2019 Annual Meeting. However, in the event that: (a) the number of Directors to be elected to the Board at the 2019 Annual Meeting is increased by virtue of an increase in the size of the Board and (b) the Company has not publicly disclosed by January 15, 2019, either (i) all of the nominees for Director at the 2019 Annual Meeting or (ii) the size of the increased Board, then such notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it has been delivered no later than the close of business on the 10th day following the first date all of such nominees or the size of the increased Board has been publicly announced or disclosed.

Pursuant to our By-Laws, a stockholder’s notice regarding nomination for election as a Director shall set forth the following information as to each proposed nominee:

•
All information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.

•	A statement signed by the candidate confirming that the candidate:

–	will serve if nominated by the Board and elected by the stockholders;

–	consents to being named in the proxy statement as a nominee;

–	will comply with the Company’s Code of Business Conduct and Ethics, General Policy on Insider Trading, Corporate Governance Principles, and any

other rule, regulation, policy, or standard of conduct applicable to the Directors; and

–
will provide any information required or requested by the Company or its subsidiaries, or banking or other regulators, including, without limitation, all information requested by the form of Directors questionnaire used by the Company.

•
Whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K under the Securities Act, and the relevant listing standards of any exchange where the Company’s equity securities are listed.

20	2018 Proxy Statement

QUESTIONS AND ANSWERS

As to the proposal of business that the stockholder proposes to bring forth before the meeting (other than nominations of persons for election to the Board), such stockholder’s notice must include:

•	The text of the proposal to be presented, including the text of any resolutions to be proposed for consideration by stockholders;

•	A brief written statement of the reasons why such stockholder favors the proposal; and

•	Any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.
Any notice regarding nominations for Director or other proposal of business must include the following information:

•	As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

–	The name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner;

–	A representation that the stockholder is a holder of the Company’s voting stock (including the number and class or series of shares held);

–	With respect to nominations, a disclosure of any hedging or other arrangement with respect to any shares of the Company’s stock (including any short position on or any borrowing or lending of shares of stock) made by or on behalf of the stockholder (i) to mitigate loss to or manage risk of stock price changes for the stockholder or (ii) to increase or decrease the voting power of the stockholder; and

–
With respect to nominations, a description of all arrangements or understandings among the stockholder and the candidate and any other person or persons (naming such person or persons and including any person that may be deemed to be acting in concert with such stockholder under applicable federal or state securities or banking laws) pursuant to which the proposal is made by the stockholder.

•
The names and addresses of any other stockholders or beneficial owners known to be supporting such nomination or proposal of business by the proposing stockholder on whose behalf the nomination or proposal is made.

Proposals should be addressed to our Corporate Secretary as follows:
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
Attention: Fournier J. Gale, III, Corporate Secretary
Forward-Looking Statements

This proxy statement, other reports filed by Regions Financial Corporation under the Exchange Act and any other written or oral statements made by us or on our behalf to analysts, investors, the media, and others, may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results, or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements.
You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information, or otherwise, except as may be required by law.
See also the reports filed with the Securities and Exchange Commission, including the discussions under the “Forward-Looking Statements” and “Risk Factors” sections of Regions’ Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.
Information not incorporated into this Proxy Statement

Information contained on our website at www.regions.com is not and shall not be deemed to be a part of this proxy statement by reference or otherwise incorporated into any other filings we make with the SEC, except to the extent we specifically incorporate it by reference.

2018 Proxy Statement	21

OWNERSHIP OF REGIONS COMMON STOCK

OWNERSHIP OF REGIONS COMMON STOCK
As of the Record Date, Regions had issued 1,163,777,476 shares of common stock, of which 1,122,744,800 shares were outstanding and 41,032,676 shares were held as treasury stock. Treasury stock cannot be voted.
Stockholders are entitled to one vote for each share on all matters to come before the annual meeting. Only common stockholders of record at the close of business on the Record

Date will be entitled to vote at the annual meeting or any adjournment or postponement thereof.
Holders of our Preferred Stock are not entitled to vote at the annual meeting. As of the Record Date, 20,000,000 Class A Depositary Shares and 20,000,000 Class B Depositary Shares were issued and outstanding.

Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of our common stock by any stockholder known to us to own more than 5 percent of the outstanding shares of our common stock as of the Record Date. The number of shares and percentage of our outstanding Common Stock indicated in the table are as reported by the respective stockholder in its most recent Schedule 13G filed with the SEC:

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Common Shares	Percent of Class
BlackRock, Inc. (and subsidiaries) (1) 55 East 52nd Street New York, New York 10055	90,160,202	7.8%
State Street Corporation (and subsidiaries) (2) One Lincoln Street Boston, Massachusetts 02111	65,106,339	5.61%
The Vanguard Group, Inc. (and subsidiaries) (3) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	130,460,232	11.24%

(1)
This information was derived from the Schedule 13G/A filed on January 23, 2018, by BlackRock, Inc. and subsidiaries, which states that BlackRock, Inc. has sole voting power over 79,425,082 shares and sole dispositive power over 90,160,203 shares as of December 31, 2017, which constitutes 7.8% of our outstanding common stock as of the Record Date.

(2)
This information was derived from the Schedule 13G filed on February 14, 2018, by State Street Corporation and subsidiaries, which states that State Street Corporation has shared voting and shared dispositive power over 65,106,339 shares as of December 31, 2017, which constitutes 5.61% of our outstanding common stock as of the Record Date.

(3)
This information was derived from the Schedule 13G/A filed on February 12, 2018, by The Vanguard Group, Inc. and subsidiaries, which states that The Vanguard Group, Inc. has sole voting power over 1,632,580 shares, shared voting power over 251,289 shares, sole dispositive power over 128,605,602 shares, and shared dispositive power over 1,854,630 shares as of December 31, 2017, which constitutes 11.24% of our outstanding common stock as of the Record Date.

Security Ownership of Directors and Executive Officers

The following table presents information about beneficial ownership of Regions equity securities as of the Record Date by Regions’ Directors and executive officers. Unless otherwise indicated, each person has sole voting and investment power over the indicated shares. A person is deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days from the Record Date. Shares that could be acquired by a person upon the exercise of options within 60 days from the Record Date are deemed outstanding for the purpose of computing the percentage of the class of Common Stock owned by that person, but not for computing the percentage ownership of any other person.
Most of the Directors have elected to defer receipt of some or all of the cash compensation they are due for services on the

Board under the Directors’ Deferred Stock Investment Plan (“DDSIP”). Each Director’s deferred amounts are credited as notional shares of Regions Common Stock as of the time of deferral and will be settled in actual shares of common stock at the end of the deferral period. Therefore, the ultimate value of the amounts deferred are tied to the performance of Regions common stock.
As of the Record Date, the Directors and executive officers, as a group, were credited with 4,312,780 notional shares of common stock, which are included in the table as additional information in the “Additional Underlying Units” column. These may include notional shares allocated under the DDSIP, share equivalents held in the Regions Supplemental 401(k) Plan, Restricted Stock Units (“RSUs”), or Performance Stock Units (“PSUs”).

22	2018 Proxy Statement

OWNERSHIP OF REGIONS COMMON STOCK

Name of Beneficial Owner	Shares of Common Stock (1)	Number of Shares Subject to Exercisable Options	Total Number of Shares Beneficially Owned	Percent of Class	Additional Underlying Units (2)	Total Shares Beneficially Owned Plus Additional Underlying Units
Current Directors including Nominees for Director
Carolyn H. Byrd	72,534	0	72,534	*	54,367	126,901
David J. Cooper, Sr.	196,364	7,000	203,364	*	19,382	222,746
Don DeFosset	99,127	7,000	106,127	*	15,570	121,697
Samuel A. Di Piazza, Jr.	12,314	0	12,314	*	6,621	18,935
Eric C. Fast (3)	105,637	0	105,637	*	98,756	204,393
O. B. Grayson Hall, Jr.	449,945	282,019	731,964	*	1,104,168	1,836,132
John D. Johns (4)	41,373	0	41,373	*	70,418	111,791
Ruth Ann Marshall	80,084	0	80,084	*	67,026	147,110
Susan W. Matlock	32,453	7,000	39,453	*	112,089	151,542
John E. Maupin, Jr.	59,512	7,000	66,512	*	70,461	136,973
Charles D. McCrary	115,335	7,000	122,335	*	197,496	319,831
James T. Prokopanko	12,314	0	12,314	*	0	12,314
Lee J. Styslinger III	101,810	7,000	108,810	*	155,031	263,841
José S. Suquet	30,110	0	30,110	*	4,618	34,728
Other Named Executive Officers (See Summary Compensation Table on pages 91-93)
David J. Turner, Jr. (5)	135,219	59,822	195,041	*	269,809	464,850
John B. Owen (6)	180,778	128,191	308,969	*	236,216	545,185
John M. Turner, Jr. (7)	195,997	134,523	330,520	*	196,685	527,205
C. Matthew Lusco	89,475	0	89,475	*	245,626	335,101
Directors and executive officers as a group (28 persons)	3,167,130	1,935,200	5,102,330	*	4,312,780	9,415,110

*	Less than 1 percent

(1)	Includes share equivalents held in the Regions 401(k) Plan.

(2)	Additional underlying units may include notional shares allocated under the DDSIP, share equivalents held in the Regions Supplemental 401(k) Plan, RSUs, or PSUs.

(3)	Includes 20,000 shares held in a grantor retained annuity trust.

(4)	Includes 1,349 shares held by his spouse, as to which he disclaims beneficial ownership, and 1,661 shares held in an IRA.

(5)	Includes 1,808 shares held by his spouse, and 575 shares held for his children.

(6)	Includes 180,778 shares held jointly with spouse.

(7)	Includes 192,089 shares held jointly with spouse.
No change-in-control of Regions occurred during 2017, meaning that no person or group has acquired the ability to direct or cause the direction of management and policies of Regions through the ownership of voting securities, by contract, or otherwise, and no arrangements are known to Regions that may at a later date result in such a change-in-control of Regions.

2018 Proxy Statement	23

OWNERSHIP OF REGIONS COMMON STOCK

Stock Ownership Guidelines and Holding Period Requirements

We require our Directors and executive officers to own shares of our common stock because the Board believes having a financial stake in Regions aligns their interests with those of the stockholders. Our Board has adopted robust stock ownership guidelines that apply to our Directors and executive officers as summarized in the following chart:

Director Stock Ownership Guidelines
Non-management Directors are expected to own shares of Regions common stock with a value equal to or in excess of 5 times the value of the cash portion of their annual retainer.

Until such time as the minimum level of stock ownership is achieved, the Director shall be required to retain 50 percent of the after-tax net shares acquired as a part of any compensatory arrangement, unless granted an exception by the NCG Committee upon showing a hardship or other special circumstances.

Executive Officer Stock Ownership Guidelines
Executive officers are required to own Regions common stock having a value that is a specified multiple of base salary. The multiple varies based on the tier designation, which in turn reflects the executive officer’s level of responsibility and compensation. In 2017, the Board increased the minimum holding amount for our CEO to 6 times base salary. Other NEOs is 3 times base salary.

Until such time as the minimum level of stock ownership is achieved, the executive officer shall be required to retain 50 percent of the after-tax net shares acquired as a part of any compensatory arrangement, unless granted an exception by the CHR Committee upon showing a hardship or other special circumstances.

Shares counted toward the Directors’ ownership include shares purchased on the open market; shares obtained through option exercises; share equivalents held under any Director’s deferred stock plan; restricted shares awarded; and shares obtained through any other sources. Shares counted toward the executive officers’ ownership include shares owned without restriction; unvested restricted stock or restricted stock units (restricted stock or restricted stock units, the number of which is subject to determination based on future performance are not included); shares (or share equivalents) held in the executive officer’s name in a qualified or nonqualified retirement or deferred compensation plan; and shares held in trust for the benefit of the executive officer or his or her immediate family members.
Currently, each Director, other than Messrs. Di Piazza and Prokopanko, who became members of the Board in November 2016, meet the Director Stock Ownership Guidelines. See the table on page 88 of this proxy statement further describing the Stock Ownership Guidelines for our CEO and each of the other NEOs, including their compliance with the guidelines.
Anti-Hedging and Anti-Pledging

We believe it is inappropriate for any Director, executive officer, or associate to enter into speculative transactions in Regions equity securities, and therefore, our General Policy on Insider Trading prohibits all hedging transactions and short sales of Regions securities, as well as transactions in puts, calls, or other derivative securities.

In addition, our General Policy on Insider Trading, which is reviewed and approved annually by the NCG Committee, prohibits all our Directors and executive officers from purchasing Regions securities on margin or holding them in a margin account, borrowing against any account in which Regions equity securities are held, or pledging Regions equity securities as collateral for a loan.
Section 16(a) Beneficial Ownership Reporting Compliance

Regions’ Directors, executive officers, Controller, and, to the extent required by SEC rules, beneficial owners of more than 10 percent of a registered class of Regions equity securities, are subject to Section 16(a) of the Exchange Act, which requires them to file reports of ownership and changes in ownership of Regions stock with the SEC. We assist our Directors, executive officers, and Controller in complying with these requirements. The reporting persons are required to furnish us copies of all Section 16(a) forms they file, and we are required to disclose in this proxy statement the failure to file these reports by any reporting person when due.

Based solely on a review of the forms filed during, or with respect to, fiscal year 2017 and written representations from each reporting person, we believe that our Directors, executive officers, and Controller filed all required reports on a timely basis.

24	2018 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS

PROPOSAL 1 — ELECTION OF DIRECTORS
What am I voting on?

You are voting on a proposal to elect 13 nominees for a one-year term as Directors of the Company.
What vote is required to approve this proposal?

Each nominee requires the affirmative “FOR” vote of a majority of the votes cast for or against the nominee. Abstentions and Broker non-votes have no effect on the vote results.
What does the Board recommend?

The Board unanimously recommends that you vote “FOR” each nominee standing for election as Director. The nominees are:

Carolyn H. Byrd	Susan W. Matlock
Don DeFosset	John E. Maupin, Jr.
Samuel A. Di Piazza, Jr.	Charles D. McCrary
Eric C. Fast	James T. Prokopanko
O. B. Grayson Hall, Jr.	Lee J. Styslinger III
John D. Johns	José S. Suquet
Ruth Ann Marshall
How often are the members elected, and what is the composition of the Board?

All Directors are elected annually. Our Board currently has 14 members.

Board Composition
Independent Directors	93%
Fewer than 10 Years of Board Tenure	50%
Gender, Racial, Ethnic, or Sexual Orientation Diversity	36%
CEO Experience	86%
Current Other Public Company Board Experience	71%
Under our Corporate Governance Principles, each Director should retire immediately prior to the call to order of the annual stockholders’ meeting of the Company following his or her 72nd birthday. We would like to thank David T. Cooper, who is retiring from our Board, having reached the mandatory retirement age. We appreciate his dedicated service and contributions and will miss his commitment and valuable perspectives.
As permitted by our By-Laws, the Board has determined that, effective at the annual meeting, the Board will consist of 13 members to be elected for a term of one year expiring at the 2019 Annual Meeting. Any Director vacancies created between annual meetings (such as by a current Director’s death, resignation, removal, or an increase in the number of Directors) may be filled by a majority vote of the remaining Directors then in office. Any Director appointed in this manner would hold office until the next election.
What if a nominee is unable or unwilling to serve?

All nominees have consented to serve for the upcoming one-year term, so this is not expected to occur. If, however, a nominee is unable or unwilling to serve and the Board does not elect to reduce the size of the Board, shares represented by proxies will be voted for a substitute candidate nominated by the Board.
What if a nominee does not receive a majority of votes cast?

Under our By-Laws, each of the 13 nominees will be elected if a majority of the votes cast at the annual meeting at which a quorum is present are voted in favor of the nominee. This means that the number of shares voted “For” a nominee must exceed the number of shares voted “Against” the nominee. Shares voting “Abstain” and Broker non-votes will have no effect on the election.

2018 Proxy Statement	25

PROPOSAL 1-ELECTION OF DIRECTORS

Under the Corporate Governance Principles, an incumbent nominee who fails to receive a majority of the votes cast with respect to the election must submit his or her resignation. The NCG Committee will consider the resignation and any factors it deems relevant in deciding whether to accept the resignation and recommend to the Board the action to be taken. The Director whose resignation is under consideration will abstain from participating in any decision regarding his or her resignation.
The Board will take action within 90 days following certification of the stockholder vote unless such action would cause us to fail to comply with requirements of the NYSE or the securities laws, in which event we will take action as promptly as practicable while continuing to meet such requirements.
The Board will promptly disclose its decision and the reasons for the decision in a Current Report on Form 8-K filed with the SEC. If the resignation is not accepted, the Director will continue to serve until the next annual meeting and until the Director’s successor is duly elected and qualified.
What criteria were considered by the NCG Committee in selecting the nominees?

The NCG Committee is charged with identifying and evaluating individuals to be recommended to the Board and are believed to be qualified to become Directors. The NCG Committee will consider and assess candidates consistent with criteria established by the Board and set forth in the Corporate Governance Principles and will take into consideration such pertinent issues and factors bearing on the qualifications of candidates in light of such criteria. The NCG Committee may, from time to time, use its authority under its charter to retain a professional search firm to help identify candidates. During 2017, the NCG Committee engaged a professional search firm to assist in identifying and compiling information regarding potential nominees.

The Corporate Governance Principles affirm that the Board will seek members from diverse professional and demographic backgrounds, who combine a broad spectrum of experience and expertise with a reputation for integrity, to ensure that the Board maintains an appropriate mix of skills and characteristics to meet the needs of the Company.

Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions they can make to the Board and the Company. Although we do not have a formal policy with respect to Board diversity, the NCG Committee actively considers diversity, including gender and ethnic diversity, in its recruitment and nomination of individuals for directorship, and diversity is one component of the Board’s annual self-evaluation. To ensure full flexibility in choosing candidates for nomination, there is no formal process for implementing the nomination policy.
In addition to the items specified in the Corporate Governance Principles, the NCG Committee considers the technical and professional skills that these nominees have gained through their leadership roles. Such skills may include, but are not limited to, experience or acumen in strategic planning or strategy development; information/cyber security; risk management; human resources/human capital management;

business operations and technology; environmental and sustainability practices; executive compensation and benefits; corporate governance; growth and innovation; external affairs, public relations or marketing and/or stockholder engagement; banking and financial services; and regulatory or compliance.
The NCG Committee considers a wide breadth of factors and characteristics when evaluating nominees. With respect to the 2018 nominees, the NCG Committee selected candidates who possess the highest personal and professional ethics, integrity, and values. Candidates must also be committed to representing the long-term interests of Regions stockholders. In addition to reviewing each candidate’s background and accomplishments, the NCG Committee assessed candidates for directorship in the context of the current composition of the Board and Regions’ evolving needs. The NCG Committee further sought to ensure that the Board reflects a range of talents, ages, skills, diversity, and expertise sufficient to provide sound and prudent guidance and oversight with respect to Regions’ operations and interests.
The NCG Committee also considered the number of boards on which the candidates already serve. Leadership and outside board experience are two of the many qualities considered by the NCG Committee when selecting nominees. Of the ten nominees standing for election who currently serve on an outside public company board, nine of those nominees chair committees and two serve as the lead independent director on their outside boards. Although the Board values the experience and knowledge gained through service on other boards, the Board also requires that its members be able to dedicate the time and resources necessary to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and Committee meetings and the annual meeting.
It is the Board’s policy that at all times at least a substantial majority of its members meet the standards of independence promulgated by the SEC and the NYSE, and as set forth in the Corporate Governance Principles.

26	2018 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS

The following are some key qualifications and skills the NCG Committee considered in evaluating the nominees.

Experience or Acumen	Description
Banking and financial services
The banking and financial services industry has inherent risks, challenges, and opportunities that are unique to this industry. It is important that the Board have Directors who understand these facets of our industry.

Business operations and technology
It is important to have members on the Board who are knowledgeable and possess experience in business operations and technology so that we are able to improve our processes, services, and products to provide the best customer experience possible, as well as reduce operational risk as we meet the challenges of the fast-moving digital environment.

Corporate governance
The Board is responsible for shaping the Company’s corporate governance priorities and structure, which must be transparent and responsive to our stockholders. The Board must have Directors with experience in keeping up with and understanding constantly changing corporate governance trends and policies.

Environmental and sustainability practices
As a public company, Regions must be cognizant of the environmental footprint we leave and continue our efforts to reduce the environmental impacts of our operations. Directors who have a significant understanding of environmental issues or issues involving sustainability are better situated to oversee and advise management with respect to these important issues.

Executive compensation and benefits
When properly structured, executive compensation and benefits discourage imprudent risk taking that could harm the Company and/or customers, while simultaneously acting as a business driver and ensuring alignment with long-term stockholder interests. It is important for the Board to have Directors who understand and have experience with the various types of executive compensation and benefits options that may be employed to achieve this balance.

External affairs, public relations or marketing and/or stockholder engagement
As a customer-centric public company, Regions regularly communicates with our customer base.  In addition, from time to time, the Board may need to engage with stockholders and investors. This may take the form of one-to-many types of communications, or it may involve one-on-one engagements. It is important for us to have Directors who are adept at communicating on a large scale, as well as individually.

Growth and innovation
As part of our strategic planning process, we must continually consider ways to expand our customer base, reach underserved areas, and develop new products and services that could best serve our customers’ needs. The Board must have Directors with an understanding of how to foster growth and innovation.

Human resources/human capital management
Talent management is important at all levels of an organization, but it is particularly critical with respect to succession planning for senior executives. Having human resources and human capital management experience represented on the Board is important to ensuring appropriate succession planning.

Information/cybersecurity
As a financial institution, we are trusted with sensitive nonpublic information, which we are expected to protect. The safekeeping of our customer, associate, and Company data is of paramount importance. Directors with experience in implementing, establishing, or overseeing information security systems and protocols are better able to guide the Company through this constantly changing landscape.

Regulatory or compliance
The banking and financial services industry is highly regulated. Regions is subject to both federal and state regulators. Having Directors who understand the regulatory environment and with experience engaging with regulators is critical to the Company.

Risk management	Robust risk management is a critical aspect of operating within the financial sector, and the Board must include Directors who are very familiar with risk management processes.
Strategic planning or strategy development experience
Directors who understand how to strategically plan for the future of the Company, both in the short- and long-term, are better able to oversee and advise management with respect to the formulation and execution of the Company’s strategic planning.

2018 Proxy Statement	27

PROPOSAL 1-ELECTION OF DIRECTORS

 The following are some of the personal attributes that each nominee is expected to possess:

Commitment	The ability to commit the time necessary to function as an effective Director by attending on-site meetings in person.
Constructive Questioner	The preparedness to ask questions and challenge management and peer Directors in a constructive and appropriate way.
Contributor and Team Player	The ability to work as a member of a team and demonstrate the passion and time to make a genuine and active contribution to the Board.
Critical and Innovative Thinker	The ability to critically analyze complex and detailed information, readily distill key issues, and develop innovative approaches and solutions to problems.
Effective Listener and Communicator
The ability to:
•    listen to and constructively and appropriately debate other people’s viewpoints;
•    develop and deliver compelling arguments; and
•    communicate effectively with a broad range of stakeholders.

Ethics and Integrity
A commitment to:
•    understanding and fulfilling the duties and responsibilities of a Director and maintaining knowledge in this regard through professional development;
•    putting Regions’ interests before any personal interests;
•    being transparent; and
•    maintaining Board confidentiality.

Financially Literate	The ability to read and understand fundamental financial statements and make appropriate decisions.
Influencer and Negotiator	The ability to negotiate outcomes and influence others to agree with those outcomes, including an ability to gain stakeholder support for the Board’s decisions.
Leader	The ability to: • appropriately represent Regions; • set appropriate Board and organizational culture; and • make and take responsibility for decisions and actions.
Unbiased	The ability to represent all stockholders and not a particular interest group.
The individual Director biographies that follow provide additional information about each nominee’s experiences, qualifications, and skills.
A stockholder who wishes to recommend a candidate for consideration by the NCG Committee may do so at any time by submitting such recommendation to the Corporate Secretary as follows:
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
Attention: Fournier J. Gale, III, Corporate Secretary
How is the Board membership refreshed?

Our Board and NCG Committee maintain a robust process in which the members focus on identifying, considering, and evaluating potential Board candidates. The NCG Committee leads this process by considering prospective candidates. In identifying appropriate candidates, with support from an independent search firm, other independent Directors, stockholders, and Regions associates, the NCG Committee conducts a thoughtful evaluation focused on aligning a diversity of skills, experience, and characteristics, of our Board with the strategic development of the Company.
The NCG Committee and Board undertake a thorough review and vetting process before any candidate is recommended to the Board. During this process, the NCG Committee and Board consider many different aspects pertaining to the candidate, such as skills and expertise brought to the Board, other boards on which the candidate sits, diversity, including gender and ethnic diversity, and any potential conflicts or interests with respect to appointing a candidate to the Board.

28	2018 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS

The following shows our board refreshment process:

NCG Committee Oversight

Identification of Candidates		Assessment, Interviews, and Discussions		Recommendation and Appointment		Onboarding
The NCG Committee reviews candidates identified by:
•    Independent Directors,
•    An independent search firm,
•    Stockholders,
•    Our people, and
•    Other sources.
The independent search firm uses criteria given by the Board as a basis to locate candidates that complement the skills currently represented on the Board.
ð
The NCG Committee considers:
•    The key qualifications and personal attributes expected of Directors,
•    Due diligence research conducted on the candidate,
•    Input from other independent Directors following interviews with the candidate, and
•    The candidate’s availability for Board service.
ð
Upon recommendations from the NCG Committee, the Board determines whether to appoint the candidate and optimal Committee placement.

The NCG Committee, in making its Committee assignment recommendation, typically considers assigning new Directors to the Audit Committee or the Risk Committee within the first two years of joining the Board.
ð
Regions’ comprehensive onboarding program begins with a thorough orientation process that acclimates new Directors to Regions, the Board, and management and involves a combination of written materials, oral presentations, and meetings.
All of this is to provide an understanding of our business, risks, regulatory framework, opportunities, and challenges.

What is the average tenure of the Directors?

Our Directors have a variety of lengths of tenure, with the average tenure being nine years; in fact, half of our current Directors have tenure of fewer than 10 years. The NCG Committee, which is responsible for nominating individuals to the Board, considers tenure, among many other factors, when making its determination with respect to Director nominations.
The NCG Committee believes that Directors are able to become intimately acquainted with all aspects of our business and best direct our course over time. Our longer-serving Directors have vital expertise and institutional knowledge that provide the Board with a better understanding of our business. The NCG Committee believes this knowledge and perspective continues to generate long-term value for all of our stakeholders.
Notwithstanding a Director’s tenure, each Director is evaluated annually by the NCG Committee to ensure he or she continues to possess valuable skills, talents, and expertise necessary for the long-term success of our Company.

Who are this year’s nominees?

The 13 nominees being voted upon at the annual meeting are all Directors standing for re-election. We recognize that board refreshment supports the addition of new ideas, perspectives, independence, and skills to the Board. Near the end of 2016 and at the beginning of 2017, we added three new independent Directors to the Board, each of whom received overwhelming support at the 2017 annual meeting.
The following biographies detail the age and principal occupations during at least the past five years for each nominee; the year the nominee was first elected or appointed, as the case may be, to the Board; and the directorships he or she now holds and has held within at least the last five years with corporations subject to the registration or reporting requirements of the Exchange Act or registered under the Investment Company Act of 1940.
The Board believes that all the nominees are well qualified. Each nominee’s key experiences, qualifications, attributes, or skills that led the Board to conclude that he or she should serve as a Director are subsequently described. There are no family relationships among our Directors and executive officers.
On July 1, 2004, Regions became the successor by merger to Union Planters Corporation and the former Regions Financial Corporation. Several of our Directors were previously members of the boards of directors of the former Regions Financial Corporation. On November 4, 2006, AmSouth Bancorporation was merged with and into Regions. Several of the members of the board of directors of AmSouth Bancorporation joined the Board at that time.
The Directors also serve as the board members of Regions Bank, an Alabama state-chartered commercial bank and wholly-owned subsidiary of Regions.

2018 Proxy Statement	29

PROPOSAL 1-ELECTION OF DIRECTORS

Carolyn H. Byrd Independent Director Since: 2010 Age: 69 Top Skills • Banking and Financial Services • Corporate Governance • Information/Cybersecurity • Risk Management • Strategic Planning
Regions Committees
 • Audit Committee (Chair; Audit Committee Financial Expert)
 Public Directorships
 • Federal Home Loan Mortgage Corporation (“Freddie Mac”)
 Former Public Directorships Held During Past Five Years
• Popeyes Louisiana Kitchen, Inc.
Ms. Byrd is the Chairman and CEO of GlobalTech Financial, LLC, in Atlanta, Georgia, which she founded in 2000. GlobalTech specializes in business process outsourcing and financial consulting.

Skills and Qualifications
Prior to forming GlobalTech in 2000, Ms. Byrd had a long career with The Coca-Cola Company, where she was ultimately appointed Vice President, Chief of Internal Audits and Director of the Corporate Auditing Department. In this position, she provided leadership for the worldwide audits of The Coca-Cola Company. Ms. Byrd served as Senior Account Officer with Citibank, N.A. in New York before joining The Coca-Cola Company.
At Freddie Mac, Ms. Byrd serves on the Compensation Committee and the Risk Committee. She formerly served as Chair of the Audit Committee and as a member of the Nominating and Governance Committee and the Executive Committee at Freddie Mac. She previously served on the Audit Committee and Executive Committee and as Chair of the Corporate Governance and Nominating Committee at Popeyes Louisiana Kitchen, Inc. and on the Audit Committees of Circuit City Stores, Inc., RARE Hospitality International, Inc., and The St. Paul Travelers Companies. Ms. Byrd earned her Bachelor of Science degree from Fisk University and a Masters in Finance and Business Administration from the University of Chicago Graduate School of Business. Ms. Byrd has held many positions in which she was responsible for key managerial, strategic, financial, and operational decisions, and such positions provide significant experience to draw upon in her capacity as a Director of Regions. Her service on the boards of directors of a variety of large public companies, including Freddie Mac, further augments her experience. All of these qualifications make her well qualified to be a member of Regions’ Board.

Don DeFosset
Independent
Director Since:  2005
Age:  69

Top Skills
•    Business Operations and Technology
•    Corporate Governance
•    Executive Compensation and Benefits
•    Information/Cybersecurity
•    Strategic Planning

Regions Committees
 • CHR Committee (Chair)
• Risk Committee
 Public Directorships
• Terex Corporation
• National Retail Properties
• ITT Corporation
Mr. DeFosset served on the board of directors of AmSouth Bancorporation from 2005 to 2006. He is the former Chairman, President, and CEO of Walter Industries, Inc. During the time of his service, Walter was a diversified public company with businesses in water infrastructure products, metallurgical coal and natural gas, home building, and mortgage financing.

Skills and Qualifications
Throughout his career, Mr. DeFosset held significant leadership positions in major multinational corporations, including Dura Automotive Systems, Inc., Navistar International Corporation, and AlliedSignal, Inc. Mr. DeFosset is also active in civic and charitable organizations. He formerly served on Regions’ Audit Committee and was, during his tenure, determined to be an Audit Committee Financial Expert.
At Terex Corporation, Mr. DeFosset Chairs the Governance and Nominating Committee and serves on the Audit Committee. At National Retail Properties, he Chairs the Compensation Committee and serves on the Governance and Nominating Committee. At ITT Corporation, Mr. DeFosset serves on the Compensation and Personnel Committee and Chairs the Nominating and Governance Committee. In addition, he also served on the Audit and Risk Management, Compensation and Human Resources, and Nominating and Corporate Governance Committees of EnPro Industries, Inc. Mr. DeFosset has an Industrial Engineering degree from Purdue University and a Master of Business Administration degree from Harvard University. Having served as Chairman, CEO, and President of Walter, Mr. DeFosset brings extensive management and business experience to Regions’ Board as well as a deep understanding of complex issues concerning public companies. Mr. DeFosset is also able to draw upon his knowledge of the mortgage industry acquired during his tenure at Walter. His service on the boards of directors of a variety of large public companies further augments his experience. All of these credentials make him well qualified to be a member of Regions’ Board.

30	2018 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS

Samuel A.
Di Piazza, Jr.

Independent
Director Since:  2016
Age:  67

Top Skills
•    Business Operations and Technology
•    Banking and Financial Services
•    Environmental and Sustainability Practices
•    Regulatory Compliance
•    Strategic Planning

Regions Committees
 • Audit Committee (Audit Committee Financial Expert)
• CHR Committee
Public Directorships
• AT&T Inc.
• ProAssurance Corporation
• Jones Lang LaSalle Incorporated
Former Public Directorships Held During the Past Five Years
 • DirecTV
Mr. Di Piazza is retired from Citigroup, Inc., where he served as Vice Chairman of the Global Corporate and Investment Bank. Prior to joining Citigroup, Mr. Di Piazza was a partner at PricewaterhouseCoopers, where he served as Chairman and Senior Partner at PwC US and as a member of the firm’s Global Leadership Team. He ultimately served as Global CEO of PricewaterhouseCoopers from 2002 to 2009.

Skills and Qualifications
Mr. Di Piazza serves as the Chair of the Audit Committee at ProAssurance Corporation. At Jones Lang LaSalle Incorporated, he serves on the Compensation Committee and the Nominating and Governance Committee. He serves as Chair of the Audit Committee and as a member of the Executive Committee and the Public Policy and Corporate Reputation Committee at AT&T Inc.
Mr. Di Piazza is extremely active in and serves on the boards of various nonprofit and professional organizations, including the UN Global Compact Board, The Mayo Clinic, and the National September 11th Memorial and Museum. Mr. Di Piazza is a former Trustee of both the Financial Accounting Foundation and the International Accounting Standards Committee Foundation and former Chairman of the World Business Council for Sustainable Development. He has been awarded the Accountant of the Year by the Beta Alpha Psi Society, the Ellis Island Medal of Honor, and the INROADS Leadership Award. Mr. Di Piazza is also co-author of the book, Building Public Trust: The Future of Corporate Reporting. He earned his Bachelor of Science in Accounting and Economics from the University of Alabama and received a Master of Tax Accounting degree from the University of Houston. Mr. Di Piazza’s extensive audit and tax experience, leadership in civic and not-for-profit organizations, including sustainable development organizations, together with his years in banking and other credentials, make him well qualified to be a member of Regions’ Board.

Eric C. Fast

Independent
Director Since:  2010
Age:  68

Top Skills
•    Corporate Governance
•    External Affairs, PR or Marketing and/or Stockholder Engagement
•    Growth and Innovation
•    Human Resources/Capital Management
•    Strategic Planning

Regions Committees
• Audit Committee (Audit Committee Financial Expert)
• Risk Committee
Public Directorships
• Automatic Data Processing, Inc.
• Lord Abbett Family of Funds
Former Public Directorships Held During the Past Five Years
• Crane Co.
From 2001 through January 2014, Mr. Fast served as the CEO for Crane Co., a diversified manufacturer of engineered industrial products. He also served as President of Crane Co. from 1999 through January 2013.

Skills and Qualifications
Prior to joining Crane Co., Mr. Fast worked for Salomon Brothers and later Salomon Smith Barney, where he ultimately was co-head of Global Investment Banking and a member of the firm’s Management Committee. He previously served as Treasurer of MacMillan Inc. and began his career as a commercial lending officer at The Bank of New York.
Mr. Fast currently serves as Chair of the Audit Committee and serves on the Compensation Committee of Automatic Data Processing, Inc.; is a member of the Audit Committee at the privately held National Integrity Life Insurance Company; and is a member of the Proxy Committee, Nominating and Governance Committee, and Contract Committee at The Lord Abbett Family of Funds. He earned a political science degree from the University of North Carolina, Chapel Hill and received a Master of Business Administration in Finance degree from New York University Graduate School of Business. Mr. Fast brings extensive management and business experience to our Board, as well as a deep understanding of complex issues concerning public companies. His service as President and CEO of a large public company further augments his experience. All of these qualifications make him well qualified to be a member of Regions’ Board.

2018 Proxy Statement	31

PROPOSAL 1-ELECTION OF DIRECTORS

O. B. Grayson Hall,  Jr.

Management
Director Since:  2008
Age:  60

Top Skills
•    Banking and Financial Services
•    Business Operations and Technology
•    Information/Cybersecurity
•    Risk Management
•    Strategic Planning

Public Directorships
• Vulcan Materials Company
Former Public Directorships Held During the Past Five Years
• Zep Inc.
Mr. Hall has served as Chairman and CEO of Regions and Regions Bank since May 2013. He also served as President of Regions and Regions Bank from April 2010 through December 2017. He has served as CEO since April 2010.

Skills and Qualifications
Mr. Hall’s banking career started in 1980 as a participant in the management trainee program at AmSouth, which merged with Regions in 2006. He has served in roles of increased responsibility, including head of the Operations and Technology Group from 1993 to 2004 and manager of all lines of business from 2005 to 2006. Mr. Hall was named Head of the General Banking Group in 2006 and, in 2008, was elected Vice Chairman and a member of the Board of Regions. The General Banking Group included all banking offices across Regions’ footprint. His responsibilities also included oversight of several key divisions of Regions. In October 2009, the Board named him President. From October 2009 through March 2010 he served as President and Chief Operating Officer of Regions and Regions Bank. Thereafter, the Board named Mr. Hall CEO effective April 1, 2010. Mr. Hall assumed the additional role of Chairman of the Board in May 2013. He currently serves as the Chairman and CEO. Mr. Hall is also active in civic and leadership organizations.
 Mr. Hall is a Class A Director of the Federal Reserve Bank of Atlanta where he serves on the Audit and Operational Risk Committee. Previously, he was a representative on the Federal Advisory Council of the Board of Governors of the Federal Reserve System. At Vulcan Materials Company, Mr. Hall serves on the Executive Committee, Finance Committee, and is Chair of the Governance Committee. At Alabama Power Company, which is a wholly-owned subsidiary of The Southern Company and has no publicly traded common stock, he Chairs the Compensation Committee. While a director at Zep Inc., he served on the Compensation Committee and the Nominating and Corporate Governance Committee. In addition to a Bachelor’s degree in Economics from The University of the South and a Master of Business Administration degree from the University of Alabama, Mr. Hall is a graduate of the Stonier School of Banking. Mr. Hall’s knowledge of all areas of the Company, together with his years of experience in banking, make him well qualified to be a member of Regions’ Board.

John D. Johns Independent Director Since: 2011 Age: 66 Top Skills • Banking and Financial Services • Growth and Innovation • Regulatory Compliance • Risk Management • Strategic Planning

Regions Committees
 • Risk Committee (Chair; Risk Management Expert)
Public Directorships
 • Genuine Parts Company
• The Southern Company
Former Public Directorships Held During the Past Five Years
 • Protective Life Corporation
Mr. Johns serves as the Executive Chairman at Protective Life Corporation. From 2003 until July 1, 2017, he served as the Chairman and CEO of Protective. In February 2015, Protective became a wholly-owned subsidiary of Dai-ichi Life Insurance Company, Limited, a kabushiki kaisha organized under the laws of Japan, a holding company with subsidiaries that provide insurance and other financial services. Mr. Johns continues to serve on the board at Protective, which is no longer a publicly traded company. (Protective is still a registrant under the securities laws but has no publicly traded common stock.)

Skills and Qualifications
Prior to joining Protective in 1993, Mr. Johns was Executive Vice President and General Counsel at Sonat, Inc. and was a founding partner of the Birmingham-based law firm of Maynard, Cooper & Gale, P.C. He was inducted into the Alabama Business Hall of Fame in 2017.
Mr. Johns Chairs the Audit Committee at The Southern Company. At Genuine Parts Company, he serves as the Lead Independent Director; Chair of the Compensation, Nominating and Governance Committee; and a member of the Executive Committee. At the privately held Protective, he Chairs the Risk, Finance & Investments Committee. Mr. Johns graduated from the University of Alabama and received his Master of Business Administration and Juris Doctorate degrees from Harvard University. Mr. Johns’ background and considerable experience as a senior executive of a large insurance corporation; extensive exposure to complex financial issues at large public companies; leadership in other business, economic development, civic, educational, and not-for-profit organizations; and seasoned business judgment are valuable and make him well qualified to be a member of Regions’ Board.

32	2018 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS

Ruth Ann Marshall

Independent
Director Since:  2011
Age:  63

Top Skills
•    Business Operations and Technology
•    Executive Compensation and Benefits
•    Growth and Innovation
•    Human Resources/Capital Management
•    Strategic Planning

Regions Committees:
 • CHR Committee
• NCG Committee
Public Directorships:
 • ConAgra Foods, Inc.
• Global Payments Inc.
Ms. Marshall served as President, MasterCard North America from 1999 – 2004. From 2004 until she retired in 2006, Ms. Marshall served as President of The Americas, MasterCard International, Inc.

Skills and Qualifications:
At MasterCard, Ms. Marshall was responsible for building all aspects of MasterCard’s issuance and acceptance business in the United States, Canada, Latin America, and the Caribbean. Prior to joining MasterCard in 1999, Ms. Marshall served as Group Executive President of two electronic payment service companies, MAC Regional Network and Buypass Corporation. Upon acquisition of these companies by Concord EFS, Ms. Marshall became Senior Executive Vice President of the combined companies, where she oversaw marketing, account management, customer service, and product development. Ms. Marshall started her career at IBM, where, for more than 18 years, she served in managerial and executive positions. In 2004 and 2005, Ms. Marshall was selected by Forbes.com as one of the “World’s 100 Most Powerful Women.”
At ConAgra Foods, Inc., Ms. Marshall serves as Chair of the Human Resources Committee and serves on the Nominating, Governance and Public Affairs Committee, and the Executive Committee. At Global Payments, Inc., she serves as Chair of the Risk Oversight Committee and serves on the Governance and Nominating Committee. Additionally, she is a former director of American Standard Inc. and privately held companies, Pella Corporation, a building materials manufacturer, and Trustwave Holdings, Inc., an information security company. Ms. Marshall earned her Bachelor of Business Administration in Finance and Master of Business Administration degrees from Southern Methodist University. Ms. Marshall’s background and broad marketing, account management, customer service, and product development experience, as well as significant domestic and international experience in growing business at MasterCard and her service as a director for other publicly traded companies all make her well qualified to be a member of Regions’ Board.

Susan W. Matlock

Independent
Director Since:  2002
Age:  71

Top Skills
•    External Affairs, PR or Marketing and/or Stockholder Engagement
•    Growth and Innovation
•    Human Resources/Capital Management
•    Risk Management
•    Strategic Planning

Regions Committees:
 • CHR Committee
• Risk Committee
Ms. Matlock served on the board of directors of the former Regions Financial Corporation from 2002 to 2004. She retired in March 2014 as President and CEO of Innovation Depot, Inc., an emerging business incubation center in Birmingham, Alabama.

Skills and Qualifications:
Ms. Matlock served for nine years on the board of managers of Ascension Health Ventures, a fund that invests in innovative healthcare businesses. She is a former member of the board of directors of Blue Cross/Blue Shield of Alabama where she served as Chair of the Compensation Committee. Ms. Matlock has served on the boards of various civic, educational, and leadership organizations and remains active in the community. She is past Chair of the National Business Incubation Association and founding Chair of the Alabama Business Incubation Network.
Ms. Matlock began her career as a banker, lending to small businesses and consumers. She has been recognized by the U.S. Small Business Administration as the Financial Services Advocate of the Year for the State of Alabama. She was named as one of the “Top 25 Most Influential People in the Southeast Technology Community” by TechJournal South in 2007. Ms. Matlock earned a Master of Public Administration degree from the University of Alabama at Birmingham and completed an Executive in Residence Program at Harvard Business School. Ms. Matlock’s expertise in technology and healthcare entrepreneurship and innovation, combined with her other experience, make her well qualified to be a member of Regions’ Board.

2018 Proxy Statement	33

PROPOSAL 1-ELECTION OF DIRECTORS

John E. Maupin, Jr.

Independent
Director Since:  2007
Age:  71

Top Skills
•    Business Operations and Technology
•    Corporate Governance
•    Executive Compensation and Benefits
•    External Affairs, PR or Marketing and/or Stockholder Engagement
•    Strategic Planning

Regions Committees
 • Audit Committee
• NCG Committee
Public Directorships
 • LifePoint Health, Inc.
• VALIC Company I and II
• Encompass Health Corporation (f/k/a HealthSouth Corporation)
Dr. Maupin served as the President and CEO of Morehouse School of Medicine from 2006 through June 2014. He also serves as Chair of Regions Community Development Corporation, the Company’s non-profit corporation dedicated to providing technical assistance for affordable housing, small business, and community development initiatives.

Skills and Qualifications
Dr. Maupin has more than 35 years of leadership experience in healthcare administration, public health, and academic medicine. Prior to becoming the President and CEO of Morehouse School of Medicine in 2006, he was the President of Meharry Medical College. His career includes over 22 years serving as a CEO and five years as a Chief Operating Officer. He also served in the United States Army Reserves Dental Corp., retiring in 1997 with over 28 years of service at the rank of lieutenant colonel. Dr. Maupin is a former director of Pinnacle Financial Partners, Inc., a bank holding company, and Monarch Dental Corporation, a dental care management company. He is past president of the National Dental Association and has participated as a member of numerous state and national healthcare task forces, scientific panels, and advisory councils. Dr. Maupin is actively engaged in community service and has received numerous honors and awards.
At Encompass Health Corporation, Dr. Maupin serves on the Nominating/Corporate Governance Committee and the Corporate Compliance and Quality of Care Committee. At LifePoint Health, Inc., he serves as Chair of the Compensation Committee and serves on the Audit and Compliance Committee, the Corporate Governance and Nominating Committee, and the Quality Committee. At VALIC Company I and II, Dr. Maupin serves on the Audit Committee, the Brokerage Committee, and the Governance Committee. Dr. Maupin attended San José State College and received his Doctor of Dental Surgery degree from the School of Dentistry, Meharry Medical College, and earned a Master of Business Administration degree from Loyola College. Dr. Maupin’s extensive managerial responsibilities and insight gained from his broad range of experience make him well qualified to be a member of Regions’ Board.

Charles D. McCrary

Independent
Director Since:  2001
Age:  66

Top Skills
•    Corporate Governance
•    Environmental and Sustainability Practices
•    External Affairs, PR or Marketing and/or Stockholder Engagement
•    Regulatory Compliance
•    Strategic Planning

Lead Independent Director

Regions Committees
 • NCG Committee (Chair)
Former Public Directorships Held During the Past Five Years
• Protective Life Corporation
Mr. McCrary served on the board of directors of AmSouth Bancorporation from 2001 to 2006. From 2001 through February 2014, Mr. McCrary served as the President and CEO of Alabama Power Company, a public utility company, which is a wholly-owned subsidiary of The Southern Company, and served as Chairman of Alabama Power Company until May 2014.

Skills and Qualifications
Mr. McCrary’s career at Alabama Power spanned over 30 years, where he held various positions of increased responsibility within The Southern Company, the parent company of Alabama Power. Mr. McCrary is active in civic, educational, and charitable organizations and formerly served as Chairman of the Economic Development Partnership of Alabama.
Mr. McCrary previously served on Regions’ Audit Committee and, during such service, was determined to be an Audit Committee Financial Expert. Since May 2013, Mr. McCrary has served as Regions’ NCG Committee Chair and Lead Independent Director. Mr. McCrary served on the Corporate Governance & Nominating Committee and the Risk, Finance and Investments Committee at Protective Life Corporation prior to its acquisition by Dai-ichi Life Insurance Company, Limited in 2015. Mr. McCrary previously served on the board of the privately held Mercedes-Benz U.S. International, Inc. Mr. McCrary holds an engineering degree from Auburn University and a law degree from Birmingham School of Law. As the former President and CEO of Alabama Power and with his service as a director of Protective, Mr. McCrary brings a valuable understanding of issues that are unique to a company in a highly regulated industry. Mr. McCrary’s depth of knowledge and experience running regulated companies, as well as his other experience, make him well qualified to be a member of Regions’ Board.

34	2018 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS

James T. Prokopanko

Independent
Director Since:  2016
Age:  64

Top Skills
•    Business Operations and
    Technology
•    Environmental and
    Sustainability Practices
•    Growth and Innovation
•    Risk Management
•    Strategic Planning

Regions Committees
 • NCG Committee
• Risk Committee
Public Directorships
 • Vulcan Materials Company
• Xcel Energy Inc.
Former Public Directorships Held During the Past Five Years
 • The Mosaic Company
Mr. Prokopanko served as Executive Vice President and Chief Operating Officer of The Mosaic Company, one of the world’s leading producers and marketers of concentrated phosphate and potash crop nutrients, from 2006 through 2007 and then as President and CEO from 2007 through 2015. He served as Senior Advisor until his retirement in January 2016.

Skills and Qualifications
Mr. Prokopanko was awarded the Corporate Responsibility Lifetime Achievement Award from the Corporate Responsibility Magazine in 2015 and the Excellence Award from the Center of Excellence in Corporate Philanthropy in 2013. Mr. Prokopanko also co-authored the article “Sustainability as a Compass for Leadership,” which appeared in the November 2017 edition of Supply Chain Management Review.
Prior to joining The Mosaic Company, he served in various senior leadership positions at Cargill, Inc. from 1999 through 2006. At Vulcan Materials Company, he serves as Chair of the Compensation Committee and as a member of the Executive Committee and the Governance Committee, in addition to serving as the lead director. At Xcel Energy Inc., he serves on the Governance, Compensation and Nominating Committee and the Operations, Nuclear, Environmental and Safety Committee. Mr. Prokopanko earned his bachelor’s degree in computer science from the University of Manitoba and a Master of Business Administration from the Ivey Business School at the University of Western Ontario. Mr. Prokopanko’s decade-long career at The Mosaic Company and service as lead director at Vulcan Materials Company have provided him with an in-depth knowledge of environmental risk management in regulated industries. Mr. Prokopanko’s experience in environmental risk management and his various leadership roles make him well qualified to be a member of Regions’ Board.

Lee J. Styslinger III Independent Director Since: 2003 Age: 57 Top Skills • Corporate Governance • Growth and Innovation • Human Resources/Capital Management • Risk Management • Strategic Planning

Regions Committees
 • Audit Committee (Audit Committee Financial Expert)
• Risk Committee
Public Directorships
 • Vulcan Materials Company
• Workday, Inc.
Mr. Styslinger served on the board of directors of the former Regions Financial Corporation from 2003 to 2004. He currently serves as the Chairman and CEO of the privately held Altec, Inc., a leading equipment and service provider for the electric utility, telecommunications, and contractor markets. Altec, which was founded in 1929, provides products and services in over 100 countries throughout the world.

Skills and Qualifications
Mr. Styslinger actively serves on the boards of many educational, civic, and leadership organizations. He was appointed to the President’s Export Council, advising the President of the United States on international trade policy, from 2006-2008 and reappointed beginning in 2017.
At Vulcan Materials Company, he serves on the Finance Committee and the Governance Committee and formerly served on the Compensation Committee and the Safety, Health & Environmental Affairs Committee; at Workday, Inc., he serves on the Audit Committee. Mr. Styslinger received his Bachelor of Arts degree from Northwestern University and earned a Master of Business Administration degree from Harvard University. As Chairman and CEO of Altec, Inc., Mr. Styslinger brings a wealth of management and business experience running a large company in today’s global market. The foregoing qualifications make him well qualified to be a member of Regions’ Board.

2018 Proxy Statement	35

PROPOSAL 1-ELECTION OF DIRECTORS

José S. Suquet Independent Director Since: 2017 Age: 61 Top Skills • Corporate Governance • Executive Compensation and Benefits • Regulatory Compliance • Risk Management • Strategic Planning
 Regions Committees
• CHR Committee
• Risk Committee (Risk Management Expert)
Mr. Suquet currently serves as the Chairman, President, and CEO of the privately held Pan-American Life Insurance Group (“PALIG”), a leading provider of insurance and financial services throughout the Americas. PALIG’s flagship member is New Orleans-based Pan-American Life Insurance Company.

Skills and Qualifications
In December 2016, Mr. Suquet completed his term as a member of the board of directors of the Federal Reserve Bank of Atlanta, where he served as Chairman of the Retail Payments Office Oversight Committee. He also previously served on the board of directors for the Federal Reserve Bank of Atlanta, New Orleans Branch. He is a director at the privately held Ochsner Health System, Louisiana’s largest non-profit, academic healthcare system, where he serves on the Compensation Committee and the Audit and Oversight Committee. He is also on the board of directors of The American Council of Life Insurers.
Mr. Suquet brings a strong background in enterprise risk management and a commitment to innovation and operational excellence. His commitment to the United States’ Hispanic community, product innovation, and sales force expansion have positioned PALIG as the company Hispanics throughout the Americas rely on to protect their financial security and well-being. Prior to joining PALIG, Mr. Suquet held senior management posts in the insurance industry for more than three decades, including serving as Senior Executive Vice President and Chief Distribution Officer of AXA Financial. He is also involved in various professional and industry associations. Mr. Suquet graduated from Fordham University with a Bachelor of Science degree and holds a Master of Business Administration degree from the University of Miami. All of these qualifications make him well qualified to be a member of Regions’ Board.

How are Directors compensated?

The CHR Committee, along with the NCG Committee, periodically review the compensation of the non-management Directors and recommend changes to the Board. In July 2017, these Committees recommended, and the Board approved, changes to the Director Compensation Program. To better align with their fiduciary duties, non-management Directors no longer receive meeting fees, unless certain thresholds are triggered. The following table describes the components of the Director Compensation Program for 2017:

Compensation Element	Compensation Amount
Annual Cash Retainer	$95,000, which may be deferred, at the Director’s option
Annual Equity Retainer	$115,000 in restricted stock granted three business days following the annual stockholder meeting that vests at the next annual stockholder meeting
Board and Committee Meeting Fees
None; However, a meeting fee of $1,500 per meeting will be paid if the number of annual meetings exceeds the threshold of:
Board — 12 meetings
Audit Committee — 10 meetings
CHR Committee — 8 meetings
NCG Committee — 6 meetings
Risk Committee — 6 meetings

Additional Annual Fee for Lead Independent Director	$50,000
Additional Annual Fee for Committee Chairs	$30,000 — Audit Committee $25,000 — CHR Committee $15,000 — NCG Committee $25,000 — Risk Committee $10,000 — Special Committees, as applicable
Additional Annual Fee for Special Committee Members, as applicable	$10,000

Under the DDSIP, a Director may elect to defer receipt of some or all cash compensation. Deferred amounts are credited to a bookkeeping account for the Director, which is designated in notional shares of Regions common stock. Dividend equivalents, if any, are converted to additional notional shares of common stock in the Director’s account. At the end of the deferral period, the Director’s account is settled in actual shares of common stock, plus cash for any fractional share. Receipt and taxability of benefits are deferred until the time of payment in accordance with the payment election made by the Director at the time of the deferral. Most of the Directors have elected to defer receipt of a portion of their cash compensation.

Regions offers a Matching Gifts Program to full-time associates, retirees, and independent Directors. Under this program, Regions matches Directors’ gifts up to $5,000 to qualifying entities.

36	2018 Proxy Statement

PROPOSAL 1-ELECTION OF DIRECTORS

The following table contains information about the compensation paid to the non-management Directors who served during 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Carolyn H. Byrd	128,750	115,000	5,000	248,750
David J. Cooper, Sr.	95,250	115,000	5,000	215,250
Don DeFosset	120,500	115,000	5,000	240,500
Samuel A. Di Piazza, Jr.	99,750	115,000	5,000	219,750
Eric C. Fast	105,250	115,000	2,500	222,750
John D. Johns	114,500	115,000	—	229,500
Charles D. McCrary	176,250	115,000	—	291,250
Ruth Ann Marshall	105,250	115,000	5,000	225,250
Susan W. Matlock	95,250	115,000	5,000	215,250
John E. Maupin, Jr.	99,750	115,000	—	214,750
James T. Prokopanko	93,750	115,000	5,000	213,750
Lee J. Styslinger III	96,750	115,000	—	211,750
José S. Suquet	96,750	141,250	5,000	243,000

(1)
The amounts presented in this column represent the grant date fair value of the 2017 restricted stock award made to all non-management Directors in service on April 25, 2017. The grant date fair value of the restricted stock granted April 25, 2017, was $13.86 per share, for a total grant date fair value of $115,000. All restricted stock awarded April 25, 2017 are scheduled to vest in one lump sum on the date of the 2018 Annual Meeting. Mr. Suquet was appointed to Regions’ Board on January 5, 2017, and received a restricted stock award on January 6, 2017. The grant date fair value of the restricted stock granted on January 6, 2017 was $14.48 per share, for a total grant date fair value of $26,250. The restricted stock awarded January 6, 2017 vested in one lump sum on the date of the 2017 Annual Meeting.

(2)	The amounts presented in this column reflect matching charitable gifts made through the Regions Matching Gifts Program.
The following table sets forth those non-management Directors who served during 2017 and who had stock options or restricted stock outstanding as of December 31, 2017, and the number outstanding as of that date.

Name	Outstanding Stock Options (#)	Outstanding Restricted Stock (#)
Carolyn H. Byrd	—	8,297
David J. Cooper, Sr.	7,000	8,297
Don DeFosset	7,000	8,297
Samuel A. Di Piazza, Jr.	—	8,297
Eric C. Fast	—	8,297
John D. Johns	—	8,297
Charles D. McCrary	7,000	8,297
Ruth Ann Marshall	—	8,297
Susan W. Matlock	7,000	8,297
John E. Maupin, Jr.	7,000	8,297
James T. Prokopanko	—	8,297
Lee J. Styslinger III	7,000	8,297
José S. Suquet	—	8,297

2018 Proxy Statement	37

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE
Overview

Regions’ Board and executive management work together to ensure we are in compliance with laws and regulations, as well as to provide guidance for sound decision-making and accountability. Maintaining legal and regulatory compliance is, however, a minimum standard, and we endeavor to exceed this by keeping pace with the constantly evolving governance landscape. For example, as demonstrated throughout the following sections, we believe Regions complies with the ISG Corporate Governance Principles for U.S. Listed Companies that went into effect at the beginning of 2018. Further, we strive to conduct business according to the highest ethical standards, as evidenced by our Code of Business Conduct and Ethics (“Code of Conduct”). Our associates and Directors take the Code of Conduct seriously and are mindful of our values, in particular, “Do What is Right.” We maintain an environment of openness and take every opportunity to protect our culture by promoting Regions’ values. We do this because it is the right thing to do, and our customers, stockholders, communities, and associates expect it if they are to continue giving us their trust and confidence.
Keeping our core value “Do What is Right” in mind, Regions has implemented a strong corporate governance program, which incorporates many leading practices. For a list of some of our corporate governance practices, see the Quick Information chart before the Table of Contents of this proxy statement.
Publicly Available Documents. The following documents are available on the Investor Relations section of our website at www.regions.com:

•	Code of Ethics for Senior Financial Officers

•	Code of Conduct

•	Corporate Governance Principles

•	Audit Committee Charter

•	CHR Committee Charter

•	NCG Committee Charter

•	Risk Committee Charter

•	Director-Stockholder Engagement Framework Summary

•	Government Affairs Annual Report

•	Corporate Sustainability Report

•	Social Responsibility Report

•	Fair Disclosure Policy Summary
Also available on our website are this proxy statement; 2017 Annual Report on Form 10-K; Chairman’s Letter; Annual Review; information regarding our executive officers, Board members, and Board Committee composition; and instructions on how to contact the Board.
The Company believes that transparency is important to our stockholders. Since 2014, we have voluntarily published on our website our Government Affairs Annual Report, which contains the Company’s Policy on Political Contributions, as well as our activities. There, the Company sets forth a description of our oversight process for political contributions and a summary of contributions. This report also discloses trade association memberships in which $25,000 or more of the dues are allocated for lobbying purposes by the trade association. The Company believes that these disclosures on our website offer transparency with respect to the Company’s public policy advocacy on behalf of stockholders, the Company, our associates, and our customers.
Our annual Corporate Sustainability Report and Social Responsibility Report are also posted on our website. These reports give our customers and other stakeholders a view into actions taken by the Company to steward our resources and to support the communities in which we operate.

Corporate Governance Principles. The NCG Committee periodically reviews our Corporate Governance Principles to maintain effective and appropriate standards of corporate governance. The Board adopted the principles to further its longstanding goal of providing effective governance of Regions’ business and affairs for the long-term benefit of stockholders.
Our Corporate Governance Principles address important governance matters, including, but not limited to:

•	Structure of the Board and its leadership, and the responsibilities and duties of the Lead Independent Director.

•	Director qualification standards, including:

–	Board membership criteria, including the NCG Committee’s consideration of diversity in its recruitment and nomination of individuals for directorship;

–	A description of ordinary course relationships that will not be deemed to impair a Director’s independence;

–	A limit on the number of other public company boards and other audit committees on which Directors may serve; and

–	Our mandatory retirement age of 72.

•	Nomination and selection of new Directors.

•	Director responsibilities and expectations.

•	Board operations, including scheduling meetings and selecting agenda items for meetings.

•	Director access to management and independent advisors.

•	Director compensation.

•	Director orientation and continuing education.

•	Management succession planning.

•	Strategic planning.

•	Annual performance evaluation of the Board, Committees, and individual Directors.

•	Board interaction with stockholders, investment managers, and the press.

•	Communications with the Board.

38	2018 Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance Stockholder Engagement

Commitment to our stockholders is front and center in our mission statement: to achieve superior economic value for our shareholders over time by making life better for our customers, associates, and communities and creating shared value as we help them meet their financial goals and aspirations. We take a long-term view of how we create value, and we take a similar approach to corporate governance stockholder engagement. Regions is committed to constructive and meaningful communications with our stockholders and building ongoing relationships over time.
We do not view engagement with our stockholders as a “check-the-box” phone call or occurring only during proxy season. Instead, we consider proper stockholder engagement to be a continuous relationship throughout the year. Engaging with our stockholders and soliciting their points of view is critical to providing long-term value to all of the Company’s stakeholders.
Regions significantly enhanced its engagement activities in 2016 and continued building on these practices in 2017. At the beginning of 2017, members from the Chief Governance Officer’s group, Investor Relations, and Executive Compensation began executing on our engagement plan by formulating our corporate governance stockholder engagement strategy for the year. During the early summer months of 2017, we reached out to many of our institutional stockholders, which represented approximately 68 percent of Regions outstanding stock held by institutional investors, to solicit their feedback on our executive compensation and corporate governance practices, particularly with respect to board refreshment and environmental and social practices. These conversations yielded constructive feedback and discussions. Stockholders’ opinions expressed during these engagement sessions were summarized and reported to and discussed by senior management and the Board. To further build ongoing relationships and keep our large institutional stockholders abreast of significant corporate governance and Board changes at the Company, we send courtesy copies of our public communications announcing these actions, such as our adoption of proxy access.
Regions also had the opportunity to engage with various stakeholders and other corporate governance professionals at corporate governance events held throughout the year, such as the Council of Institutional Investors’ (“CII”) events, including its biannual conferences and invitation-only executive compensation roundtable; 2018 Corporate Governance Symposium at the John L. Weinberg Center for Corporate Governance; various events sponsored by the Society for Corporate Governance; and the Corporate Secretary’s Corporate Governance Awards. Further, Director Marshall, who currently sits on the NCG Committee, was invited to be a panelist at CII’s 2018 Spring Conference to discuss the critical issue of board oversight of corporate culture, including companies’ sexual harassment and misconduct policies. These events afford us the ability to not only connect with various stakeholders on an individual basis, but also provide us with the opportunity to discuss those corporate governance and stockholder engagement best practices that have been implemented by other leaders within their respective sectors.
The following chart describes our year-round, continuous corporate governance stockholder engagement cycle:

Winter
Associates from the Chief Governance Officer’s group, Investor Relations, and Executive Compensation formulate the corporate governance stockholder engagement plan. We consider ways to enhance the corporate governance stockholder engagement process for both Regions and our stockholders.
The Board and Committees conduct the annual self-evaluation process, which considers, among other topics, feedback from our corporate governance stockholder engagements.
ð
Late Winter/Spring
We publish and make available our proxy statement, Annual Report on Form 10-K, Chairman’s Letter, Government Affairs Annual Report, Social Responsibility Report, Corporate Sustainability Report, and Annual Review.
We hold our annual meeting, which is open to all stockholders as of the Record Date and provides an opportunity to engage with the Company.

ñ
Year-Round In-Person Engagement
In addition to our “formal” engagement process, we engage with stockholders throughout the year at various governance-related events. These engagements are reported to and discussed by the NCG Committee at its next meeting following the engagement.
ò
Summer/Early Fall
Engagement requests are sent to certain institutional stockholders and meetings commence. We encourage stockholders to candidly provide their views on corporate governance issues, including executive compensation practices and ESG. Feedback from these engagements help initiate the following year’s corporate governance stockholder engagement plan.
Information obtained during these engagements is summarized and presented to senior management and the Board for discussion.
ï
Summer
Our Board reviews and discusses the Corporate Governance Principles and the Director-Stockholder Engagement Framework, among other corporate governance documents, to ensure they encompass corporate governance leading practices; support the Company’s goals and strategies; and maximize long-term stockholder value. When making enhancements to our corporate governance documents, we take into consideration the voting results from our annual meeting and other feedback from our corporate governance stockholder engagements.

2018 Proxy Statement	39

CORPORATE GOVERNANCE

The following table demonstrates what we heard from our stockholders during our engagements, how we responded, and the intended outcome:

What We Heard from Stockholders	How We Have Responded	Intended Outcome
Support for ongoing monitoring of Board composition and appropriate Director refreshment, including the recruitment of diverse Directors
The Board appointed Directors Di Piazza and Prokopanko in November 2016 and Director Suquet, who is a diverse Director, in January 2017. All three Directors received overwhelming support at the 2017 Annual Meeting.
In 2016, the NCG Committee enhanced the self-evaluation process to also include individual, confidential conversations between the Chair of the NCG Committee, who also serves as the Board’s Lead Independent Director, and each of the other Directors. The NCG Committee again focused on the self-evaluation process in 2017 to place additional emphasis on outcomes and action plans.

With the addition of new Directors, the Board expects an infusion of fresh perspectives based on these individuals’ diverse backgrounds and experiences.

The enhancements to the self-evaluation process is intended to (i) provide the independent Directors with an additional opportunity to provide candid feedback about Board operations and Director performance and (ii) ensure that the self-evaluation process results in follow-up actions.

Views of and support for proxy access
In July 2017, the Board proactively adopted proxy access. Our proxy access by-law permits a stockholder, or a group of up to 20 stockholders, owning 3 percent or more of the outstanding shares of common stock for at least three years to nominate and include in Regions’ proxy materials nominees constituting up to two individuals or 20 percent of the Board (whichever is greater); provided, however, the stockholders(s) and nominee(s) must satisfy the requirements specified in our By-Laws.
With the addition of proxy access, stockholders have an additional mechanism to nominate exceptionally qualified individuals for directorship.
Increased emphasis on companies’ environmental and social practices and related disclosures
In the summer of 2017, we onboarded a Corporate Social Responsibility (“CSR”) Analyst, whose primary responsibility is to focus on Regions’ practices and disclosures with respect to environmental and social risks and opportunities. One of the first projects undertaken by the CSR Analyst was an evaluation of the environmental and social issues that are the most material to our Company. As part of this process, we solicited feedback from our stockholders to take into account their viewpoints.
We enhanced our proxy disclosures to further explain the steps Regions is taking to protect the environment and support our communities and are enhancing our 2017 Corporate Sustainability Report.

Further increasing our focus on environmental and social practices and disclosures helps ensure we are appropriately managing these risks and opportunities and maintaining transparency with our stockholders. Also, operating in an environmentally and socially responsible manner is the right thing to do for all our stakeholders.

Support for our executive compensation programs
Because stockholders expressed support for the current design of our executive compensation programs both during our engagements and in the annual Say-on-Pay votes, we made no significant plan design changes. We have, however, continued focusing on simplifying and clarifying disclosures where possible.
Ensuring our disclosures are clear, simple, and transparent improves stockholder understanding of the decisions we make and how those decisions are tied to the long-term interests of our stockholders.
As a result of our ongoing engagement with our stockholders, as well as keeping abreast of leading practices, we have taken the following actions:

•	Strengthened our CSR function to ensure that we have the appropriate expertise for analyzing and addressing environmental and social matters and engaging with stockholders to understand their views.

•	Assigned oversight for environmental and social responsibility to the NCG Committee.

•	Brought more balance among our newer, mid-tenured, and seasoned Directors by refreshing the Board and appointing two new Directors at the end of 2016 and one new Director at the beginning of 2017.

•	Adopted proxy access.

•	Established the Office of Associate Conduct, which oversees complaints of harassment and misconduct.

•	Amended the purpose of the Compensation Committee, which was renamed to the “Compensation and Human Resources” Committee, to oversee the development, implementation, and effectiveness of the Company’s strategies and policies regarding its human resources management function.

•	Appointed a Chief Governance Officer in early 2017, who is primarily focused on corporate governance stockholder engagement and Regions’ corporate governance practices.

•
Strengthened the Board’s self-evaluation process by (i) including confidential, individual discussions between the Chair of the NCG Committee, who also serves as the Board’s Lead Independent Director, and each of the other Directors and (ii) placing additional emphasis on follow-up action plans.

•	Revised all Committee charters to incorporate additional risk oversight.

•
Reduced the number of other boards on which certain Directors are permitted to serve to ensure they are able to devote sufficient time and attention to their responsibilities as a Director on our Board.

•	Strengthened the Lead Independent Director’s responsibilities and duties.

•	Made our political spending publicly available.

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•	Enhanced the Director recruitment criteria to incorporate the consideration of diversity, including gender and ethnic diversity, when searching for and evaluating candidates.

•	Created the Director-Stockholder Engagement Framework and provided a summary on our website.

•	Included more detail in certain corporate governance proxy disclosures, such as the Board self-evaluation process, the structure of the Board, and the skills represented on the Board.

•	Included a summary of our strategy and added more detail to our overall performance in the Proxy Summary.

•	Enhanced proxy disclosures with respect to our independent auditor.

•	Enhanced proxy disclosures around executive compensation practices.

A summary of our Director-Stockholder Engagement Framework (“Framework”) is available on the Investor Relations section of our website at www.regions.com. The primary purpose of this Framework, which is overseen and maintained by the NCG Committee, is to provide stockholders with information about our engagement process and to define roles with respect to stockholder engagement. While the Board principally provides oversight, members of management are primarily responsible for engaging with stockholders under the Framework. There are certain topics, however, that may be better addressed by the Board. Generally, in instances when it would be more appropriate for Board members to respond to questions about the Board’s oversight responsibilities, the Lead Independent Director will assume this responsibility.
How to Contact Us:

Chief Governance Officer	Regions Financial Corporation 1900 Fifth Avenue North, Birmingham, Alabama 35203 Attention: Chief Governance Officer
Investor Relations	Regions Financial Corporation 1900 Fifth Avenue North, Birmingham, Alabama 35203 Attention: Investor Relations Investors@regions.com
Corporate Social Responsibility	Regions Financial Corporation 1900 Fifth Avenue North, Birmingham, Alabama 35203 Attention: Corporate Social Responsibility
Board of Directors	Regions Financial Corporation c/o Office of the Corporate Secretary 1900 Fifth Avenue North, Birmingham, Alabama 35203
Lead Independent Director	Regions Financial Corporation c/o Office of the Corporate Secretary 1900 Fifth Avenue North, Birmingham, Alabama 35203 Attention: Charles D. McCrary, Lead Independent Director
Audit Committee of the Board of Directors	Regions Financial Corporation c/o Office of the Corporate Secretary 1900 Fifth Avenue North, Birmingham, Alabama 35203 Attention: Ms. Carolyn H. Byrd, Chair, Audit Committee
Communications between Stockholders and Other Interested Parties and the Board of Directors

The Corporate Governance Principles adopted by the Board include a mechanism for stockholders and other interested parties to communicate with Directors. Matters that deal with the Company’s general business operations are more appropriately addressed by management.
The Corporate Secretary circulates communications to the appropriate Director or Directors, with the exception of those communications that are of a personal nature or not related to the duties and responsibilities of the Board, including without limitation, routine customer service complaints.

The Corporate Secretary maintains a log of any such communications not shared with the Board and this log is provided to the Board on a quarterly basis. In addition, Directors may review any communication upon request. Items such as commercial solicitations, opinion survey polls, new product or service suggestions, employment resumes, job inquiries, and mass mailings are not shared with the Board nor maintained in a log.

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Stockholders and other interested parties may send communications directed to the Board, a Committee, the Chairman, the Lead Independent Director, the independent Directors as a group, or an individual member of the Board by sending a letter with clear notation as “Board Communication” or “Director Communication” to:
Regions Financial Corporation
1900 Fifth Avenue North
Birmingham, Alabama 35203
c/o Office of the Corporate Secretary

Communications regarding customer banking matters should be sent to the following address:
Regions Bank
1900 Fifth Avenue North
Birmingham, Alabama 35203
Attention: Office of Customer Satisfaction

Economic Development and Community Outreach

During 2017, Regions, largely through our dedicated associates, participated in numerous economic development and community outreach projects. We accomplished this through sponsoring various events, corporate and associate charitable giving, and providing thousands of volunteer hours.
Below are some examples of our 2017 activities:

•
Sponsored an Inner City Capital Connections (“ICCC”) conference in Memphis, Tennessee, which serves to educate companies in or near city centers, at no cost to them, on how to access capital to expand their businesses. The event drew over 130 local entrepreneurs for an all-day training designed to help them grow their companies, serve more customers, and hire more people. Regions has been a major sponsor of ICCC programs since 2014.

•	Provided more than 77,000 hours of volunteer work, including approximately 14,000 volunteer hours on financial education.

•
Delivered in-person financial education in classrooms, workplaces, and communities. With more than 1,480 trained facilitators, the Regions at Work® team presented more than 90,000 financial education seminars during the year throughout our footprint.

•
Reached 12,275 high school students and 15,220 college students through the Regions Financial Scholars Program, powered by EverFi. In addition, the Regions Collegiate Financial Education Program provided financial education to 1,125 student athletes.

•	Regions Financial Learning Center, also powered by EverFi, had 15,270 new customers and associates enroll in the online adult financial education.

•	Provided more than 8,000 volunteer hours with Junior Achievement, earning us the President’s Bronze Award.

•	Provided more than 5,400 hours of technical assistance to non-profit organizations across our footprint.

•	Contributed $11.4 million in charitable giving.

•	Contributed $40 million to the Regions Financial Corporation Foundation to support financial education, job training, economic development, and affordable housing.

•	Provided $210,000 in assistance to more than 200 associates through the Regions Associate Relief Program.

•
Working with Operation HOPE, we expanded the number of our HOPE Inside financial empowerment centers that provide cost-free financial education, as well as credit and money management counseling to underserved residents and small-business owners. In 2017, we announced plans to expand our HOPE Inside commitment to 100 locations across our footprint.

•	Continued our What A Difference A Day Makes program, offering every associate an annual day of Company-paid time off to volunteer in his or her community.

•	Continued our annual Share the Good® program, which encourages local Regions’ offices to identify volunteer service opportunities in which we can make a positive difference.

•
Sponsored the 2017 Riding Forward ScholarshipSM Essay Contest, where students submitted essays about an inspirational African American of the student’s choosing. Since 2012, Regions has awarded $764,000 in scholarships to high school and college students who submitted winning essays.

•	Continued expanding our Doing More TodaySM website, regions.doingmoretoday.com, to share stories about the communities we serve and the nonprofit organizations we help.
Regions is also one of the nation’s leading direct investors in Low Income Housing Tax Credit projects. In 2017, Regions invested more than $291 million in such tax credit partnerships, supporting 43 developments that provided 3,528 units of affordable housing for low- and moderate-income individuals and families, all within our footprint. Further, building upon this commitment to provide financing for affordable housing, in October 2016, Regions acquired affordable housing syndication and asset management businesses from First Sterling Financial, Inc.
Each year we publish a Social Responsibility Report to share some of the ways that we support small business growth, job creation, safe and affordable housing, financial education, and volunteerism. Copies of this report are available on the Investor Relations section of the Company’s website.

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Corporate Environmental Sustainability

In addition to community involvement, we understand that we have a corporate responsibility to act in an environmentally responsible manner. This includes the initiatives we support, as well as the lending practices we follow to help mitigate risk. We have taken great strides over the past few years to act as good stewards of our environment.
For example:

•
In 2017, we reduced our electricity consumption by more than 14 percent (34.4 million kWh), using a 2013 baseline*. We achieved this reduction through the implementation of our Energy Management Program and branch/office consolidation. (*This is based on properties where utilities are paid directly by Regions, roughly 83 percent of our portfolio. )

•
The Regions Center in Birmingham, our corporate headquarters, has been Energy Star certified since 2012 after undergoing a full infrastructure upgrade. We continue to adopt energy efficiency best practices, which have reduced the building’s energy consumption by 50 percent and greenhouse gas emissions by 45 percent since 2010.

•	Through office and branch consolidations, and the continued roll out of open floor plan reconfigurations, we reduced our real estate portfolio by approximately 655,000 square feet.

•
During 2017, our associates’ participation in CommuteSmart reduced vehicle miles traveled by 460,589, which reduced air pollution by approximately 230 tons and carbon dioxide emissions by over 280 tons.

•	Our confidential trash program collected approximately 11.4 million pounds of paper and other confidential material. After the paper was shredded, it was recycled in U.S. mills.

•
We are continuously evaluating opportunities to reduce paper use, both by our associates and our customers. Our Print Optimization program and other efforts have resulted in a 25 percent reduction in internal copy paper use since

2014. We are also expanding the adoption of eSignature capabilities across our business units, allowing our customers to electronically review and sign documents.
As a top 20 U.S. bank, Regions provides financial products and services to companies in diverse industries, including energy and natural resources. As a lender, we acknowledge the unique risks and concerns surrounding the environmental and community impact of our lending practices, and we work collaboratively with our clients, communities, and other stakeholders to promote environmentally sustainable and socially responsible business practices.
Regions’ policies require an assessment of each energy client’s compliance with applicable laws, including environmental regulations, as well as their financial capacity and past performance related to community and safety issues. In addition to our expanded underwriting requirements for companies in the energy and natural resources sector, elevated approvals are required from senior Credit executives. Clients who are identified as having heightened environmental or industry risks are underwritten annually and monitored, at a minimum, on a quarterly basis.
Regions has also established industry concentration limits that are approved by the Risk Committee on an annual basis. Individual industry tolerances are approved annually by the Credit Risk Committee. These limits are monitored by the Risk Analytics team who report to the Chief Credit Officer. Exposure is measured on both a total commitment and economic capital basis each quarter and reported to the Credit Risk Committee to ensure that industry exposure remains within risk tolerances.
We also support the development and implementation of clean energy solutions. In 2017, we provided $347 million in funding for 17 individual photovoltaic solar projects located throughout the U.S. with overall generating capacity exceeding 125 MW.
Additional information about our sustainability efforts is provided in our Corporate Sustainability Report available on the Investor Relations section of our website.
Meeting our Customers’ Needs

Six years ago, we revised Regions’ mission to include its purpose: to make life better for all of our stakeholders by creating shared value. This means that what we do at Regions needs to benefit Regions and its stockholders, but also our associates, customers, and the communities in which we operate.
This was the origin of Regions360®. Rather than pursuing cross-selling efforts, we focused on designing and offering products customers needed at lower prices.

Our bankers bring Regions360 to life every day by:
Identifying customers' financial goals and needs through quality conversations
Providing practical and balanced solutions to help meet those goals
Offering financial advice and guidance to help customers make better financial decisions
Introducing expertise by bringing in the right bank partners to help meet complex needs with a “one bank, one team” approach
Offering customers the best client experience possible through relationship teams who are committed and engaged

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We also recognize that the financial needs of the communities we serve are as diverse as the tools required to meet those needs. Therefore, we developed our Regions Now Banking® product to provide lower-priced, more reliable, transparent financial services all under one roof to the unbanked and the underbanked members of the community, who are typically younger and less affluent. These services include check cashing, mobile deposits, bill pay, reloadable prepaid cards, and money remittance.
We also offer the Regions Explore Visa® Credit Card, which is a savings-secured credit card that allows customers who may not otherwise qualify for a credit card to build or rebuild their credit while having access to a traditional credit card at a competitive rate.

We have dedicated resources to financial education as part of our philosophy: the better financially educated our customers are, the more likely they will be financially successful, and this makes it more likely that we have helped to make their lives better. Regions at Work® started as a campaign to offer checking accounts to the employees of our corporate customers, but through the shared value approach, it became a financial education program for those employees. They learn something, and their employer (our customer) likely has a workforce less worried about their personal financial situation and more focused on their work. We win, they win.
Conduct and Culture

Regions’ mission is to achieve superior economic value for our stockholders over time by making life better for our customers, our associates, and our communities and creating shared value as we help them meet their financial goals and aspirations. We foster a culture of ethics through our governance framework—programs and efforts that embed our culture and expectations for behavior throughout the Company.
Our strong culture begins with setting the right “tone at the top” starting with the Board and executive management. In February 2018, the Board expanded the purpose of and renamed the Compensation Committee to the “Compensation and Human Resources Committee”. As part of its expanded purpose, the CHR Committee assists the Board in overseeing the development, implementation, and effectiveness of Regions’ strategies and policies regarding its human resources management function, including, but not limited to, human capital and talent management, management succession (in coordination with the NCG Committee), and diversity and inclusion practices.
The following sections further demonstrate our commitment to ensuring a healthy, strong, and robust corporate culture.
Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers

Good reputations come from relationships that inspire trust. At Regions, we have relationships with associates, customers, vendors, and the communities where we work and live. In every category, Regions must be regarded as trustworthy and fair. By having a strong Code of Conduct, we demonstrate that doing what is right is not just a slogan—it is the way we do business.
Our corporate values are not simply the values of a legal entity; they are values that encompass the ethics and commitment of all Regions associates.
•Put People First
•Do What is Right
•Focus on Your Customer
•Reach Higher
•Enjoy Life
While the Code of Conduct does not address every potential issue or situation, it offers associates guidance. The Code of Conduct is designed to provide guidance and resources to help ensure, among other matters, that:

•	Regions and its associates remain in compliance with all applicable laws and regulations;

•	Regions is a safe and nondiscriminatory place to work and do business;

•	Confidential and proprietary information is protected;

•	Inappropriate gifts or favors are not accepted or given; and

•	Conflicts of interest are avoided.
The Code of Conduct, which is reviewed by the NCG Committee annually, emphasizes Regions’ belief that diversity in our staff is critical to our success, clearly states our commitment to a work environment free from harassment and explains that our “zero tolerance for violence” mandate seeks to prevent the many forms of violence, including, but not limited to, verbal assault and harassment.
The Code of Conduct also contains several provisions that serve to regulate transactions with our associates and Directors and to guide them in avoiding situations that could be viewed as actual or perceived conflicts of interest. For example, the Code of Conduct prohibits activities that could be construed as self-dealing.
So that associates are well-versed in reporting potential violations of the Code of Conduct, whether the potential violation involves sexual misconduct or a prohibited transaction, an entire section is dedicated to the different reporting channels available to associates.
Any material departure from a provision of the Code of Conduct on behalf of an executive officer, a Director, or a Senior Financial Officer (as defined below) may only be waived by the Board, and any such waiver will be promptly disclosed as required by applicable law, rule, or regulation.
To ensure that associates understand the various provisions of the Code of Conduct and how to report potential violations or

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potentially suspicious behavior by customers, associates, or vendors, Regions requires all associates to complete annual “Business Conduct and Ethics” training. This training is assigned to new associates upon their hiring.
Code of Ethics for Senior Financial Officers. Senior Financial Officers are bound by the provisions set forth in the Code of Conduct relating to, among other topics, ethical conduct, conflicts of interest, and compliance with law. The Board has, however, adopted a separate Code of Ethics for

Senior Financial Officers that supplements the Code of Conduct and applies to Regions’ CEO, CFO, and the Principal Accounting Officer and Controller (the “Senior Financial Officers”). This Code of Ethics for Senior Financial Officers may be found on the Investor Relations section of our website at www.regions.com. We will disclose any amendments or waivers with respect to its Code of Ethics for Senior Financial Officers on our website.
Respect in the Workplace

In 2017, numerous high profile individuals across several industries were the subject of highly publicized sexual harassment and misconduct allegations. As news outlets reported on these matters, it became clear that there is work left to do nationwide to create and maintain workplace cultures of respect. We remain confident that we have a strong, positive culture of respect at Regions and that it is the product of adopting sound policies and practices; however, we know we cannot be complacent. Continuing to maintain our culture will require us to remain focused on it.
Our culture is the result of years of a strong “tone at the top” and efforts to create and maintain a robust, effective risk framework that reflects our values, especially the values of “Put People First” and “Do What is Right.” Our Code of Conduct and written policies form the foundation of this framework. Our No-Harassment Policy, which applies to associates, customers, and vendors, clearly defines “sexual harassment” and what conduct is prohibited. This policy states that associates have a duty to immediately report harassment and that reporting harassment is a must at Regions. It also states our commitment to providing a work environment that is free from harassment and that fosters our associates’ ability to devote their full attention and best efforts to their jobs. Regions’ No-Retaliation Policy complements the No-Harassment Policy by strictly prohibiting retaliation against associates who make good faith reports of unethical, unlawful, or illegal conduct. To address the risks created by a consensual relationship between associates, including the risk of sexual harassment, we also have a Personal Relationships Policy that requires associates to report these relationships and confirms that an associate may not occupy a position in the same department as, work directly for, or supervise another associate with whom he or she is involved.
We want our associates to be clear on what our policies prohibit and to feel comfortable reporting violations. As a result, our policy provides multiple examples of what is prohibited at Regions and gives associates three different avenues to make a report, including an anonymous option. We require “Respect in the Workplace” training on a regular basis as a supplement to our “Business Conduct and Ethics” annual training to make sure that associates are familiar with our policies and how they apply in different situations. In 2017, our CEO reminded all associates, of this training and the importance of each associate’s part in creating a respectful workplace.
To ensure that associates are comfortable reporting policy violations, in addition to providing multiple reporting channels, we also protect the confidentiality of complaints to the extent possible. Complaints may be reported via the associate’s

Human Resources representative, our newly-established Office of Associate Conduct (“OAC”), or anonymously by calling the Report It! Hotline or submitting a Report It! complaint online. Regardless of the method used to report a complaint, our OAC is notified and ensures that harassment and misconduct complaints are investigated promptly, effectively, and fairly. This oversight by the OAC helps to ensure that our preventative measures and complaint handling and resolution efforts are effective.
Nearly all companies talk about culture and doing the right thing, at Regions we mean it. It is the heart of all we do. Our actions have yielded positive results in the form of a culture that reflects our values, but we will continue to review our processes and policies to ensure continued effectiveness. We know that maintaining a great culture creates job satisfaction and associate engagement, which promotes collaboration and a commitment to excellence, and it is through this that we are able to create shared value.

What We Have Done
• Our Board has set the “tone at the top” that we maintain a workplace culture where all associates are treated with dignity and respect.
• Expanded the purpose of and renamed the Compensation Committee to the CHR Committee to include human capital management and diversity and inclusion practices.
•    Our CEO periodically sends notices to all associates with messages reinforcing the expectation of a strong, ethical culture and “doing the right thing.” In December 2017, a message was sent to all associates reminding them that our highest priority is to maintain a respectful workplace in which everyone feels free from discrimination, harassment, and inappropriate or unprofessional behavior.

• Our Board has challenged each aspect of our successful anti-harassment program—which includes policies, training, and practices.
• Our newly established OAC will oversee the handling, investigation, and resolution of associate complaints and our Associate Conduct Officer has met with our Directors.
• We reviewed our baseline of sound policies including No-Harassment, No-Retaliation, and Personal Relationships.
• We reviewed our procedures for raising complaints, including our reporting channels to make certain that they will continue to be effective and clear.
•    We reviewed our “Respect in the Workplace” training. This training, which all associates are required to take, supplements our “Business Conduct and Ethics” annual training and explains, among other things, what constitutes sexual harassment and how to report it.

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Report It! Ethics Hotline

We work very hard to have a company that people trust to do the right things for them and truly understand their needs. To keep that trust, we must ensure that we follow our service processes. And if that does not happen, the results can be anything from having an unsatisfied customer to something much worse—for the customer, the Company, and for the individuals involved.
Fraud and abuse are not comfortable topics to discuss, but when it comes to putting our customers first, it is something that we will not and cannot tolerate. Too much is on the line for each associate, our customers, and the Company.
Regions expects associates to raise concerns regarding ethics, discrimination, or harassment matters, and violation or suspected violation of laws or regulations, the Code of Conduct, or other Regions policies or procedures. Regions offers several channels by which associates and others may report ethical concerns, including concerns about accounting, internal controls, or auditing matters. We provide a Report It! Hotline, a toll free number that is available 24 hours a day, seven days a week, 365 days a year. Additionally, associates may also submit a Report It! complaint online confidentially at any time. The Report It! Hotline is highlighted in multiple annual training courses required to be taken by Regions’ associates. Regions uses an outside third party to receive and catalog these complaints, and associates may remain anonymous if they wish. Associates will receive a confidential file number they can use for follow up.
Finally, Regions does not permit retaliation of any kind for good faith reports of ethical violations or misconduct of others. All reports are investigated fully with prompt, effective remedial action taken when appropriate.
Talent Management and Associate Development & Well-Being

We believe that we are only as strong as our associates. This is why one of our strategic priorities is to “Build the Best Team.” In order to build that team, it is necessary for us to identify talent during the recruitment processes and invest in our associates’ professional development once they join Regions. Throughout the year—in fact, throughout an associate’s career—we emphasize professional development through opportunities such as technical, individual, management, and leadership training programs; formal talent and performance management processes; and sustainable career paths. Regions does not want to simply provide jobs. We are one team, focused on investing in the careers, lives, and well-being of our teammates.
Talent management and associate development must evolve with the expectations of the emerging workforce and organizational strategy. An important talent management tool has been, for many years, Regions’ Management Associate Program. This past year we conducted a thorough review of the program and will be making enhancements to improve value to both the bank and the associates who are selected. Starting with a new name, the Emerging Talent Program will focus more on localized, experiential development that will include progress points and ongoing enrichment activities designed to prepare individuals for future roles in the organization. We will continue to recruit within the colleges and universities in the communities we serve while ensuring a commitment to attracting a diverse pool of emerging talent.
In early 2018, we announced that we will be investing in the lives of our associates by raising our entry-level wage to $15 an hour over the course of the year. Already one of our strategic initiatives, the benefits of the Tax Cut and Jobs Act have allowed us to accelerate our plans to increase wages and make this investment sooner than we otherwise would have been able to do.
We do not stop there, however. We recognize that an associates’ well-being is impacted by more than their cash compensation. As such, we provide a comprehensive and competitive benefits program for our associates. Benefits provided include significant Company contributions to health, disability, and life insurance, as well as a robust retirement program. We also recognize that situations and challenges outside of the workplace impact the well-being of our associates. To meet the life needs of our associates, Regions offers a free employee assistance program, health and wellness programs, and financial planning tools to assist associates with their financial and retirement preparations. We believe it is important for our associates to secure their own financial futures as they consistently strive to assist our customers in securing theirs.
All of these components work together to create a culture of engaged associates, focused on our customers and creating value for our stockholders.

Better Life Award. Regions’ Better Life Award is the top honor given to associates at Regions for outstanding dedication and job performance. It is awarded monthly to an associate who is a role model of our values, both at work and in their community. The recipient goes beyond what is required to make life better for a co-worker or customer in a work-related situation and impacts an internal or external customer’s life by providing superior service and the right solution the first time… and every time.

Diversity and Inclusion

We recognize that a diverse and inclusive workforce is essential to achieving and maintaining a thriving company. This commitment is reinforced through our ongoing efforts to reflect,

anticipate, and adapt to the changing demographics of the communities where we live and work. Examples of our efforts and organizational structures include:

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•
In 2017, we created a Human Resources (HR) Diversity Recruiting, Retention, and Development Strategy focusing on ethnic and gender representation throughout our Company and in leadership positions. As part of this strategy, our HR partners developed action plans identifying areas of opportunities with recruiting, retaining, and development while creating measurable goals and increasing accountability.

•
Regions Diversity Network is a cross-section of associates from all levels who work together to advance our comprehensive diversity strategy and create greater multicultural awareness inside Regions. In 2016, we formed four Diversity Network chapters in the Midwest, Texas, South Florida areas, and within the Consumer Lending group. We are preparing to form new chapters across our footprint in 2018.

•	Regions Diversity Advisory Council, composed of academic, community, and business leaders, offers an objective perspective on matters of diversity and inclusion in our workplace and marketplace.

•	We have continued partnerships with the United Negro College Fund and Historically Black Colleges and Universities, providing scholarships and financial education.

•	We publish A Bank for All, our internal newsletter, which focuses on diversity and inclusion.
In addition, our Leaders at All Levels (“LAL”) programs serve as succession management and talent development tools,

which also provide an opportunity for training on Regions’ culture and diversity and inclusion efforts. One component of this training is the “Leadership at Regions: A Culture Conversation” course, which discusses corporate culture generally and Regions’ culture individually and provides associates with the knowledge needed to engage in efforts to strengthen Regions’ culture. Culture is also discussed in the context of collaborative leadership efforts in the “Senior Level Leaders: Leaders at All Levels” materials. One facet of Regions’ desired culture is providing an inclusive environment where all associates are valued and respected for the skills and talents they bring to Regions. To this end, diversity and inclusion training is provided to LAL participants to give them the knowledge and skills needed to support the creation of an inclusive environment. The LAL “Corporate Diversity and Inclusion: Beyond Black and White” training highlights the benefits of an inclusive culture and provides attendees with the tools to foster such an environment. It also encourages a strengths-based approach to associate development, which calls on LAL participants to learn about and hone their individual strengths and to learn about the strengths of their direct reports in order to improve inclusion by satisfying the needs of belonging and acceptance.
Our commitment to diversity and inclusion is supported by our Directors, executive management, and associates. These efforts are also overseen by the CHR Committee. We understand that our strategic approach to diversity and inclusion—inside and outside of Regions—is not only good business, it is the right thing to do for our customers, communities, associates, and stockholders.
Policy on Political Contributions

Regions’ Policy on Political Contributions and Code of Conduct both govern and promote the highest standards of behavior by our Company and our associates with regard to political activities. The policies also ensure compliance with all current applicable federal and state campaign finance laws. Like most public companies, Regions recognizes that decisions made by governmental agencies and lawmakers can have a significant impact on our operations, stockholders, customers, and associates. Accordingly, we monitor and track issues that affect our business and express our views to lawmakers and regulators.
Regions may make corporate political contributions in states where permissible. These contributions may be directed to state party organizations and candidates for statewide offices, state legislatures, and, in rare instances, local offices. Also, where legally permitted, Regions may make independent expenditures or corporate contributions in connection with state and local ballot initiatives and referenda on important policy issues that are likely to impact our business and our stakeholders. Regions does not, however, make contributions to political entities organized under Section 527 of the Internal Revenue Code or to special interest lobbying groups organized under Section 501(c)(4) of the Internal Revenue Code to support political activities, even when legally permissible.
Regions discloses annually its independent expenditures and corporate political giving in the Government Affairs Annual Report on the Investor Relations section of our website.

Board Leadership Structure

Governance plays a critical role at Regions. The Board assumes an active role in providing oversight of, and guidance to, our executive management team and maintaining a strong system of checks and balances. As part of these checks and balances, the Board is responsible for determining the proper Board leadership structure to ensure independent and effective oversight.

Furthermore, our Corporate Governance Principles are comprehensive and continuously reviewed and assessed to keep pace with the constantly changing corporate governance landscape. They address: Board leadership structure; the Lead Independent Director’s responsibilities; Director qualification standards; Director responsibilities and expectations; management succession planning; assessment of Board, Committees, and individual Director performance; strategic planning; Director compensation; Director orientation and

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continuing education; direct access of the Board to management and independent advisors; and more.
Based on the requirements of the NYSE listing standards, our Corporate Governance Principles, and an assessment of current needs, the Board believes that an appropriate leadership structure includes a substantial majority of independent Directors with diverse backgrounds and experiences, extremely capable Committee Chairs, and a strong Lead Independent Director with specific duties. The Board’s current leadership structure meets these attributes.
The Board is presently composed of 14 Directors, 13 of whom are independent. Directors are required to stand for election each year, thus allowing stockholders an annual opportunity to express their views on each Director’s individual performance and contribution. All Committee Chairs and members are independent. Our executive officers benefit from highly experienced, well-informed, and fully engaged Board members who have experience managing a broad range of organizations, both public and private. In addition, many of our Directors have experience in areas such as corporate governance, environmental and sustainability practices, strategic planning, risk management, information/cyber security, business operations and technology, and financial modeling.
We have not adopted a policy mandating the separation of the Chairman and CEO positions. The Board believes that its leadership structure should be flexible to accommodate different approaches based on an evaluation of relevant facts and circumstances as it deems in the best interest of the Company and our stockholders. The Board carefully considers its leadership structure and membership each year in consultation with the NCG Committee.
After undertaking such an evaluation this year, the Board continues to believe that the Company is best served in having a combined CEO and Chairman position, counterbalanced by an independent, strong, and effective Lead Independent Director and independent, accomplished Committee Chairs. The Board has determined that the Company benefits from having its CEO, who is intimately involved with and responsible for managing the Company’s operations and strategy, chair regular meetings of the Board and represent the Company to our stockholders, customers, associates, regulators, communities, and the public. Further, this combined structure bridges management and the Board, thus ensuring unity of vision and that both groups are working efficiently to fulfill the Company’s goals and strategies. This structure also allows the Board to carry out its oversight responsibilities with the full involvement of each independent Director.

Furthermore, this structure is particularly beneficial and effective for Regions because it capitalizes on Mr. Hall’s extensive experience and knowledge of the Company and provides for effective leadership of the Board and Company, while simultaneously providing for robust communication between the Board and management. Moreover, this combination also fosters effective decision-making and clear accountability to the stockholders, customers, and associates concerning the performance of the Company.
Mr. Hall has nearly 40 years of experience with the Company and has been CEO since 2010. Under his leadership, the Company has successfully met a number of challenges. Regions is a large financial institution, and Mr. Hall, with his extensive banking experience, including service on our Board since 2008, and service as President from October 2009 through December 2017, has extensive knowledge, expertise, and experience in all aspects of our current business operations. In the Board’s opinion, Mr. Hall is the best person to understand and clearly articulate to the Board the opportunities and challenges facing the Company, and he also has the leadership and management skills to promote the Company’s values and execute its strategies. Mr. Hall’s service as Chairman provides clarity of leadership and allows the Company to present its vision and strategy effectively with a unified voice.
The Board does not believe this structure hinders Board independence because, under the Corporate Governance Principles, unless there is an independent, non-executive Chairman, the Chair of the NCG Committee, who must be “independent” under the rules of the NYSE, and who is elected by and from the independent Board members, serves as the Lead Independent Director for the Board. The Lead Independent Director provides independent leadership and oversight on challenges and opportunities facing the Board and the Company. Charles D. McCrary has served as the Lead Independent Director since 2013.

Key Lead Independent Director Duties
• Establishes the agenda and presides at executive sessions of the non-management and independent Directors
• Approves meeting agendas for the Board
• Approves meeting schedules to assure that there is sufficient time for discussion of all agenda items
• Follows up on meeting outcomes and management deliverables
• If requested by major stockholders, ensures that he or she is available for consultation and direct communication
• Provides leadership to the Board in a time of emergency or crisis
For a complete list of responsibilities and duties, see our Corporate Governance Principles, which are available on the Investor Relations section of the Company’s website.

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Board, Committee, and Individual Director Evaluation Program

Each year the NCG Committee oversees the self-evaluation process for our Board, its Committees, and individual Directors. This self-evaluation is a necessary process in ensuring the Board and its Committees are best equipped to create superior economic value for the Company’s stockholders.
At Regions, we agree that appropriate Board refreshment and Director succession planning, accompanied by meaningful annual Director evaluations, are the best means to ensure that the Board members are independent, engaged, and productive, and have the relevant experience and expertise to assist Regions as it executes on its strategy.

As a direct result of the 2017 evaluations, the Board:

•	Created a Board refreshment and recruitment plan to ensure the Board has the necessary skills to support the Company’s strategy.

•
Instructed management to enhance Board and Committee meeting materials so as to better facilitate robust communication and discussion among the Directors and with management so that the meetings are more interactive and discussion-based rather than report-oriented.

•	Began scheduling regular joint meetings of the Board’s Risk Committee and Audit Committee to review and discuss overlapping reporting that was being made to each Committee separately.

•	Suggested enhancements to the Director Orientation and Ongoing Education Program.
Additionally, following feedback from stockholders regarding the annual self-evaluation, we have provided additional transparency into the process, as well as the resulting outcomes.
The following sets forth the Board’s self-evaluation process:

①
One-on-One Discussions
Prior to the Board’s and Committees’ full evaluation, the Chair of the NCG Committee, who also serves as the Board’s Lead Independent Director, holds individual discussions with each Director to obtain their candid feedback on Board operations and Directors’ performance.

②	Committee Discussions Each Committee conducts its own self-evaluation on topics that are applicable only to the Committee. Committee self-evaluations are facilitated by each Committee’s Chair.
③
Reporting to the NCG Committee and full Board
Following the one-on-one discussions, the Chair of the NCG Committee provides a verbal summary, as needed and appropriate, to the NCG Committee and full Board prior to its evaluation.

④
Group Discussions
The self-evaluation program assesses the Board’s and Committees’ performance in areas such as:
•     Board and Committee structure, composition, and efficiency;
•     Directors’ ability to carry out key Board responsibilities;
•     Exchanges between the Board and management;
•    Interactions with key stakeholders; and
•    Assessing Board member performance and Committee-level assessment.
Using these topics as a springboard for discussion, the Chair of the NCG Committee facilitates the self-evaluation discussions, during which Directors bring their individual expertise and experience to bear on topics raised. The self-evaluation pays particular attention to the Board’s oversight of Regions’ risk management framework, Board refreshment, and the Board’s ability to take actions and make decisions efficiently and independently from Regions’ management.

⑤
Focus on Outcomes
In 2017, the NCG Committee enhanced the self-evaluation program by placing additional emphasis on outcomes. Following the completion of the self-evaluation process, the Chair of the NCG Committee has the opportunity to meet with the General Counsel and Chief Governance Officer to discuss follow-up items. The NCG Committee and its Chair track follow-up actions, as applicable.

⑥	Incorporate Action Items As appropriate, the follow-up action items are implemented.
⑦	Continually Enhanced Self-Evaluations Any feedback on the self-evaluation process is incorporated into the following year’s evaluation.

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Director Onboarding and Ongoing Education

Director onboarding and ongoing education programs are important components to foster Board effectiveness. The Corporate Governance Principles provide that Directors receive continuing education in areas that will assist them in discharging their duties.
The Board’s Director Onboarding and Ongoing Education Program engages Directors through a mixture of in-house training, outside programs, and on-site activities and includes regular reviews of compliance and corporate governance developments, business-specific learning opportunities through site visits and Board meetings, and briefing sessions on topics that present special risks and opportunities to the Company.
Regions’ comprehensive program begins with Director onboarding activities and includes a thorough orientation process that acclimates new Directors to Regions, the Board, and management. Director onboarding involves a combination of written materials, oral presentations, and meetings with members of the Board, management, and other appropriate associates, and continues over an extended period of time. Topics covered during onboarding may include: Company history; profitability; revenue streams; strategy; risk management, including the risk appetite statement, BSA/AML/OFAC and consumer compliance; and legal and regulatory framework. In general, additional educational sessions are provided to new Directors, as well as any other Directors who would like to attend, the day before the on-site Board Committee meetings commence. In addition, it is typically recommended that new Directors serve on either the Risk Committee or the Audit Committee to help them become acclimated to the Company faster.
Directors are provided information and training on products and services offered by Regions; significant risks and compliance issues; laws, regulations, and supervisory requirements applicable to the Company and its affiliates; corporate governance best practices; changes in the financial services industry; and other topics identified by the Directors.
The Board receives in-house training sessions conducted by leading national law firms and industry-leading audit and consulting firms on various topics, including strategic planning; economic outlook; cybersecurity risks; third party risk management; sales practices; fair lending; CCAR; and BSA/AML/OFAC. During 2017, Directors also attended various external sessions, including conferences sponsored by the Federal Reserve, Harvard Business School, National Association of Corporate Directors, NYSE, Milken Institute, PwC, KMPG, and Spencer Stuart.

Director Independence

To be independent under NYSE rules, our Board must make an affirmative determination that a Director does not have a “material relationship” with Regions (either directly or as a partner, stockholder, or officer of an organization that has a relationship with Regions). Under our Corporate Governance Principles, the Board has determined that a substantial majority of its members must be independent.
Board independence determinations. The Board has affirmatively determined that each Director is an independent Director, other than O. B. Grayson Hall, Jr., Regions’ Chairman and CEO. The following current Directors have been determined by the Board to be independent:

Carolyn H. Byrd	Susan W. Matlock
David J. Cooper, Sr.	John E. Maupin, Jr.
Don DeFosset	Charles D. McCrary
Samuel A. Di Piazza, Jr.	James T. Prokopanko
Eric C. Fast	Lee J. Styslinger III
John D. Johns	José S. Suquet
Ruth Ann Marshall
Approximately 93 percent of Regions’ Directors, as well as all members of the Audit Committee, the CHR Committee, the NCG Committee, and the Risk Committee, are independent directors within the meaning of the listing standards of the NYSE.

NYSE independence tests. The NYSE has bright-line tests that disqualify a Director from being determined to be independent. The following relationships will preclude a Director from being considered independent for a period of three years:

•	The Director is employed by Regions.

•	The Director has an immediate family member who is an executive officer of Regions.

•	The Director or an immediate family member has received in a year more than $120,000 in direct compensation from Regions (not including certain permitted payments such as Director and Committee fees).

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•	The Director or an immediate family member has certain relationships with Regions’ external or internal auditors.

•	The Director or an immediate family member is employed as an executive officer of another company and a Regions executive officer serves on that other company’s compensation committee.

•
The Director is a current employee, or an immediate family member is a current executive officer, of a company that made payments to, or received payments from, Regions in an amount that exceeds the greater of $1 million or 2 percent of the applicable company’s consolidated gross revenues.

Corporate Governance Principles guidance regarding independence. Although none of the NYSE’s bright-line tests are applicable to our current non-management Directors, the Board must still consider all circumstances surrounding any existing relationship between Regions and a Director to determine whether a material relationship exists outside of the bright-line tests.
To aid in conducting this evaluation, our Corporate Governance Principles describe relationships and transactions that, in the absence of unusual facts and circumstances, would not impair a Director’s exercise of independent judgment or compromise the oversight role that an independent Director is expected to perform, and therefore, presumptively are not material:

•
The Director or an immediate family member has a customer relationship with Regions that is established and administered by Regions in the ordinary course of business, on terms and conditions not more favorable than those afforded by Regions to other similarly situated customers.

•
If the Director or immediate family member has a loan or extension of credit, and that loan was made or credit was extended on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and involved no more than the normal risk of collectability and presented no other unfavorable features.

•	If Regions employs an adult family member of the Director in the ordinary course of business in a capacity other than as an executive officer.

•
The Director’s or immediate family member’s interest in a transaction results solely from service as a director (or comparable position) of another company that is a party to the transaction or from the beneficial ownership of less than 10 percent of the other entity’s equity.

•
The transaction is one where the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

In applying this guidance, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

If a Director has a relationship that would be deemed non-material under our guidelines for independence, but meets one of the NYSE’s bright-line tests, the NYSE test governs and the Director will not be treated as independent.
Board independence considerations. The Board has made an affirmative determination as to all 14 current Directors’ independence. The NCG Committee presented to the Board its evaluations and made a recommendation as to each Director’s independence.
Mr. Hall is employed by Regions. Therefore, under the NYSE bright-line relationship test, he was determined not to be independent.
With respect to the remaining Directors, the following specific relationships were also considered while making a determination:

•
All of the Directors, except Directors DeFosset, Fast, Prokopanko, and Suquet, either individually or through an affiliated entity or an immediate family member, have customer relationships with Regions’ subsidiaries, such as a deposit, brokerage, trust, or other financial services relationship in the ordinary course of Regions’ banking and/or brokerage business, on terms and conditions not more favorable than those afforded by Regions or its subsidiaries to other similarly situated customers.

•
All of the Directors, except Directors DeFosset, Di Piazza, Fast, Marshall, Prokopanko, and Suquet, either individually or through an affiliated entity, have bank loans from Regions’ subsidiaries on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans by Regions’ subsidiaries to unrelated persons, and involving no more than the normal risk of collectability and no other unfavorable features.

•
Directors Cooper, DeFosset, Johns, Maupin, McCrary, and Styslinger serve solely as a member of the board of directors of a charitable organization to which Regions or its subsidiaries made charitable contributions of less than the greater of $1 million or 2 percent of such organization’s consolidated gross revenues in 2015, 2016, or 2017.

•
Director Byrd serves as a director of the Federal Home Loan Mortgage Corporation (“Freddie Mac”). The $21 million in revenue Regions’ subsidiaries received from servicing loans for Freddie Mac is not a material portion of Regions’ total revenues. Additionally, Regions’ subsidiaries are not dependent solely on Freddie Mac as a purchaser of loans. Regions’ relationships with Freddie Mac commenced before Ms. Byrd joined Regions’ Board and are expected to continue.

•
Director Di Piazza serves as a director of AT&T Inc. Regions paid AT&T approximately $1.8 million for services in 2017. Regions’ relationships with AT&T commenced before Mr. Di Piazza was appointed to Regions’ Board and are expected to continue.

•
Director McCrary serves as a director of Great Southern Wood Preserving, Incorporated. Great Southern Wood and subsidiaries are customers of Regions for typical commercial banking products and services, including

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loans and leases, and on terms no more favorable than for other Regions customers, and for which Regions receives customary interest and fees.

•
Director Styslinger serves as a director of Workday, Inc., a leading provider of enterprise cloud applications for finance and human resources. Workday helps Regions effectively manage its workforce through the use of its human capital application focused on talent management, compensation and benefits administration, payroll and timekeeping, as well as human resources data management. Regions paid Workday approximately $3.3 million for services in 2017. Regions’ relationship with Workday commenced before Mr. Styslinger was appointed to Workday’s board and is expected to continue.

•
Director Johns currently serves as Executive Chairman of Protective Life Corporation, a wholly-owned subsidiary of Dai-ichi Life Insurance Company, Limited. The NCG Committee and the Board have determined that the relationships between Regions and Protective do not impair Director Johns’ independence given that the transactions are:

–
Not material to Protective in light of its annual income or gross revenues because the payments to or received from Protective of approximately $6.5 million were well below 2 percent of Protective’s consolidated gross revenues and were approximately 0.14 percent in 2017, 0.08 percent in 2016, and 0.1 percent in 2015;

–	Not material to Regions in light of its annual income or gross revenues;

–	Conducted at arm’s length in the ordinary course of business of each party to the transactions;

–	Not material to Director Johns as Executive Chairman of Protective;

–	Not involving a personal stake of Director Johns in the transactions;

–	Not involving Director Johns in the negotiations or discussions leading to the transactions; and

–	Typical of transactions that Protective conducts with other financial institutions.
Director Johns does not have a direct or indirect material interest in the transactions arising out of the business relationships between Regions and Protective, and Director Johns has no material relationships with Regions that would impair his exercise of independent judgment as a Director.

•
Director Suquet serves as Chairman, President, and CEO of Pan-American Life Insurance Group and its subsidiaries (“PALIG”). Regions Insurance, through normal course of business, received commissions from PALIG from the procurement of insurance for customers in the amounts of approximately $14,300 in 2017; $28,000 in 2016, and $36,000 in 2015. These relationships commenced before Mr. Suquet was appointed to Regions’ Board and are expected to continue.

•	The NCG Committee and the Board have determined that the relationships between Regions and PALIG do not impair Director Suquet’s independence given that the transactions are:

–	Not material to PALIG in light of its annual income or gross revenues;

–	Not material to Regions in light of its annual income or gross revenues;

–	Conducted at arm’s length in the ordinary course of business of each party to the transactions;

–	Not material to Director Suquet as Chairman, President, and CEO of PALIG;

–	Not involving a personal stake of Director Suquet in the transactions;

–	Not involving Director Suquet in the negotiations or discussions leading to the transactions; and

–	Typical of transactions that PALIG conducts with other financial institutions.
Director Suquet does not have a direct or indirect material interest in the transactions arising out of the business relationships between Regions and PALIG, and Director Suquet has no material relationships with Regions that would impair his exercise of independent judgment as a Director.

•
Director Maupin serves as Chair of the Board of Directors of Regions Community Development Corporation, a non-profit corporation sponsored by Regions that is dedicated to providing technical assistance for affordable housing, small business, and community development initiatives.

•
Directors Cooper and Hall serve on the board of directors of Alabama Power Company (a subsidiary of The Southern Company), where Director McCrary previously served as President and CEO. Alabama Power Company’s common stock is not publicly traded. Director Johns serves on the board of directors of The Southern Company. C. Dowd Ritter, the father of Regions executive officer William D. Ritter, serves on the board of directors of Alabama Power Company.

•
Prior to the February 2015 acquisition of Protective, Directors Johns and McCrary served on its board of directors, where Director Johns continues to serve as Executive Chairman. C. Dowd Ritter, the father of Regions executive officer William D. Ritter, served on the board of directors of Protective prior to its acquisition.

•	Directors Hall, Prokopanko, and Styslinger also serve on the board of directors of Vulcan Materials Company.
In each case, the Board concluded, in light of the applicable independence standards of the NYSE and the description of relationships and transactions contained in the Corporate Governance Principles, that such relationships would not be considered to impair a Director’s exercise of independent judgment or compromise the oversight role that an independent Director of Regions is expected to perform, and therefore, are not material.
Additional determinations made by the Board. The Board has also affirmatively determined that all members of the Audit Committee are “independent” and “financially literate.” Additionally, all members of the Audit Committee have banking or related financial management expertise as defined by the

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Federal Deposit Insurance Corporation Improvement Act of 1991. Finally, each of Directors Byrd, Di Piazza, Fast, and Styslinger has accounting or related financial management expertise as described in Section 303A.07 of the NYSE Governance Rules and is an Audit Committee Financial Expert as defined in Item 407(d) of Regulation S-K of the Securities Act. Further, all members of the Audit Committee are independent within the meaning of the independence standards for audit committee members under SOX.

The Board also determined that Director Johns, the Chair of the Risk Committee, and Director Suquet, a member of the Risk Committee, are “risk management experts” as defined by Regulation YY, which implements certain of the enhanced prudential standards mandated by Section 165 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Family Relationships

No immediate family relationship exists between any of our Directors or executive officers and any other Directors or executive officers.
Transactions with Directors

The following chart reflects transactions, as applicable, between Regions and:

•	our non-management Directors or their immediate family members;

•	a company or charitable organization of which the non-management Director or the Director’s immediate family member is, or was during 2017, a partner, officer, or employee; or

•	a company in which the non-management Director or the Director’s immediate family member holds a significant ownership position.

All of these transactions were considered by our Board in making the determination with respect to independence.

	“Ordinary Course” Customer Relationships (1)	Loans or Extensions of Credit (2)	Charitable Contributions (3)	Nonmaterial Relationships (4)	Family Relationships (5)
Carolyn H. Byrd	●	●	None	●	None
David J. Cooper, Sr.	●	●	●	●	None
Don DeFosset	None	None	●	None	None
Samuel A. Di Piazza, Jr.	●	None	None	●	None
Eric C. Fast	None	None	None	None	None
John D. Johns	●	●	●	●	None
Ruth Ann Marshall	●	None	None	None	None
Susan W. Matlock	●	●	None	●	None
John E. Maupin, Jr.	●	●	●	●	None
Charles D. McCrary	●	●	●	●	None
James T. Prokopanko	None	None	None	●	None
Lee J. Styslinger III	●	●	●	●	None
José S. Suquet	None	None	None	●	None

(1)	“Ordinary Course” customer relationships are transactions or relationships that Regions would enter into on the same terms and conditions with any similarly situated customer.

(2)
Includes a loan or extension of credit that was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and involve no more than the normal risk of collectability and present no other unfavorable features.

(3)
Directors serve solely as a member of the board of directors of a charitable organization to which Regions or its subsidiaries made charitable contributions of less than the greater of $1 million or 2% of such organization’s consolidated gross revenues.

(4)
Nonmaterial relationships include service as only a director by Director Byrd at Freddie Mac, Director Di Piazza at AT&T, Director McCrary at Great Southern Wood, and Director Styslinger at Workday; arm’s-length business relationships with Protective and PALIG; Director Maupin’s service as Chairman of Regions’ non-profit corporation, Regions Community Development Corporation; and outside Directors’ service on a board of directors (i) where a Regions Director serves or recently served as President and/or CEO and/or (ii) where C. Dowd Ritter, the father of Regions executive officer William D. Ritter, serves on the board of directors; or common service on boards at Alabama Power Company or Vulcan Materials Company.

(5)	No immediate family relationship exists between any of our Directors or executive officers and any other Directors or executive officers.

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Other Business Relationships and Transactions

Certain Directors and executive officers and their affiliates, other related persons and their affiliates, and beneficial owners of more than 5 percent of Regions common stock and their affiliates were customers of, and had transactions with, Regions and our subsidiaries in the ordinary course of business during 2017, and additional transactions may be expected to take place in the ordinary course of business. As previously noted, included in such transactions are outstanding loans and commitments from Regions Bank, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Regions, and did not involve more than the normal risk of collectibility or present other unfavorable features.
Other business relationships. We have entered into other business relationships with entities known to or reasonably believed by us to own more than 5 percent of our common stock. These relationships are in the ordinary course of business and are described below:
BlackRock, Inc. and subsidiaries are the beneficial owners of more than 5 percent of our common stock. On October 14, 2011, Regions entered into an amended and restated agreement as amended (the “BlackRock Agreement”) with BlackRock Financial Management, Inc. (“BlackRock Financial”), a subsidiary of BlackRock, Inc. (“BlackRock”) for BlackRock Financial to provide risk management and advisory services for Regions’ mortgage servicing rights portfolio and their proprietary trading, portfolio management, and risk reporting system for Regions’ investment portfolio. The current term of the BlackRock Agreement will expire on December 12, 2022, and is scheduled to be renewed for successive two-year terms unless otherwise terminated. The BlackRock Agreement provides that Regions will pay BlackRock Financial a fee of $2.75 million per year plus an additional fee depending on the size of the portfolio. Regions paid BlackRock Financial approximately $2.75 million in 2017. On January 1, 2017, Regions Bank entered into a Services Agreement with BlackRock Investments, LLC and BlackRock Advisors, LLC that established policies and procedures to allow Regions to perform services as a distributor/intermediary for its clients with respect to the funds.  In 2017, BlackRock paid nominal fees to Regions for performing these services. The Regions Financial Corporation Retirement Plan had invested approximately $380.8 million in BlackRock funds as of December 31, 2017, and paid investment management fees of approximately $313,900 in 2017. Trust accounts held at Regions Bank have invested approximately $552 million in BlackRock-sponsored marketable securities as of December 31, 2017. Regions does not receive any revenue share, fees, or commissions for client accounts invested in these securities. Additionally, in 2017, affiliates of BlackRock paid Regions fees and interest on credit facilities of approximately $1.2 million. These relationships commenced before BlackRock became the beneficial owner of more than 5 percent of Regions common stock and are expected to continue.
State Street Global Advisors and affiliates (“State Street”) are the beneficial owners of more than 5 percent of our common stock. Trust accounts held at Regions Bank had approximately $30 million invested in marketable securities issued by State Street as of December 31, 2017. Regions does not receive any revenue share, fees, or commissions for client accounts invested in these funds. These relationships commenced before State Street became the beneficial owner of more than 5 percent of Regions common stock and are expected to continue. Further, State Street administers rabbi trusts for certain retirement and deferred compensation plans maintained by Regions. Regions pays State Street a nominal monthly administration fee for these services. In 2017, State Street served as the custodian for the Regions 401(k) Plan, the BlackArch Partners LLC 401(k) Plan (BlackArch Partners LLC is a Regions subsidiary), the Regions Supplemental 401(k) Plan, and a deferred cash plan, the fees for which are part of the administration fees paid to the plans’ administrator. The plans’ administrator will be transitioning to a different custodian in the first half of 2018.
The Vanguard Group, Inc. and subsidiaries (“Vanguard”) are the beneficial owners of more than 5 percent of our common stock. Trust accounts held at Regions Bank have invested approximately $3.3 billion in marketable securities issued by Vanguard as of December 31, 2017. At year-end 2017, benefit plans sponsored by Regions Bank have invested approximately $239 million in mutual funds offered by Vanguard entities. Regions does not receive any revenue share, fees, or commissions for client accounts invested in these funds. These relationships commenced before Vanguard became the beneficial owner of more than 5 percent of Regions common stock and is expected to continue.
Policies Relating to Transactions with Related Persons

Related Person Transactions Policy. The Board has adopted a written policy entitled the “Related Person Transactions Policy.” This policy provides a mechanism for the identification, evaluation, and approval or disapproval of significant transactions involving Regions and persons related to Regions.
For purposes of this policy, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which Regions was, is, or will be a participant and the amount involved exceeds $120,000 in any fiscal year, and in which any “related person” had, has, or will have a direct or indirect material interest. The category of related persons consists generally of our Directors, nominees, and executive officers; any person or entity who is known to be the beneficial owner of more than 5 percent of any class of Regions voting securities; immediate family members of any of the foregoing persons; and “associated entities” of the foregoing persons.
An “associated entity” of a related person means a firm, corporation, or other organization: (1) in which the related person holds an executive officer or other executive managerial position; (2) in which the related person owns a 10 percent or greater equity interest; or (3) that engages in a

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transaction or series of transactions with Regions and the related person receives a measurable financial benefit resulting from the transaction(s).
Certain types of transactions are excluded from the category of related person’s transactions and are not subject to this policy even if the amount exceeds $120,000. For example, a related person transaction does not include any transaction that involves services of a public utility at rates or charges fixed in conformity with law or governmental authority.
Each Director and executive officer is required to provide the General Counsel, and update quarterly, a list of his or her immediate family members, the affiliated entities of his or her immediate family members, and additional information elicited for administration of this policy. The General Counsel maintains a master list of related persons and affiliated entities, and distributes it to the heads of or key associates in functional areas of responsibility that include accounts payable, properties, procurement, and certain other business groups, who will use the information to identify potential related person transactions in order to effectuate this policy.
Any related person transaction is subject to either advance notification procedures (if identified in advance) or ratification procedures. In either case, the related person must provide to the General Counsel notice of the facts and circumstances of the transaction, including:

•	the related person’s relationship to Regions and their interest in the transaction;

•	the significant facts of the potential transaction, including the proposed aggregate value of the transaction;

•	the benefits to Regions of the potential transaction;

•	if applicable, the availability of other sources of comparable products or services;

•	an assessment of whether the potential transaction is on terms that are comparable to the terms available to an unrelated third party or to associates generally; and

•	an assessment of whether the potential related person transaction is consistent with our Code of Conduct.
The General Counsel will assess whether the transaction is subject to this policy. If it is determined that the transaction is a related person transaction, it will be submitted to the NCG Committee for consideration at the next NCG Committee meeting. If it is not practicable to wait until the next NCG Committee meeting, the transaction is submitted to the NCG Committee’s Chair for prompt consideration. The NCG Committee, or its Chair, will consider the relevant facts and circumstances of the related party transaction, including but not limited to:

•	the benefits to Regions;

•
the impact on a Director’s independence in the event the related person is a Director, an immediate family member of a Director or an entity in which a Director is a partner, significant stockholder or executive officer;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction;

•	the terms available to unrelated third parties or to associates generally; and

•	whether the potential related person transaction is consistent with the Code of Conduct.
Any Director or executive officer who is or whose family members or affiliated entities are the subject of the related person transaction is not permitted to participate in the review, consideration, or approval of the related person transaction.
The NCG Committee (or its Chair) is authorized to approve or ratify those related person transactions that are in, or are not inconsistent with, the best interests of Regions and its stockholders, and that are consistent with the Code of Conduct, as the NCG Committee or its Chair determines in good faith. Other related person transactions should be disapproved by the NCG Committee (or its Chair) and should not be entered into or continued by Regions. The NCG Committee (or its Chair) will report the decision to the General Counsel, who will report the decision to the appropriate Regions personnel.
This policy also grants the NCG Committee the authority to address situations in which an unauthorized related person transaction subject to this policy is initiated and is subsequently disapproved.
The NCG Committee will annually review and consider any previously approved or ratified related person transaction that remains ongoing.
Regulation O Policies and Procedures. We maintain additional policies and procedures to help ensure our compliance with the Federal Reserve’s Regulation O. This regulation imposes various conditions on a bank’s extension of credit to Directors and executive officers. Any extensions of credit must comply with our Regulation O policies and procedures.
As previously discussed, a Director can meet our guidance for independence if the Director or immediate family member has a loan or extension of credit, and that loan was made or credit was extended on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and involved no more than the normal risk of collectability and presented no other unfavorable features.
Our Regulation O policies and procedures require that:

•
Extensions of credit (including interest rates and collateral) to covered individuals or entities must be made on substantially the same terms as those prevailing at the time for comparable transactions with those who are not covered.

•
The covered extension of credit must be made following credit underwriting procedures no less stringent than those prevailing at the time for comparable transactions with non-covered individuals or entities. The extension of credit may not involve more than the normal risk of repayment or present other unfavorable features.

•	The amount of covered extensions of credit do not exceed individual and aggregate lending limits, depending on the identity of the borrower and the nature of the loan.
Our wholly-owned subsidiary, Regions Bank, designates a Regulation O Credit Officer to review extensions of credit to determine our compliance with our policies and procedures. If an extension of credit would result in an aggregate credit

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extension of more than $500,000 to a covered individual or entity, the board of Regions Bank must approve it. Reports of all extensions of credit made to executive officers under Regulation O are provided to the Regions Bank board.
All loans to Directors and executive officers:

•	Comply with our Regulation O policies and procedures;

•	Are made in the ordinary course of business;

•	Are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Regions; and

•	Do not involve more than the normal risk of collectibility or present other unfavorable features.

Board’s Role in the Risk Management Process

The Board oversees the management of risk primarily through its Risk Committee, with guidance from the Audit Committee on major financial risks and compliance with legal and regulatory requirements. Additionally, the CHR Committee oversees risk as it relates to compensation and human resources matters, and the NCG Committee monitors risks related to environmental stewardship, social responsibility, and corporate governance matters. The Board lays the foundation for the Company’s risk culture by establishing the Board’s Enterprise Risk Appetite Statement, which documents the Company’s tolerance for risk. The Enterprise Risk Appetite Statement is reviewed and approved annually by the Risk Committee. The Risk Committee monitors the Company’s performance to ensure alignment with the tolerance levels articulated in the Enterprise Risk Appetite Statement. The Risk Committee is responsible for the risk management policies of Regions’ enterprise operations and oversight of the enterprise risk management framework. This includes the policies, procedures, strategies, and systems established by management to identify, measure, mitigate, monitor, and report major risks, including emerging risks and other enterprise risks, as well as receiving updates on the capital planning, management, and assessment processes. The Board reviews and approves the annual Capital Plan.
In accordance with Regulation YY, the Risk Committee is required to consist of a minimum of three outside members of the Board. Members of the Risk Committee are appointed by the Board based on the recommendation of the NCG Committee and serve at the Board’s discretion. Currently, the Risk Committee consists of seven outside independent Directors, with two Directors who have experience in identifying, assessing, and managing risk exposures of large, complex financial firms and are each determined to be a “risk management expert” within the meaning of the Federal Reserve’s Regulation YY. The Chair of the Risk Committee, as designated by the Board, is required to be a Director who (i) is not an officer or employee of the Company; (ii) has not been an officer or employee of the Company during the previous three years; (iii) is not a member of the immediate family of a person who is, or has been within the last three years, a Regulation O executive officer of the Company; and (iv) is an independent director under Item 407 of SEC Regulation S-K.
The categories of enterprise risks (including emerging risks) overseen by the Risk Committee currently include:

• compliance risk	• market risk
• credit risk	• operational risk
• legal risk	• reputational risk
• liquidity risk	• strategic risk

In addition, the Risk Committee approves, at least annually, the contingency funding plan that sets out the Company’s strategies for addressing liquidity needs during liquidity stress events, as well as certain other plans from time to time. The Risk Committee is required to meet at least quarterly or more frequently if it deems necessary and fully document and maintain records of its proceedings, including risk management decisions. The Risk Committee meets with and receives and reviews information and regular reports from the CRO and risk management on at least a quarterly basis, as well as from others from time to time, and recommends actions and other steps to be taken, as it deems appropriate. In addition, the Risk Committee receives written reports from an independent review function regarding material liquidity risk management. In the course of these reviews, the Risk Committee interacts on a regular basis with the CRO, the Chief Credit Officer, the Director of Credit Review, and the Chief Audit Executive. The Risk Committee is also responsible for ensuring that the compensation of the CRO is consistent with providing an objective assessment of the risks taken by the Company.
The Risk Committee reports to the Board with respect to any notable risk management issues and coordinates with other Board and management committees as appropriate regarding risk-related issues. In addition, the Risk Committee, along with the CRO, oversees the Risk Management group’s responsibilities, and staffing. In carrying out its duties, the Risk Committee is authorized to select, retain, terminate, and approve fees and other retention terms of independent legal, accounting, or other advisors as it deems appropriate, without seeking approval of management or the Board.
The Audit Committee also plays a role in risk management oversight. The Audit Committee reviews the guidelines and policies by which risk management and risk assessments are undertaken with respect to Regions’ major financial exposures. The Audit Committee discusses these major financial exposures with Regions’ management, as well as steps taken to monitor and control such exposures. In addition, the Audit Committee assists and advises the Board in monitoring the integrity of the Company’s financial reporting processes, including matters relating to internal controls over financial reporting. The Audit Committee also has oversight responsibilities for compliance with legal and regulatory requirements, as well as the internal audit function and independent auditor. Furthermore, the Audit Committee reviews any significant report and management response to such report, including any significant instance where associates have not adhered to the Company’s risk governance framework.

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The CHR Committee also participates in risk management oversight, particularly concerning compensation-related risk. The CHR Committee considers, in establishing and reviewing the Company’s associate and executive compensation programs, whether these programs encourage unnecessary or excessive risk taking that could threaten the value of or have a material adverse effect on Regions. The CHR Committee has concluded that these programs do not encourage such unnecessary or excessive risk taking. Moreover, in consultation with senior risk officers, the CHR Committee establishes and maintains appropriate processes and procedures and sufficient personnel to manage compensation-related risks. The CHR Committee, in consultation with management, also oversees regulatory compliance with respect to compensation matters, including any required certification or reporting requirements under applicable law. Like the Risk Committee, the CHR

Committee also receives information from Regions’ Risk Management group and, in particular, the CRO. At the beginning of 2018, the CHR Committee’s responsibilities were expanded to formally include oversight of the Company’s human resources management function.
Annually, the CHR Committee and the Risk Committee meet in a joint session, during which the Committees review and discuss the annual incentive compensation risk assessment conducted by Regions’ Risk Management group.
Finally, the NCG Committee oversees risks related to the Company’s environmental and social responsibility practices, as well as corporate governance matters. Insider trading and related person/party transaction risks also fall under the purview of the NCG Committee.

Each of the Committees’ charters are reviewed annually to, among other things, determine if there is a need for additional risk oversight. The following depicts some of the risks overseen by the Board and its four standing Committees:

Who is responsible?	Primary Risk Oversight Responsibilities
Board of Directors
•    Oversees processes for evaluating the adequacy of internal controls, risk management, financial reporting, and compliance with law
•    Reviews management succession planning
•    Reviews the major strategic, financial, and other objectives of the Company
•    Annually reviews and approves the Company’s Capital Plan for submission to regulators for final approval
•    Provides advice to management regarding the achievement of Company goals and objectives

Audit Committee
•    Reviews internal and external financial reports
•    Supervises and evaluates Internal Audit function
•    Reviews and considers Credit Review findings along with those of Internal Audit to ensure independence of those functions
•    Reviews compliance with laws, regulation, and policy via inquiry and Internal Audit findings
•    Engages and oversees external audit firm
•    Reviews FDICIA/SOX compliance
•    Evaluates and reviews the allowance for loan and lease losses (“ALLL”)
•    Approves and monitors accounting policy
•    Considers general control environment and application controls

CHR Committee
•    Reviews and approves executive compensation policies and corporate compensation principles
•    Reviews incentive compensation assessment
•    Engages external compensation consultants
•    Oversees compensation policies compliance with relevant laws and regulations
•    Oversees the development, implementation, and effectiveness of the Company’s strategies and policies regarding its human resources management function

NCG Committee
•    Monitors corporate governance practices
•    Oversees environmental stewardship and corporate social responsibility
•    Annually reviews Board composition
•    Monitors insider trading and related person/party transactions
•    Oversees management succession In coordination with the CHR Committee

Risk Committee
•    Oversees the operation of the enterprise risk management framework
•    Reviews major risks and trends via the Enterprise Risk Assessment process, including emerging risks
•    Monitors critical metrics, key risk indicators, and performance against the Enterprise Risk Appetite Statement
•    Annually reviews and approves management committee charters and reviews pertinent committee information quarterly
•    Annually reviews and approves enterprise-wide risk management policies
•    Supervises Credit Review function
•    Review and annually approve liquidity policies and the Contingency Funding Plan
•    Routinely reviews credit performance and concentrations, treasury activities, fiduciary activities, new initiative risk assessment activities, major litigation, major projects, open risk management issues (inclusive of remediation plans), and operational issues

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Cybersecurity

During 2017, a number of high-profile data breaches demonstrated that such lapses can lead not only to financial losses, but can also negatively affect the confidence in and reputation of the breached company. At Regions, we continue to enhance our Information Security capabilities to increase our operational resilience. Below are some highlights of the measures we employ to identify and mitigate threats to confidentiality, availability, and integrity of our information systems.

•
The Risk Committee oversees operational risk, which includes information technology activities and risks associated with development, infrastructure, and information/cyber security; approval and oversight of information security risk assessment, strategy, policy, and program framework; disaster recovery, business continuity, and incident response.

•
On a regular basis, the Audit Committee reviews our cybersecurity risk management practices, primarily by receiving reports on the Company’s cybersecurity management program prepared by the Chief Information Security Officer, risk management, and Internal Audit.

•	The Company regularly provides cybersecurity education and training to our associates to mitigate, among other things, social engineering attempts.

•
Mr. Hall, our current Chairman and CEO, has extensive technology and operations expertise, including information security and cybersecurity experience. His background as the former head of the Operations and Technology Group at Regions for eleven years, affords Regions with a leader who has comprehensive knowledge and experience in this area. Furthermore, in addition to Mr. Hall, certain other Directors on the Board have considerable cybersecurity experience.

•
Regions employs widely accepted cybersecurity guidance, policies, and best practices to help us effectively define and measure our program and its components, including the National Institute of Standards and Technology framework.

•
Several key technology officers at Regions, who are actively engaged in protecting our information systems and data, include: Enterprise Chief Information Officer; Chief Information Security Officer; Threat Intelligence Officer; Cyber Security Operations Officer; Vulnerability Management Officer; Cyber Risk Management Officer; Head of Innovation and IT Risk; and Director of IT Audit.

•
We have a dedicated Security Operations Center for monitoring and responding to cyber events to protect the information of our customers, associates, and the Company and the availability and integrity of our information systems.

•
Our Information Security Program includes multiple layers of security controls as part of our in-depth defense strategy and security measures to reliably authenticate customers accessing the Company’s Internet-based services.

•
We continuously develop and enhance controls, processes and systems to protect our networks, computers, systems, and data from attacks or unauthorized access. This includes comprehensive due diligence and ongoing oversight of third-party relationships, involving vendors.

•
Regions has a defined physical security program with industry accepted controls in place that include monitored and defended perimeters, badge restricted access, video surveillance, and biometric readers to access the data center raised floor.

•	We keep a computer forensics firm and an industry-leading consulting firm on retainer in case of a breach event.

•	Regions has a Business Continuity/Disaster Recovery program in place that is tested at least annually.

•	We continuously make investments in our technology infrastructure to ensure appropriate capacity and replace older systems.

•	Our insurance policies have been tailored to cover potential financial losses due to cyber events.

•	Regions has contracts with vendors to provide denial of service mitigation. These vendors have also committed the necessary resources to support Regions in the event of an attack.

•
We are a member of the Financial Services Information Sharing and Analysis Center (“FS-ISAC”), a nonprofit organization funded entirely by its member firms and sponsors. The overall objective of FS-ISAC is to protect the financial services sector against cyber and physical threats and risk. It acts as a trusted third party that provides anonymity to allow members to submit threat, vulnerability, and incident information in a non-attributable and trusted manner so information that would normally not be shared is instead provided to other members for the good of the membership.

•
We are also a member of BITS, the technology arm of the Financial Services Roundtable. BITS serves the financial community and its members by providing industry best practices on a variety of security and fraud topics.

•
We leverage a robust risk management framework to address cyber risk: information security owns the controls, risk management assesses and monitors the risk, and internal audit tests control effectiveness.

•
Our Cyber Risk Management Program is a second line of defense that provides objective challenge, oversight, and independent assessment of the cybersecurity risk posture across Information Technology, Information Security, and business units at Regions with exposure to cybersecurity risk.

•	The Board consults, from time to time, with outside parties with an expertise in cybersecurity.

•	Our Information Security group performs ongoing social engineering assessments and engages independent third parties to perform annual network penetration tests.

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Relationship of Compensation Policies and Practices to Risk Management

We have long adhered to compensation policies and practices that are designed to support a strong risk management culture while simultaneously rewarding long-term value through implementation of our strategy. Accordingly, we employ strong and effective corporate governance that includes active oversight and monitoring by the CHR Committee of our incentive compensation practices.
While we cannot avoid all risk, the successful execution of our strategy requires effective management of the risks we do take. Our risks may be generated from external or internal sources, and may or may not be within our control. We do not attempt to eliminate all risk, but rather identify, understand, assess, monitor, and manage the risk. Although our decisions are to be guided by our mission, vision, and values, these decisions must align with our defined risk appetite. It is our responsibility to establish an enterprise risk management framework that facilitates risk management for the benefit of our stockholders. Because this is an ongoing process, our CHR Committee continues to monitor the effect that changes in the economic and external environment could have on our existing risk management practices.
As we describe in the CD&A, which begins on page 70 we align how we compensate associates with how we manage risk. The process of managing risk starts with the Board in setting the risk appetite for the Company and establishing policies and implementing appropriate limits. Management develops strategic business plans for each business group and unit of the Company, and these plans recognize and account for the risk tolerances supported by the Board. Compensation policies and plans are then designed, periodically reviewed, and revised to ensure that they continue to support long-term growth and the strategic direction for the Company.
Consistent with effective risk management principles, base salaries of associates are competitive, represent a significant portion of compensation, and are typically reviewed on an annual basis in a Company-wide exercise. As such, they do not encourage excessive risk taking in order to increase compensation levels. Variable compensation payments are made to many, if not most, associates within the Company and provide an important tool to motivate associates to excel at executing our business plans. Variable incentive plans are carefully designed to align associate and stockholder interests and represent a small percentage of total revenue. Additionally, variable incentive plans are governed by a comprehensive set of reviews, alignment tools, and polices to ensure that adequate controls are in place. And, finally, compensation decisions are subject to scrutiny by the CHR Committee and senior management so that factors such as effective risk management; compliance with controls and ethical conduct; competition for top talent; market-based pay levels; and the need to attract, develop, grow, and retain the leadership team are taken into consideration.
Certain practices established by the Company include:

•	Strong clawback policy;

•	Policy providing guidance to business leadership as to the appropriate use of discretion in compensation decisions;

•	Policy covering adverse risk events and how we consider those events in making compensation decisions;

•
A centralized group that assists the businesses with the design of incentive plans so that they are in alignment with the business strategies, guiding principles for variable compensation, risk appetite statements, and all relevant guidelines and policies;

•	A comprehensive internal governance process covering the administration of our incentive compensation programs;

•	Robust compliance, internal control, disclosure review, and reporting programs;

•	Long-term compensation awards that are subject to substantial future performance requirements; and

•	Policy that prohibits hedging strategies related to the ownership stakes our key associates have in Regions.
As more fully described in the CD&A, the CHR Committee oversees our compensation practices and meets at least on an annual basis with the CRO to review incentive compensation arrangements for associate compensation plans in order to identify any features that might encourage unnecessary and excessive risk-taking or manipulation of earnings. Based on our approach to enterprise risk management, including the comprehensive risk review and assessment of our incentive compensation plans, our risk assessments for significant businesses and staff functions, and the continued emphasis on incorporating risk mitigating practices and performance requirements within our compensation programs, we believe that any risks arising from our compensation plans, policies, and practices will not have a material adverse effect on the Company.
Compensation Consultant Disclosure

Since 2012, the CHR Committee has retained Frederic W. Cook & Co., Inc. (“Cook & Co.”) to provide independent information and consultation regarding the design and implementation of our executive compensation programs. Cook & Co. is a nationally recognized compensation consulting firm and is engaged by and performs work solely for the CHR Committee. The duties and services provided by Cook & Co. are more fully described in the CD&A section of this proxy statement.

It is the CHR Committee’s view that its compensation consultant and any other advisors should be able to render candid and direct advice independent of management’s influence, and numerous steps have been taken to satisfy this objective.
Annually, and most recently in December 2017, the CHR Committee considered the independence of Cook & Co. in light of current SEC rules and NYSE listing standards. The CHR

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Committee requested and received a letter from Cook & Co. addressing its independence, including the following factors:

•	other services provided to Regions by Cook & Co.;

•	fees paid by Regions as a percentage of Cook & Co.’s total revenue;

•	policies or procedures maintained by Cook & Co. that are designed to prevent a conflict of interest;

•	any business or personal relationships between the individual consultants involved in the engagement and a member of the CHR Committee;

•	any Regions equity securities owned by the individual consultants involved in the engagement and certain of their family members; and

•	any business or personal relationships between Regions’ executive officers and Cook & Co. or the individual consultants involved in the engagement.
The CHR Committee discussed these considerations and concluded that the work of Cook & Co. did not raise any conflict of interest.

Director Attendance at Board and Committee Meetings

Pursuant to Regions’ Corporate Governance Principles, Directors are expected to attend and participate in all Board meetings and meetings of Committees on which they serve. Directors are expected to be available for consultation with management as requested from time to time.
In 2017, all incumbent Directors attended at least 75 percent (the threshold for disclosure under SEC rules) of the aggregate number of meetings held by the Board and by Committees of which they were members. Our Director attendance for Board and Committee meetings averaged over 94 percent in 2017.
In his role as Lead Independent Director, Director McCrary also attends a majority of the meetings of the Committees of which he is not a member.
Director Attendance at the Annual Meeting

As stated in Regions’ Corporate Governance Principles, Directors are expected to attend all meetings of stockholders. At the 2017 Annual Meeting, all incumbent Directors attended the meeting.
Meetings of Independent Directors

All Directors, and then the independent Directors, meet in executive sessions at each regular meeting of the Board and have the opportunity to meet in executive sessions at regularly scheduled conference call meetings held by the Board. These executive sessions provide the opportunity for discussion of the CEO’s performance, compensation, succession planning, critical strategic matters, and other topics that should, in certain instances, be discussed without management being present.

The independent Directors met in executive session at eight Board meetings in 2017 with no other attendees present. Director McCrary, as the Lead Independent Director, presided over all but one of the executive sessions of the independent Directors. Independent Director Johns presided over the one executive session held during Director McCrary’s absence. In addition to the full Board, each of the standing Committees typically meet in executive sessions at each regular quarterly meeting and, as applicable, at other Committee meetings.
Board and Committee Meetings in 2017

Regular Board and Committee meetings are held at such times as the Board and Committees, respectfully, may determine. Special meetings may be called upon appropriate notice at any time.
The table to the right shows the number of Board and Committee meetings held in 2017.

Meetings Held
Board of Directors	8
Audit Committee	12
CHR Committee	6
NCG Committee	5
Risk Committee	4
Joint Meeting of Audit Committee and Risk Committee	1
Joint Meeting of CHR Committee and Risk Committee	1
Joint Meeting of NCG Committee, CHR Committee, and the Board	1
Total	38

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Board and Committee meetings typically occur no less frequently than on a quarterly basis. Set forth below is the typical two-day on-site Board and Committee meeting schedule.

Typical Two-Day On-Site Board and Committee Meeting Schedule
Meeting Preparation
Committee Chairs and the Lead Independent Director meet with management and outside advisors, as appropriate, to prepare for Committee meetings and set the agendas.
In accordance with the Board’s instructions on managing its information flow, the Board and Committee meeting materials are provided to the Directors approximately a week in advance to ensure sufficient time to review the materials before arriving at the meetings.

Prior to the Meeting
Upon request, Directors may meet with members of management or other Regions associates to discuss the materials or obtain additional information before the meetings begin.
In-house Director education sessions are typically held to cover requested or suggested topics.

Day 1
Meetings of the Audit Committee, the CHR Committee, and Risk Committee, each as applicable, are generally held on the first day of meetings. Routinely, joint meetings of these Committees are also held.
Executive sessions (meetings without management present) are typically held at each regularly scheduled Committee meeting and are presided over by the Committee Chairs. These executive sessions provide the Committees with the opportunity to discuss certain topics such as management performance and succession, executive compensation, etc.
Depending on the number of agenda items to be discussed by the full Board, the Board may hold a short meeting.
Following the Committee meetings, the Directors are provided an additional opportunity to interact directly with members of senior management and any invited external experts during dinner.

Day 2
Breakout sessions and one-on-one meetings with management and additional education sessions are typically held in the morning.
The NCG Committee generally meets on the second day of meetings because certain actions taken by the other Committees must be reviewed by the NCG Committee before proceeding to the full Board. The NCG Committee also typically holds an executive session at each of its regularly scheduled meetings.
The Board meeting is typically held on the second day so that action can be taken on those recommendations flowing out of the previous Committee meetings. As with the Committees, the Board also holds an executive session at each regularly scheduled Board meeting. The Chairman presides over the executive session of the full Board and then the Lead Independent Director presides over an executive session of independent Directors.

Following the Meeting	Directors and management address follow-up and action items from the meetings. Management tracks progress and reports to Committee Chairs as appropriate.

Committees of the Board of Directors

Our Board has established four standing Committees: an Audit Committee, a CHR Committee, an NCG Committee, and a Risk Committee. Each of these Committees meet on a regular basis and operate under a written charter approved by the Board.
In February 2018, the Board took action to consolidate oversight of the Company’s policy and decision-making relating to corporate culture, human capital, and talent management by amending the name of the Compensation Committee to the “Compensation and Human Resources” Committee and its purpose.
Each standing Committee reviews and reassesses its charter on an annual basis. Moreover, each Committee performs an annual self-evaluation to determine whether such Committee is functioning effectively and fulfilling its duties as prescribed by its charter. Each Committee may form and delegate authority to subcommittees or one or more Committee members.
We describe the key responsibilities of the Board’s standing Committees on the following pages. The descriptions of the Committee functions in this proxy statement are qualified by reference to the charters and our relevant By-Law provisions. The charters for the Committees discussed in this section are all available on the Investor Relations section of our website at www.regions.com.
In addition, our By-Laws authorize the Board to create other committees as needed.
Committee Composition

The table below indicates the current members and Chairs of each standing Committee. Each Director serving on one of Regions’ standing four Board Committees has been determined to be independent. Also identified are the Directors who have been determined by our Board to be an Audit Committee Financial Expert, as defined under SEC regulations, and a Risk Committee “risk management expert,” within the meaning of the Federal Reserve’s Regulation YY.

Cross-Committee membership is a consideration when the NCG Committee recommends Committee member assignments to the Board. The Chair of the NCG Committee, who also serves as the Lead Independent Director, attends the majority of all other Committee meetings. The Chair of the CHR Committee serves on the Risk Committee.

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The Chairs of the Audit Committee and Risk Committee generally meet in advance of in-person meeting cycles and attend as many of the other Committee’s meetings as possible.

To provide further opportunities for cross-Committee membership, most Directors serve on multiple Committees and each Committee has at least one member from each of the other Committees.
The following table sets forth each standing Committee’s current membership.

	Audit Committee	CHR Committee	NCG Committee	Risk Committee
Carolyn H. Byrd 4	Chair
David J. Cooper, Sr.		Member	Member
Don DeFosset		Chair		Member
Samuel A. Di Piazza, Jr. 4	Member	Member
Eric C. Fast 4	Member			Member
John D. Johns †				Chair
Ruth Ann Marshall		Member	Member
Susan W. Matlock		Member		Member
John E. Maupin, Jr.	Member		Member
Charles D. McCrary *			Chair
James T. Prokopanko			Member	Member
Lee J. Styslinger III 4	Member			Member
José S. Suquet †		Member		Member
4 Audit Committee Financial Expert

†	Risk Committee Risk Management Expert

*	Lead Independent Director

Audit Committee

Meetings in 2017	Key Responsibilities:
12 plus 1 joint meeting with the Risk Committee
•    Assist and advise the Board in monitoring:
-    Integrity of the Company’s financial statements and the financial reporting process, including matters relating to internal accounting and financial controls
-    Independent auditor’s qualifications and independence
-    Performance of the Company’s internal audit function and independent auditor
-    Compliance with legal and regulatory requirements
•    Appoint or replace and oversee the independent auditor
•    Pre-approve all auditing services, internal control-related services, and, subject to certain de minimis exceptions, permitted non-audit services to be performed by the independent auditor
•    Discuss with management the (i) Company’s major financial risk exposures and (ii) steps management has taken to monitor and control such exposures
•    Review and discuss financial statements and disclosure matters that will be filed with the SEC
•    Review and discuss with management non-GAAP information
•    Oversee, review, and evaluate the Company’s relationship with the independent auditor and the independent auditor’s performance and independence
•    Oversee the Company’s internal audit function

Members
Carolyn H. Byrd (Chair)
Samuel A. Di Piazza, Jr.
Eric C. Fast
John E. Maupin, Jr.
Lee J. Styslinger III
Each member of the Audit Committee was determined to meet the independence requirements of applicable law, the NYSE, and Regions’ Corporate Governance Principles.
Each member of the Audit Committee was determined to be financially literate, and Directors Byrd, Di Piazza, Fast, and Styslinger were each determined to be an Audit Committee Financial Expert.
The Audit Committee Report can be found on page 67.

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Compensation and Human Resources Committee

Meetings in 2017	Key Responsibilities:
6 plus 1 joint meeting with the Risk Committee and 1 joint meeting with the NCG Committee and Board
•    Assist and advise the Board in:
-     Fulfilling its responsibilities relating to the compensation of the executive officers
-     Ensuring that all executive compensation is fair, appropriate, reasonable, and in compliance with all relevant regulations
•     Oversee and monitor the Company’s compensation plans and programs to determine whether they are properly aligned with the Company’s strategic and financial objectives and ensure that such employee compensation plans and programs are supportive of the Company’s risk appetite and tolerances established by the Board and establish and maintain the appropriate processes and procedures and engage sufficient personnel to manage compensation-related risks
•    Review and approve all Company goals and objectives relevant to the CEO’s compensation and evaluate the CEO’s performance in light of those goals and objectives
•    Determine and approve the CEO’s compensation; approve the compensation of the executive officers and certain senior officers
•     Review and approve any employment agreement, new hire award or payment proposed to be made with any proposed or current executive officer
•     Ensure that the compensation and other incentives granted to the CRO are consistent with providing an objective assessment of the risks taken by the Company, in consultation with the Risk Committee
•     Review and approve any severance; change-in-control; or similar termination agreement, award, or payment proposed to be made to any current or former executive officer
•     Approve any new equity compensation plan or any material change to an existing plan where stockholder approval is not required
•     Review and make recommendations as to the form and amount of Director compensation in coordination with the NCG Committee
•     Assist the Board in overseeing the development, implementation, and effectiveness of the Company’s strategies and policies regarding its human resources management function, including, but not limited to, human capital and talent management, management succession (in coordination with the NCG Committee), and diversity and inclusion practices

Members
Don DeFosset (Chair)
David J. Cooper, Sr.
Samuel A. Di Piazza, Jr.
Ruth Ann Marshall
Susan W. Matlock
José S. Suquet
Each member of the CHR Committee was determined to meet the independence requirements of applicable law, the NYSE, and Regions’ Corporate Governance Principles.
The CHR Committee Report can be found on page 90.
Under its Charter, the CHR Committee may delegate all or a portion of its authority, duties, and responsibilities to the CEO or a subcommittee.

With respect to the management and administration of the Company’s employee benefit plans, the CHR Committee has delegated certain responsibilities to management’s Benefits Management and Human Resources Committee. Further, the CEO has delegated authority to determine and approve annual grants to key associates under the LTIP, subject to annual grant program guidelines.

Compensation Committee Interlocks and Insider Participation

Directors who served on Regions’ CHR Committee at any time during 2017 are listed to the right. During 2017, there were no relationships that would create a “compensation committee interlock” as defined under applicable SEC regulations.

CHR Committee Members During 2017
David J. Cooper, Sr.
Don DeFosset
Samuel A. Di Piazza, Jr.
Ruth Ann Marshall
Susan W. Matlock
José S. Suquet

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Nominating and Corporate Governance Committee

Meetings in 2017	Key Responsibilities:
5 plus 1 joint meeting with the CHR Committee and Board
•    Assist and advise the Board in:
-     Identifying, considering, and evaluating individuals qualified to become Board members
-     Establishing and maintaining effective corporate governance policies and practices
•     Monitor Directors’ service on other boards to ensure that each Director has adequate time to appropriately serve on Regions’ Board
•     Make recommendations as to the appropriate stock ownership and compensation of non-employee Directors, in consultation with the CHR Committee
•     Review and assess the Company’s Corporate Governance Principles, Code of Conduct, and Director-Stockholder Engagement Framework
•     Oversee the Company’s significant practices and reporting with respect to environmental stewardship and corporate social responsibility
•     Facilitate and oversee the Board’s self-evaluation process
•    Oversee the Company’s management succession plan
•     Oversee any amendment to the Company’s Certificate of Incorporation or By-Laws

Members
Charles D. McCrary (Chair)
David J. Cooper, Sr.
Ruth Ann Marshall
John E. Maupin, Jr.
James T. Prokopanko
Each member of the NCG Committee was determined to meet the independence requirements of applicable law, the NYSE, and Regions’ Corporate Governance Principles.

Risk Committee

Meetings in 2017	Key Responsibilities:
4 plus 1 joint meeting with the Audit Committee and 1 joint meeting with the CHR Committee
•     Oversees the Company’s enterprise-wide risk-management framework, including policies, procedures, strategies, and systems established by management to identify, mitigate, monitor, and report major risks, including emerging risks and other enterprise risks
•     Establishes the Board’s risk appetite parameters to be used by management to operate the Company within the Enterprise Risk Appetite Statement
•     Monitors the Company’s performance to ensure alignment with the tolerance levels articulated in the Enterprise Risk Appetite Statement
•     Ensures that the compensation of the Chief Risk Officer is consistent with providing an objective assessment of the risks taken by the Company
•     Approves, at least annually, the contingency funding plan that sets out the Company’s strategies for addressing liquidity needs during liquidity stress events
•     Oversees the Company’s fiduciary activities, including oversight of trust powers exercised by Regions Bank
•     Oversees the Company’s Credit Review function, including approving the appointment of the Director of Credit Review and reviewing his or her performance and compensation

Members
John D. Johns (Chair)
Don DeFosset
Eric C. Fast
Susan W. Matlock
James T. Prokopanko
Lee. J. Styslinger III
José S. Suquet
Each member of the Risk Committee was determined to meet the independence requirements of applicable law, the NYSE, and Regions’ Corporate Governance Principles.
Directors Johns and Suquet were each determined to be a “risk managements expert” within the meaning of the Federal Reserve’s Regulation YY.

64	2018 Proxy Statement

PROPOSAL 2-RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2 — RATIFICATION OF
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
What am I voting on?

You are voting on a proposal to ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the year 2018.
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditor retained by Regions to audit the Company’s financial statements. The Audit Committee has appointed EY as Regions’ independent registered public accounting firm (that is, the independent auditor) for the 2018 fiscal year. In making its determination, the Audit Committee reviewed management’s evaluation of EY’s performance, based on the factors recommended by the Center for Audit Quality. Some of the strengths discussed include: (i) heavy lead partner involvement; (ii) partners have a deep knowledge of Regions’ business processes resulting in effective leverage of Regions’ control processes and documentation; and (iii) consistently brings subject matter experts to bear, as necessary.
Although not required to seek stockholder ratification of EY’s appointment, the Board believes it is sound corporate governance to do so, and the Board recommends that the stockholders ratify the appointment of EY. In the event our stockholders do not ratify such appointment, it is anticipated that no change in auditors would be made for the current year because of the difficulty and expense of making any change during the current year. The vote results would, however, be considered in connection with the engagement of independent auditors for 2019.
What vote is required to approve this proposal?

Approval of this proposal requires the affirmative “FOR” vote of a majority of the votes cast for or against the proposal. Abstentions have no effect on the vote results.
What does the Board recommend?

The Board unanimously recommends that you vote “FOR” this proposal.
What services are provided by EY?

EY has been engaged to provide audit, tax, and regulatory compliance advisory services. The Audit Committee carefully considered and determined that Regions’ engagement of EY for tax and regulatory compliance advisory services does not impair EY’s independence.
How much was EY paid for 2017 and 2016?

The aggregate fees paid to EY by Regions for 2017 and 2016 are set forth in the following table:

	2017	2016
Audit Fees (1)	$6,728,474	$6,148,610
Audit-Related fees (2)	391,273	397,708
Tax Fees (3)	249,310	78,811
All Other Fees (4)	303,815	235,506
Total Fees	$7,672,872	$6,860,635

(1)
Audit fees include fees associated with the annual audit of Regions’ consolidated financial statements and internal control over financial reporting, reviews of Regions’ quarterly reports on Form 10-Q, SEC regulatory filings and other matters, statutory audits, and audits of subsidiaries.

(2)	Audit-related fees include fees associated with audits of employee benefit plans and certain non-registered funds, as well as service organization reports.

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PROPOSAL 2-RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(3)	Tax fees include fees associated with tax compliance services, including the preparation, review and filing of tax returns, tax advice, and tax planning.

(4)	All other fees principally include fees associated with advisory services related to regulatory compliance reporting.
Will a representative of EY be present at the meeting?

EY served as Regions’ independent auditors for the year ended December 31, 2017, and a representative of the firm will be present at the annual meeting to make a statement if he or she so desires and to respond to appropriate questions from stockholders.
How long has EY been Regions’ independent auditor?

EY (or its predecessors) has served as Regions’ independent auditors since 1971. Because EY has served as Regions’ independent auditors for an extended period, this has allowed them the ability to obtain extensive institutional knowledge and understanding of the Company’s accounting policies and practices and internal controls over financial reporting.
EY has advised the Audit Committee that it is an independent accounting firm with respect to the Company in accordance with the requirements of the SEC and the PCAOB.
How is Regions assured that EY remains independent?

The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of EY. In accordance with the Audit Committee Charter, the Audit Committee must pre-approve any engagement of EY for audit services or, subject to certain de minimis exceptions, non-audit services on a case-by-case basis. The Audit Committee has delegated to its Chair the authority to pre-approve audit and permissible non-audit services. Any such approval of audit or permissible non-audit services pursuant to this delegation of the full Audit Committee’s authority must be presented to the Audit Committee at its next regular meeting for ratification. In 2017, all audit and permissible non-audit services provided by EY were approved or ratified by the Audit Committee.
A new lead audit partner is designated at least every five years to provide a fresh perspective that is in compliance with regulatory requirements. Consistent with this practice, a new lead audit partner was designated for 2018. The Audit Committee and its Chair oversaw a rigorous process of selecting a new lead audit partner with EY. The candidates were assessed based on their related experience and industry expertise and interviewed by the Committee and its Chair. The next lead audit partner rotation is scheduled for 2023.
To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent registered public accounting firm. In determining whether to reappoint the independent auditor, the Audit Committee considers the independent auditor’s qualifications, its independence, and the length of time the firm has been engaged, in addition to considering the quality of the work performed by the independent auditor and an assessment of the past performance of both the lead audit partner and EY.
As an independent registered public accounting firm, EY is subject to PCAOB inspections, American Institute of Certified Public Accountants peer reviews, and PCAOB and SEC oversight.
The Audit Committee and the Board believe that the continued retention of EY to serve as Regions’ independent auditors is in the best interest of Regions and its stockholders.

66	2018 Proxy Statement

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The consolidated balance sheets of Regions Financial Corporation and its subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2017, are included in Regions’ Annual Report on Form 10-K for the 2017 fiscal year. Regions, acting through its management and Board of Directors, has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting controls. Ernst & Young LLP, independent auditors engaged by Regions, are responsible for planning and conducting the annual audit, for expressing an opinion on the conformity of Regions’ audited financial statements with U.S. generally accepted accounting principles and for annually auditing the effectiveness of Regions’ internal controls over financial reporting.
The Audit Committee oversees Regions’ financial reporting process on behalf of the Board of Directors. More specifically, the Audit Committee is appointed by the Board to assist and advise the Board in monitoring:
(a) the integrity of the Company’s financial statements and the financial reporting process, including matters relating to internal accounting and financial controls,
(b) the independent auditor’s qualifications and independence,
(c) the performance of the Company’s internal audit function and independent auditor, and
(d) the Company’s compliance with legal and regulatory requirements.
The Audit Committee does not itself prepare financial statements or perform audits. Additionally, the members of the Audit Committee are not the auditors or certifiers of Regions’ financial statements.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements with Regions’ management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, the analysis of financial condition and results of operations, and the effectiveness of internal controls over financial reporting.
The Audit Committee has reviewed with Ernst & Young LLP their judgments as to the quality, not just the acceptability, of Regions’ accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 1301, Communications with Audit Committees.
The Audit Committee also has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP their independence in relation to Regions.
The Audit Committee has discussed with Regions’ internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The Audit Committee regularly meets with Regions’ internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of Regions’ internal accounting and financial reporting controls, and the overall quality of Regions’ financial reporting.
In reliance on the reviews and discussions referred to above, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended that the Board approve including the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

Submitted by the Audit Committee:

Carolyn H. Byrd, Chair	Samuel A. Di Piazza, Jr.	Eric C. Fast

	John E. Maupin, Jr.	Lee J. Styslinger III

2018 Proxy Statement	67

PROPOSAL 3-ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)
What am I voting on?

The Board is providing stockholders with the opportunity at the 2018 Annual Meeting to cast an advisory vote on the Company’s executive compensation paid to named executive officers (“NEOs”) described in the Compensation Discussion and Analysis (“CD&A”), the compensation tables, and related disclosures, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and Section 14A of the Exchange Act. This proposal is known as a “Say-on-Pay” proposal.
At the 2012 Annual Meeting, the Company asked stockholders to recommend how often they should be given the opportunity to cast this Say-on-Pay advisory vote on executive compensation. The stockholders overwhelmingly voted in favor of an annual advisory vote, and the Board affirmed the recommendation and has currently elected to hold Say-on-Pay advisory votes on an annual basis. The stockholders will again be asked to vote on how frequently we should hold the Say-on-Pay vote at this 2018 Annual Meeting of Stockholders.
This Say-on-Pay proposal gives you, as a stockholder, the opportunity to vote For or Against the following resolution:
“RESOLVED, that the stockholders of Regions Financial Corporation (the ‘Company’) approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion described in the Company’s 2018 Proxy Statement.”
Prior to submitting your vote, we encourage you to carefully review the CD&A and the Compensation of Executive Officers sections of this proxy statement for a detailed discussion of the Company’s executive compensation program, including information about the 2017 compensation of our NEOs.
Our overall executive compensation policies and procedures are described in the CD&A and the tabular disclosure regarding NEO compensation (together with the accompanying narrative disclosure) in this proxy statement. Our compensation policies and procedures are centered on a “pay-for-performance” culture. We emphasize compensation opportunities that reward results. Our stock ownership requirements and use of stock-based incentives foster the creation of long-term value. In doing so, our executive compensation program supports our strategic objectives and mission and is strongly aligned with the short- and long-term interests of our stockholders, as described in the CD&A.
The Compensation and Human Resources (“CHR”) Committee, which is comprised entirely of independent Directors, in consultation with Cook & Co., its independent compensation consultant, oversees the Company’s executive compensation program and continuously monitors the Company’s policies to ensure they emphasize programs that reward executives for results that are consistent with stockholder interests and with the safety and soundness of the Company.
The Board and the CHR Committee believe that Regions’ commitment to these reasonable and responsible compensation practices warrants a vote by stockholders “FOR” the resolution approving the compensation of our NEOs as disclosed in this 2018 Proxy Statement.
What vote is required to approve this proposal?

Approval of this proposal requires the affirmative “FOR” vote of a majority of the votes cast for or against the proposal. Abstentions and broker non-votes have no effect on the vote results.
What does the Board recommend?

The Board unanimously recommends that you vote “FOR” the advisory vote of the compensation of the Company’s NEOs.
What is the effect of this resolution?

Because your vote is advisory, it will not be binding upon the Company, the CHR Committee, or the Board and may not be construed as overruling any decision by the Board or the CHR Committee. The Board and the CHR Committee, however, value our stockholders’ views on executive compensation matters and will take the outcome of the vote into account when considering future executive compensation arrangements for the NEOs.

68	2018 Proxy Statement

PROPOSAL 4–ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION (“SAY-ON-FREQUENCY”)
What am I voting on?

At the 2018 Annual Meeting, as required by Section 14A of the Securities Exchange Act, stockholders will have the opportunity to cast an advisory vote on the frequency of Regions’ Say-on-Pay votes. This proposal is typically known as a “Say-on-Frequency” vote. Stockholders will have the option of voting in favor of future Say-on-Pay votes being held every year, every two years, or every three years. SEC rules requires us to hold this advisory vote every six years; therefore, we anticipate that the next Say-on-Frequency vote will not occur until 2024. At the 2012 Annual Meeting, the Company asked stockholders to recommend how often they should be given the opportunity to cast Say-on-Pay advisory votes on executive compensation. The stockholders overwhelmingly voted in favor of an annual advisory vote, and the Board affirmed the recommendation and has currently elected to hold Say-on-Pay advisory votes on an annual basis. The Board is in favor of continuing annual Say-on-Pay votes because it provides the Board and Company with more frequent stockholder feedback on our executive compensation structure.
The Compensation and Human Resources (“CHR”) Committee and the Board of Directors recognize the importance of receiving regular input from Regions stockholders on important issues such as executive compensation; and the CHR Committee, which administers the Company’s executive compensation program, values the opinions expressed by stockholders in these votes and will continue to consider the outcome of these votes in making its decisions on executive compensation.
Accordingly, the Board recommends that future advisory votes on executive compensation continue to occur every year because it allows our stockholders to provide more frequent, direct input on our compensation policies and practices, and the resulting compensation for our NEOs. Moreover, the Board also believes an annual advisory stockholder vote promotes corporate transparency and accountability for the CHR Committee.
Stockholders may cast a vote on the preferred voting frequency by selecting the option of every year, every two years, or every three years (or abstain) when voting in response to the resolution set forth below.
“RESOLVED, that the stockholders determine, on an advisory basis, that the preferred frequency with which the stockholders shall have an advisory vote on the executive compensation of the Company’s named executive officers, as set forth in the Company’s proxy statement, is:
Option 1 - every year;
Option 2 - every two years;
Option 3 - every three years; or
Option 4 - abstain from voting.”
What vote is required to approve this proposal?

The option that receives the highest number of votes cast by stockholders will be considered the preferred frequency. Abstentions and broker non-votes have no effect on the vote results.
What does the Board recommend?

The Board unanimously recommends that you vote for holding future advisory votes on executive compensation “EVERY YEAR.”
What is the effect of this resolution?

Because your vote is advisory, it will not be binding upon the Company, the CHR Committee, or the Board and may not be construed as overruling any decision by the Board or the CHR Committee. The Board and the CHR Committee, however, value our stockholders’ views on executive compensation. Therefore, should our stockholders recommend that future Say-on-Pay votes be held less frequently than every year, this recommendation will be taken into consideration by the Board when making its final determination.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS
How Pay is Tied to Company Performance

Throughout this Compensation Discussion and Analysis (“CD&A”), we describe our executive compensation philosophy, program, and the decisions made in 2017 for our Named Executive Officers (“NEOs”):

Name	Principal Position
O. B. Grayson Hall, Jr.	Chairman and Chief Executive Officer (“CEO”)
David J. Turner, Jr.	Chief Financial Officer (“CFO”)
John B. Owen	Head of Enterprise Services and Consumer Banking
John M. Turner, Jr.	President
C. Matthew Lusco	Chief Risk Officer (“CRO”)

Linking Performance to Compensation Decisions. One of the central principles of our executive compensation program is tying pay to Company performance. At the beginning of each year, we set performance goals based on our Board approved budget and other goals related to our strategic priorities. At the end of the year, we compare these expectations to actual results for the Company and each individual. The following is a high-level summary of our 2017 strategic priorities and achievements:
Focus on the Customer. We are committed to keeping the customer first and foremost in every decision we make. This begins with Regions360, our go-to-market relationship strategy that emphasizes “one bank, one team.” Our commitment to service quality and innovation is designed to enhance the experience of our customers. Some of our notable accomplishments in 2017 include:

•	Regions was the winner of the 2017 American Customer Satisfaction Index for super regional Banks, and tied for first with Citibank among all named financial institutions.

•
For the fourth year in a row, Regions was recognized by the Temkin Group as a top decile performer in their annual Temkin Retail Banking Experience Rankings. Regions placed 4th out of over 300 companies across 20 industries and was the top rated bank.

•	Regions won nine 2017 Greenwich Excellence for Small Business/Middle Market Banking awards in our Commercial Banking Group.

•	Regions won the 2017 Greenwich Excellence award for Overall Satisfaction in Private Wealth.

•	Regions was recognized as a 2017 Trust in Banking Leader by Javelin Research, a wholly owned subsidiary of Greenwich Associates. Regions was among the top three financial institutions.
Build the Best Team. We believe that we are only as strong as our associates. That is why “Build the Best Team” continues to be one of our most important strategic priorities. Building the best team begins with the execution of a comprehensive, integrated plan focused on attracting, hiring, developing, and retaining talented associates. Our intention to create an extraordinary place for our associates to build a career is integral to the achievements of our business objectives. In 2017, we improved our associate engagement as measured annually against Gallup’s 12 elements of great management. To make banking easier for our customers, we redesigned the roles of our branch associates so that each team member can assist our customers with the full spectrum of their banking needs. This change also created a work environment that gives our associates a more clear path to a career in banking.
Strengthen Financial Performance. Throughout 2017, we remained diligent in strengthening financial performance by focusing on the fundamentals of growing and diversifying revenue, practicing disciplined expense management, and optimizing and effectively deploying capital. Key highlights include:

•
2017 Net Income from Continuing Operations Available to Common Shareholders was $1.193 billion, or $1.00 per diluted share, which is a 15 percent increase over the $0.87 per diluted share realized in 2016.

•	Expenses were relatively unchanged with a full-year adjusted efficiency ratio of 62.2 percent.

•	Executed a strategic reduction of high-cost deposits and improved credit metrics.

•	Consolidated 59 branches, which brings our two-year total of consolidated branches to 162.
Enhance Risk Management. One of our key risk management initiatives is Risk Ownership and Awareness (“ROA”). ROA emphasizes that every Regions associate is responsible for prudently managing our Company’s risk. As a result, we continue to scrutinize our own regulatory compliance and credit risk management practices in order to lead to a stronger organization now and in the future. To that end, in 2017 we maintained strong governance processes, effectively deployed our Customer Assistance Program in response to natural disasters that impacted our customers, performed continuous credit portfolio shaping activities, and expanded modeling analytics.
Simplify and Grow. Serving as the new foundation of our strategic priorities is the Simplify and Grow initiative that launched in the fall of 2017. This initiative will transform the way we approach our work by focusing on the following key elements: making banking easier for our customers, accelerating revenue growth, achieving greater efficiencies, and improving the associate experience. Led by Mr. Owen, and with the engagement of an external consulting firm, we completed Phase 1 of the initiative in 2017. Phase 1 included a comprehensive organizational review, the execution of an Organizational Health Index survey, and the development of Simplify and Grow priorities that will be executed over the next three years.
Focused execution supporting these strategic priorities led to Company performance that was well above target expectations in 2017 and represented the Company’s strongest financial

70	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

performance since 2007. Pay decisions made by the Compensation and Human Resources Committee (the “CHR Committee”) reflect these results. The following table and graph summarize key components of pay and key decisions related to those components, as well as the impact of performance on the compensation of our NEOs:

Compensation Component	Key Decisions Made and the Impact of Performance on Decisions
2017 Base Salaries
Keeping with the principle that pay should largely be performance-based, there was little change in base salary. In early 2017, the CHR Committee approved the following:
–
CEO base salary remained unchanged from previous years; and
–
Most NEOs received a modest base salary increase of 2.5 percent in recognition of solid individual performance.

Annual Cash Incentive Compensation Awards
The short-term incentive target opportunities remained consistent with no changes from 2016 to 2017. Diligent execution of our strategic plan yielded above-target corporate results for the year, at 158 percent of target expectations. Individual performance was also strong for the year. Accordingly, the 2017 annual cash incentive payment for each NEO increased over payments made for 2016.

Long-Term Incentives
The long-term incentive grants made in 2017 were consistent in structure to those granted in 2016. We continue to measure long-term performance on the two metrics we consider most important to sustained stockholder value, diluted Earnings Per Share (“EPS”) growth and Return on Average Tangible Common Equity (“ROATCE”). While the CHR Committee considers the grants made in 2017 to be current-year compensation, it is important to also recognize and evaluate the impact of performance on prior years’ awards in ensuring executive compensation is in line with performance. To that end, the CHR Committee noted that long-term compensation awarded in 2015 for the three-year performance period ending December 31, 2017, will pay out at 100 percent of target. These payout levels evidence the steady improvement in our corporate performance related to diluted EPS growth and ROATCE over the long-term.

2018 Proxy Statement	71

COMPENSATION DISCUSSION AND ANALYSIS

Summary of our Pay-for-Performance Decisions for 2017

Below is a graphic representation of our 2017 pay elements highlighting the performance-based nature of our compensation programs. As noted below, compensation for our NEOs is highly correlated to performance and heavily weighted towards compensation components directly connected to the interests of our stockholders. Detailed discussions of each of these elements can be found in the Section entitled 2017 Compensation Decisions — What We Paid and Why beginning on page 76.

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COMPENSATION DISCUSSION AND ANALYSIS

 Compensation Philosophy and Objectives

Our compensation and benefit programs operate under the guidance and oversight of the CHR Committee. The CHR Committee is responsible to the Board for approving Regions’ executive compensation objectives and ensuring that the compensation programs and policies of the Company support the business goals and strategic plans approved by the Board.
Recognizing that we operate in a highly competitive and highly regulated environment and that our ability to successfully compete and grow our business critically depends on the skill, acumen, and motivation of our executives and their ability to develop and execute a dynamic strategic plan, the CHR Committee established the following guiding principles of compensation to serve as the foundation of our compensation philosophy:

1.	Compensation targets should be set at competitive levels.

2.	Actual compensation levels should be related to performance, with at-risk incentive compensation playing a greater role in the total compensation for more senior officers.

3.	Compensation should be aligned with the long-term interests of stockholders and consistent with the safety and soundness of the Company.

4.	Compensation programs and levels should not encourage associates to take unreasonable risks that may damage the long-term value of the Company.

5.	Compensation programs should align with our corporate values.
In addition to these broad guiding principles, the CHR Committee has also adopted a number of key practices that are consistent with our philosophy and our commitment to excellence in corporate governance, including making the decision to refrain from certain compensation and employment practices that are not consistent with our philosophy and goals. The following chart details some of these decisions:

What We Do
✓	Pay for Performance (pages 76-82)
Executive pay decisions are made to ensure that the majority of total direct compensation is at-risk and not guaranteed. For example, 89 percent of our CEO’s target compensation is performance-based with 64 percent of that performance-based pay subject to deferral and the requirement for sustained performance over a multi-year period.

✓	Evaluate Performance Using a Combination of Balanced Performance Metrics (pages 76-82)
We evaluate corporate performance in our annual incentive plans by using a diverse set of performance metrics to ensure that no single measure can inappropriately impact compensation. Our performance is evaluated compared to internal expectations, budgets, and plans and balanced with evaluations on a relative basis by comparing our results to those of similar financial institutions. Plans also include a degree of discretion allowing for the exercise of sound business judgment by the CHR Committee when assessing performance and corresponding pay decisions.

✓	Require Strong Stock Ownership and Retention of Equity (page 88)	The Board established robust stock ownership guidelines that each of our NEOs must meet in order to assure that executives’ interests are tied to those of our stockholders.
✓	Provide for a Strong Clawback Policy (pages 86-87)
In the event previously paid incentive compensation is determined to be based on materially inaccurate performance metrics or an executive has engaged in excessively risky or other detrimental conduct, the CHR Committee has wide latitude to cancel or reduce any current or future incentive compensation. In addition, the CHR Committee has further authority to recapture incentive compensation that has been paid if determined to be in the best interests of the Company and our stockholders.

✓	Require Double Trigger Change-in-Control Provisions (page 89)
Our change-in-control agreements and long-term incentive awards require both a change-in-control and termination of employment to trigger vesting and/or payment. No awards or benefits vest only upon a change-in-control.

✓	Use an Independent Compensation Consultant (pages 84-85)	The CHR Committee determined its compensation consultant to be independent under SEC and NYSE rules.
✓	Listen to and Engage with Our Stockholders (pages 74-75)
We conduct an annual advisory Say-on-Pay vote, as recommended by our stockholders, and actively review the results of these votes as we make program decisions. In 2017, stockholders voiced substantial support for our executive compensation plans and programs, with over 96 percent of votes cast in approval. Additionally, as a part of our corporate governance and stockholder engagement program, we solicit feedback regarding our compensation programs from our largest investors and consider any stockholder comments we receive. Stockholders are also invited to express their views to the CHR Committee as described on page 41 of this proxy statement.

2018 Proxy Statement	73

COMPENSATION DISCUSSION AND ANALYSIS

What We Don’t Do
X	No Incentive Plans that Encourage Excessive Risk Taking
Protecting against unreasonable risk is a core guiding principle of our compensation philosophy and is demonstrated in numerous ways, including balanced program design; the use of multiple and competing performance measures; the adoption of a clawback and other enterprise-wide risk-related policies; and robust governance and oversight processes to identify, monitor, mitigate, and manage risk. Our comprehensive risk assessment of incentive-based compensation plans validates our belief that none of our compensation programs create risks that are reasonably likely to have a material adverse impact on the Company.

X	No Employment Agreements for Executive Officers	Our executive officers are at-will employees with no employment contracts.
X	No Tax Gross-Ups on Perquisites (“Perks”)
We do not provide tax gross-ups to our NEOs for any taxable perks provided to them. In addition, we have not entered into any new agreements that permit excise tax gross-ups on change-in-control payments since 2011.

X	No Repricing of Underwater Options	We do not reprice “out-of-the-money” stock options.
X	No Hedging, Pledging, or Short Sales	We do not permit our associates or Directors to hedge or short-sell Regions securities. Additionally, our executive officers and Directors are prohibited from pledging Regions securities.
X	No Dividends or Dividend Equivalents on Unearned Grants
We do not pay dividends or dividend equivalents on shares or units that are not earned. We issue dividend and dividend equivalent payments at the end of a performance period only on shares and units that ultimately vest.

X	No Excessive Perks	While the CHR Committee has eliminated most perks, those that remain are monitored to ensure they continue to be based on sound business rationale.
With the guiding principles and key practices mentioned above and set forth by the CHR Committee serving as the foundation, our executive compensation pay programs described in this section are designed to: (1) retain the key talent necessary to compete; (2) motivate talent with a strong pay-for-performance culture to achieve desired results; and (3) ensure the long-term health of the Company is not sacrificed due to imprudent short-term decisions or excessive risk taking.
Compensation-Setting Process and Timeline

The CHR Committee thoughtfully designs a balanced compensation program that provides competitive fixed base compensation, as well as incentive compensation opportunities for performance over the short and long term. To do so, the CHR Committee considers market-competitive pay and practices in establishing target pay levels, then uses both formulaic determinations and discretionary factors in determining the actual compensation for the year. While the CHR Committee considers an objective evaluation of performance based on business results is critical, the CHR Committee also believes it is important to apply discretion, flexibility, and judgment in the decision-making process to ensure executive compensation is balanced between near-term performance and progress toward our longer-term objectives.
The following illustrates elements of the CHR Committee’s decision-making process for the executive compensation program. The program uses a mix of fixed and variable compensation elements that provides alignment to the core guiding principles noted above. Using this process, the CHR Committee has consistently designed executive compensation programs where the large majority of compensation is performance-based, with measures for both corporate and individual performance. It is important to note that though we discuss phases and timeliness of the decision-making process in a manner that may appear to be linear, many steps described below occur continuously and concurrently as the CHR Committee evaluates compensation throughout the year.

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COMPENSATION DISCUSSION AND ANALYSIS

1. Review Competitiveness and Business Objectives
Prior to the start of each calendar year, the CHR Committee focuses on two areas related to upcoming compensation decisions:
Review of Market Competitiveness of Pay	Review of Potential Plan Changes, Business Plans, Budgets, and Expected Results
The CHR Committee evaluates the market competitiveness of compensation for each of our executive officers in order to guide target compensation decisions for the coming year. With the assistance of its independent compensation consultant, the CHR Committee reviews the compensation of our executive officers against that of the Company’s compensation peer group, as well as a larger group of diversified financial institutions that compete for business.

The CHR Committee begins its discussions about compensation plan design for the coming year. Potential plan changes are discussed based on previous effectiveness evaluations. In addition, members of the executive management team advise the Board with respect to business plans, business risks, expected financial results, and stockholder return expectations. The CHR Committee uses these discussions to facilitate the goal setting process for both our short- and long-term performance-based compensation plans.

2. Set Pay Levels and Targets
During the first quarter, the CHR Committee generally takes action on current compensation by targeting pay levels, as well as the performance requirements executives must achieve in order to receive performance-based pay elements:

Set Competitive Target Pay Levels	Establish Incentive Plan Metrics, Targets, and Other Requirements
Based on the competitive data previously reviewed and the recommendations of the CHR Committee’s independent compensation consultant and the CEO (when appropriate for executive officers other than himself), the CHR Committee establishes the target pay levels for each executive officer. While competitive benchmarking is not the only consideration in establishing these targets, the CHR Committee generally considers the 50th percentile of a competitive set of peer organizations and other competitors for talent as a reference point in their decision-making process.

In considering competitive market practices, the CHR Committee reviews and determines the compensation peer group on an annual basis. For more information, see page 85 in the Other Policies and Practices Impacting Compensation Decisions section of this proxy statement.

While we generally consider market medians as the competitive standard, the CHR Committee may set one or more components of compensation for an executive at a level above or below the 50th percentile if it is determined to be appropriate due to either the experience or performance of an individual executive or the needs or specific circumstances of the Company.

Based on previous discussions and presentations to the CHR Committee and the full Board, the CHR Committee reviews previously approved business plans and sets performance targets for both short- and long-term performance plans.

The CHR Committee generally requires budgeted performance levels to be achieved for target payout levels to be paid. Corporate performance is modeled using both adverse and extraordinarily positive performance scenarios. Meaningful threshold and maximum performance levels are also set so executive officers are appropriately incented to achieve results while not being incented to take excessive risk to achieve compensation payments.

Additionally, plan metrics are set on both absolute and relative performance. To measure relative performance, the CHR Committee uses a performance peer group that is reviewed and determined on an annual basis. For more information, see page 85 in the Other Policies and Practices Impacting Compensation Decisions section of this proxy statement.

3. Assess Risks and Stockholder and Other Stakeholder Feedback
During the second and third quarters, the CHR Committee focuses on internal performance assessments, risk assessments of compensation, audits of pay practices, pay for performance evaluations, as well as stockholder and other stakeholder feedback related to compensation practices:

Internal Assessments	External Feedback Reviews
During a joint meeting of the CHR Committee and the Risk Committee, both Committees review a comprehensive risk analysis of incentive compensation plans presented by the CRO. The risk assessment is based on a thorough and comprehensive multi-disciplinary initiative review of incentive compensation plans to ensure they do not encourage executive officers or other associates of the Company to take excessive risks in order to achieve compensation levels.

The CHR Committee reviews a current assessment of corporate performance against the performance goals set at the beginning of the year for both the short-term performance plans and any long-term performance grants currently outstanding.

With the assistance of its independent compensation consultant, the CHR Committee evaluates the effectiveness of the prior year compensation programs in achieving established goals and adhering to program principles.

With the assistance of its independent compensation consultant, the CHR Committee considers feedback from external stakeholders, including feedback from stockholders related to the annual Say-on-Pay vote. The CHR Committee reviews compensation assessments from Institutional Shareholder Services (“ISS”) and other stockholder advisory firms and feedback from individual stockholders that is received through our corporate governance stockholder engagement program.

In addition to stockholder and investor community feedback, the CHR Committee evaluates any regulatory reviews and matters and, with the assistance of its independent compensation consultant, considers compensation best practices and governance improvements as a part of its continuing improvement process.

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4. Evaluate and Certify Company Performance and NEO Compensation
During the fourth quarter and the first quarter of the following year, the CHR Committee considers items related to current year compensation, as well as looks forward to compensation decisions for the following year. Decisions related to NEO compensation and current year performance can be summarized as follows:

Evaluate Company Performance	Certify Company Performance and Calculate Compensation
The CHR Committee previews Company forecasts with regard to performance under the short-term and long-term plans to prepare for payment discussions in the first quarter. Forecasts of performance include financial results based on GAAP, as well as a thorough review of adjustments to earnings and any unanticipated or extraordinary events that may have occurred during the year. The CHR Committee begins to evaluate qualitative performance factors and separately, in executive session with only CHR Committee members present, participates in a detailed performance review of the CEO.

After performance results are known and calculated, the CHR Committee reviews final performance results and determines the need to apply discretion, flexibility, and judgment in order to balance the objective evaluations of performance with near-term performance and progress toward our longer-term objectives. After decisions are made, the CHR Committee certifies the performance results that executive officers have earned for the period.

2017 Compensation Decisions — What We Paid and Why

Establishment of 2017 Compensation Targets. After reviewing the competitive pay data provided by its independent compensation consultant, the CHR Committee made changes to the target compensation levels for our NEOs at the beginning of 2017. As discussed previously on page 71, the CHR Committee elected to leave the CEO’s base salary unchanged at $1 million annually in keeping with the principle that pay should largely be performance-based and in order to achieve the maximum deductibility of compensation under Section 162(m) of the IRC (“Section 162(m)”). Additionally, the CHR Committee approved 2.5 percent base salary increases for three of the NEOs and an 11 percent increase in base salary for our new NEO, Mr. John Turner.
Since beginning in the role as the Head of the Corporate Banking Group three years ago, Mr. J. Turner’s experience has deepened as he assumed greater responsibility. Under his leadership, the Corporate Banking Group grew through the diversification of revenue and through investments in people, products, and capabilities. Accordingly, our CEO and the CHR

Committee have continued to move Mr. J. Turner’s target pay higher in the competitive range and closer to the 50th percentile of pay for similar roles within our compensation peer group.
The Committee determined to keep the 2017 target annual incentive compensation opportunities for each of our NEOs at the same levels as 2016.
With respect to long-term incentive compensation, the CHR Committee approved target increases for our CEO and Mr. J. Turner. Both of the changes in target long-term incentive opportunity levels were made based on competitive market analysis and were designed to keep overall NEO target pay levels and mix of pay competitive when compared to peers. The long-term incentive compensation targets for our other NEOs remained unchanged as compared to 2016.
The resulting 2017 base salaries, annual incentive targets, and long-term compensation targets are summarized below:

	Base Salary Change		Annualized Base Salary	Annual Incentive Target*			Long-Term Incentive			Total Target Compensation
Name				Percentage of Base Salary (unchanged)		Target Annual Incentive	Target Change		Target
O. B. Grayson Hall, Jr.	ó	—%	$1,000,000	ó	175%	$1,750,000	ñ	$400,000	$5,000,000	$7,500,000
David J. Turner, Jr.	ñ	2.5%	$664,200	ó	110%	$712,800	ó	$—	$1,200,000	$2,560,800
John B. Owen	ñ	2.5%	$680,600	ó	110%	$730,400	ó	$—	$1,200,000	$2,594,400
John M. Turner, Jr.	ñ	11%	$600,000	ó	110%	$627,000	ñ	$300,000	$1,200,000	$2,397,000
C. Matthew Lusco	ñ	2.5%	$584,250	ó	110%	$631,400	ó	$—	$900,000	$2,105,400

*
Annualized incentive target is the product of the target incentive percentage times base pay approved by the CHR Committee for 2018 and does not take into account that the base pay changes are not effective until April 1, 2018.

2017 Annual Cash Incentive Payments

Plan Requirements; Minimum Funding Requirement. In designing annual incentive compensation programs for 2017, the CHR Committee determined that corporate performance must first meet a basic earnings requirement before any incentive would be paid and established a minimum threshold of $500 million in Net Income from Continuing Operations Available to Common Shareholders (“Net Income”) in order to fund the incentive pool for our NEOs at the maximum incentive level for deductibility purposes under Section 162(m) of the tax code. The CHR Committee further determined that after the

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Section 162(m) pool was funded, the level and amount of incentive compensation would be based on consideration of both corporate and individual performance. The CHR Committee established corporate performance targets at the beginning of the year based on our financial plans, budgets, and expectations in support of strategic priorities. Individual NEO performance goals were also determined at the beginning of the year. Combined corporate and individual performance result in an annual cash incentive award that can be earned between 0 percent and 200 percent of target. The design of the annual cash incentive plan, as determined in early 2017, is tied to the achievement of strategic priorities as follows:
Safety and Soundness Requirements. In keeping with prior years, the CHR Committee decided that in addition to the specific corporate and individual performance requirements, the potential annual incentive calculations would also be subject to safety and soundness requirements. Guidance issued by the Federal Reserve instructs banking institutions to consider the “full range of current and potential risks including the cost and amount of capital and liquidity needed to support risks” in their compensation plans. To address this principle, the CHR Committee included two negative modifiers designed to reduce annual incentive payments in the event Regions does not maintain capital and liquidity at levels vital to the safety and soundness of the Company. The deduction for not meeting each requirement is 20 percent of the measured achievement. Therefore, even if corporate performance meets the financial, credit management, and customer service goals set by the Board, the portion of incentive compensation based on corporate performance may be reduced up to 40 percent if performance is at the expense of capital and/or liquidity requirements.
Discretion to Adjust in Response to Risk and Performance. Although specific performance requirements were established at the beginning of the year, the CHR Committee reserves some discretion, including the ability to consider corporate performance metrics either on a GAAP or non-GAAP adjusted basis and other qualitative factors if deemed necessary. The CHR Committee also retains discretion in the determination of individual performance under the plan. Blending the clarity provided by predetermined targets and expectations with the thoughtful application of discretion to consider items that should be excluded from performance calculations, provides the CHR Committee the flexibility and judgment critical to deliver incentive compensation that reflects both near-term performance results and progress toward longer-term objectives. This combination of fixed formulas, along with latitude in assessing performance based on the CHR Committee’s informed judgment, allows for consideration of unanticipated market conditions and other events, such as the Tax Cuts and Jobs Acts of 2017 (“Tax Reform”), that may impact operating performance. We believe that this latitude is important in mitigating risk as it reduces the potential that our executive officers may be encouraged to take actions with respect to unanticipated items based on the impact the actions may have on their incentive compensation, rather than based on the merits and impact that the actions may have on achieving our long-term goals and objectives.
2017 Plan Results. Net Income from Continuing Operations Available to Common Shareholders for 2017 was $1.193 billion, and, therefore, the potential incentive opportunity for our NEOs was funded at the maximum amount, giving the CHR Committee the latitude to determine actual incentive amounts based on the other quantitative and qualitative performance objectives established at the beginning of the year.
Assessment of Corporate Performance. In early 2018, corporate performance under the criteria set at the beginning of 2017 was reviewed and considered. Measuring performance strictly on a GAAP basis, corporate performance was calculated at 155 percent of target. However, in keeping with past practices and considerations, the CHR Committee exercised its discretion and excluded certain positive and negative “adjusted” items as reported to our stockholders in earnings releases and related annual reports and filings. The CHR Committee believes these adjusted results most accurately reflect the performance of the Company as it relates to stockholder value. In contrast to 2016, in which exclusion of similar items resulted in a 4 percentage point reduction from the GAAP calculated corporate performance score, the adjustments made for 2017 resulted in a 3 percentage point increase over the GAAP results. Adjusted items impacting the results included adjustments related to accounting charges required as a result of Tax Reform, as well as the exclusion of a contribution to Regions’ charitable foundation, severance payments above budget, branch consolidations, securities gains, and gains on the sale of mortgage loans. The exclusion of these items positively impacted ROATCE and Net Income from Continuing Operations Available to Common Shareholders, resulting in an adjusted performance score of 158 percent of target as shown in the following table:

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			Absolute Performance Against Internal Targets 75%						Relative Performance Against Peers - 25% Weighting
			Weighting (Customer Service - 100%)
		Sub-metric Weighting	2017 Goal Achievements						2017 Achievements
	Performance Metric		Threshold	Target	Maximum	Attainment	% of Goal		Peer Rank	% of Goal
50%	Profitability Metrics (1)
	Adjusted Return on Average Tangible Common Equity (2)	40%	7.95%	9.65%	10.68%	11.52%	200.0%		11/15
	Adjusted Net Income Available to Common Shareholders ($ millions) (2)	30%	$900	$1,096	$1,212	$1,255	200.0%	170.1%		62.5%
	Adjusted Efficiency Ratio (3)	30%	64.5%	62.2%	60.7%	62.2%	100.4%		11/15
25%	Credit Metrics
	Criticized and Classified Loans/Loans (4)	50%	7.16%	5.72%	4.86%	3.83%	200.0%	200%	11/15	56.3%
	NPAs/Loans + OREO + NPLs Held For Sale (5)	50%	2.03%	1.55%	1.24%	0.92%	200.0%		12/15
25%	Customer Service Metrics (Percentile achievement)		25th	75th	93rd	89th	179.7%	179.7%

(1)	From continuing operations on an as adjusted basis. For non-GAAP measures, see the reconciliation in Appendix A unless otherwise indicated.

(2)	Non-GAAP measures — see reconciliation in Appendix A.

(3)	Non-GAAP measures — see reconciliation in Regions’ Annual Report on Form 10-K for the year ended December 31, 2017 on page 42.

(4)	See reconciliation in Appendix A.

(5)	See reconciliation in Regions’ Annual Report on Form 10-K for the year ended December 31, 2017 on page 66.

	Metric	Overall Metric Weighting	Results (Percent of Goal)	Weighting (Internal Goals vs. Against Peers)	Performance Results
	Profitability – Internal Targets	50%	170.1%	75%	63.8%
	Profitability Performance – Peers	50%	62.5%	25%	7.8%
	Credit – Internal Targets	25%	200.0%	75%	37.5%
	Credit Performance – Peers	25%	56.3%	25%	3.5%
	Customer Service – Internal Targets	25%	179.7%	N/A	44.9%
	Sum of Results				158%
Potential Negative Modifiers	Goal		Result		Negative Modifier Indicated?

Primary Liquidity Risk Factor	Low Risk or Better		Low Risk		NO
Capital Action Status	Monitoring or Deploy		Deploy		NO

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Assessment of Individual Performance. As previously noted, our NEO annual incentives consist of 70 percent corporate performance and 30 percent qualitative individual performance assessment. With respect to our CEO, the independent Board members used a formal process consistent with prior years to assess his performance. Each Board member provided an evaluation in the areas of leadership, strategic planning, financial performance management, customer relations, management of personnel, communications, and Board relations.

To determine the individual performance rating for the CEO, the CHR Committee met in executive session to discuss and finalize performance results. To determine the individual performance rating of the other NEOs, the CHR Committee consulted with the CEO regarding his assessment of their performance. The table below outlines the individual performance ratings of our NEOs and a high-level summary of the achievements noted when making the performance rating decisions:

Name	Individual Performance Rating	Comments
O. B. Grayson Hall, Jr.	200%
–
Leadership in developing and executing the strategic planning process
–
Active development and inclusivity of executive management
–
Tactical execution
–
Focus as a customer advocate
–
Engagement, experience, and direct contribution to improvement in financial performance

David J. Turner, Jr.	155%
–
Successful CCAR submission allowing the Company to return 137 percent of earnings to stockholders
–
Successful repurchase of 85 million shares of common stock
–
Heightened emphasis on associate engagement, resulting in improved associate engagement scores
–
Enhanced investor and rating agency outreach programs and increase debt ratings from various rating agencies

John B. Owen	165%
–
Regional Banking group delivered strong results in 2017 by growing revenue by 3 percent, Pre-tax income by 12 percent, Assets under management by 17 percent, and positive operating leverage by 3 percent
–
Introduction of new products, rebalancing and expansion of product mix to adopt to changing market needs and diversity of risks
–
Successful deployment of new product offerings and product diversification
–
Meaningful progress in short- and long-term leadership, talent, and succession planning with an emphasis on diversity; successfully recruited a new Chief Information Officer to Regions
–
Continued focus on associate engagement with scores in the top quartile

John M. Turner, Jr.	170%
–
Successfully executed investments in non-interest revenue generating capabilities in the Corporate Bank
–
Capital Markets revenue grew by 6 percent year over year while Treasury Management and Corporate Card revenue grew 2.5 percent
–
Effectively deployed capital by reviewing existing capital commitments, exiting certain obligations and adding others
–
Increased exposure in areas that have produced 44 percent more revenue, 67 percent more non-interest revenue, and over 109 basis points of additional risk adjusted return on capital
–
Improved credit quality year-over-year
–
Criticized credits moved from 7.6 percent to 5.7 percent, which is below our target of 6 percent for the year
–
Classified credits moved from 4.9 percent to 3.9 percent, which is below our target of 4 percent
–
Non Performing Loans (“NPLs”) reached their lowest level in over 10 years at 1.1 percent
–
Net charge-offs declined to 35 basis points

C. Matthew Lusco	155%
–
Robust credit improvement by using a series of proactive steps to manage through issues ultimately leading to reductions in NPLs and Non Performing Assets (“NPAs”) to 0.81 percent and 0.92 percent, respectively
–
Successful reduction of issues inventory to a post financial crisis low
–
Rating agency upgrades citing improvement in risk management for the basis of change
–
Made significant progress in strengthening the senior leadership team with the addition of key hires and talent movement that both enhanced team skills and improved diverse representation in senior leadership ranks

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2017 Annual Incentives Earned. As a result of the decisions discussed above, the CHR Committee approved the following annual cash incentive payments for our NEOs in early 2018:

Name	2017 Target Incentive*	Total Incentive Received
O. B. Grayson Hall, Jr.	$1,750,000	$2,985,500
David J. Turner, Jr.	$730,620	$1,140,806
John B. Owen	$748,660	$1,191,297
John M. Turner, Jr.	$660,000	$1,039,896
C. Matthew Lusco	$642,675	$1,003,486

*
The actual target incentive for 2017 is based on a target percentage multiplied by actual salary paid for the year and considers that annual increases in base pay did not become effective until April 1 of the year.

2017 Long-Term Incentive Plan (“LTIP”) Grants. The CHR Committee believes that deferring a large part of compensation plays an important role in linking incentives to risk outcomes or aspects of performance that become apparent only with the passage of time. The responsibilities of our NEOs are largely strategic in nature, and while our NEOs understand and diligently work to mitigate risks, the actual outcomes of many of the business actions taken will not be certain for extended periods of time. For this reason, long-term incentive compensation is the largest portion of our executive compensation program for NEOs. After consultation with its independent compensation consultant and with Mr. Hall regarding grants for the other NEOs, the CHR Committee determined and made the grants listed in the chart below, which include a $300,000 target grant increase for Mr. J. Turner. The CHR Committee met separately with their independent compensation consultant to review the long-term incentive grant target for our CEO. After comparing Mr. Hall’s total compensation target to that of CEOs within our compensation peer group, the CHR Committee increased Mr. Hall’s long-term incentive grant target in an effort to ensure Mr. Hall’s total compensation target is competitive with the median of CEOs within the peer group. Increasing Mr. Hall’s long-term target by $400,000 resulted in a 2017 long-term incentive grant target of $5,400,000. The table below presents the total economic value of the grant (at target) and the division of the grant between each long-term component:

Name	Total Target LTIP Economic Value	Value of Time Vested RSUs	Value of PSUs	Value of Performance- Based Cash Units
O. B. Grayson Hall, Jr.	$5,400,000	$1,800,000	$1,800,000	$1,800,000
David J. Turner, Jr.	$1,200,000	$400,000	$400,000	$400,000
John B. Owen	$1,200,000	$400,000	$400,000	$400,000
John M. Turner, Jr.	$1,200,000	$400,000	$400,000	$400,000
C. Matthew Lusco	$1,200,000	$400,000	$400,000	$400,000

Long-Term Incentive Program Design. Our long-term incentive program is designed to drive long-term performance, enhance retention, create aligned interest with stockholders, and address longer-term risk concerns. Grants to NEOs in 2017 included three components, which were split equally between (1) Restricted Stock Unit Awards (“RSUs”) subject to vesting hurdles based on adherence to important safety and soundness measures, (2) Performance-based Stock Unit Awards (“PSUs”), and (3) Performance-based Cash Unit Awards.
RSUs represent one-third of the award and include a three-year time-based vesting requirement, which means that the awards will generally not vest unless the NEO remains employed until April 3, 2020, the third anniversary of the grant. In addition, up to 40 percent of the award may be forfeited if Regions does not continually meet standards for liquidity and capital deployment designed to protect the safety and soundness of the Company.
PSUs and Performance-Based Cash Units are performance-based awards comprising the remaining two-thirds of the award. These awards include a three-year service-based vesting requirement and are subject to specific performance criteria to determine the ultimate value. The performance-based awards are split equally between PSUs and performance-based cash units. An individual NEO’s PSUs and performance-based cash units can be earned between 0 and 150 percent of target depending on the level of achievement.

•
Performance measures. Vesting of both PSUs and performance-based cash units are based on two measures: cumulative compounded growth in Diluted EPS Growth and ROATCE. Each measure carries a 50 percent weight in determining the final value of the performance award. These operating measures were chosen because they (i) are critical to the long-term success of the Company, (ii) are transparent to stockholders and the NEOs, and (iii) create healthy tension between profitability and the quality of earnings, which is important to stockholder value and protecting the safety and soundness of the Company.

•
Weighting of Metrics. Each metric is weighted equally and is measured based upon both absolute performance against Company goals over the three-year performance period and an evaluation of relative performance as compared to our peers. We do this through the use of the matrix where the “X” axis represents our performance against the absolute goals we set for ourselves over the performance period, and where the “Y” axis represents our performance against banks selected as our performance

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peer group on these same measures. While the plan design itself did not change in 2017, the CHR Committee listened to stockholder feedback and made a modification to the matrix to visually represent threshold performance.

•
Balancing of Absolute and Relative Performance. By establishing absolute goals within a range of outcomes, coupled with performance against banks in our performance peer group, a matrix mitigates some of the challenges associated with setting precise goals that could incent imprudent risk taking on behalf of executive officers and avoids the “best of the worst” outcome that is possible with the exclusive use of relative measurement.

–
Absolute Performance: Absolute Diluted EPS Growth and ROATCE goals provide NEOs with a goal to strive for. However, given ongoing marketplace volatility and a changing regulatory environment, establishing absolute goal targets for a multi-year time period is challenging. The CHR Committee established the absolute goals for this portion of the matrix by considering financial and operational expectations set forth as a result of our strategic planning process for the January 1, 2017 through December 31, 2019 performance period. The CHR Committee believes these goals and expectations represent challenging, yet achievable, levels of performance that both create stockholder value and protect the safety and soundness of the Company.

–
Relative Performance. In addition to absolute performance, the CHR Committee also considers our Diluted EPS Growth and ROATCE performance relative to other banking competitors. Though relative measurement mitigates the inherent difficulties of setting long-term goals in a volatile and uncertain environment, if it was used as the single performance measurement, it could allow for the outcome of being the “best of the worst.”

Differences in How the CHR Committee Views Compensation and SEC Reporting Requirements
In order to understand the decisions made by the CHR Committee for 2017 and the value of the compensation granted to our NEOs, it is important to understand the difference between what the CHR Committee considers as current-year compensation and what SEC rules require us to report. The values of 2017 long-term awards as considered by the CHR Committee and shown in the table here differ from the values listed in the Summary Compensation Table on pages 91 through 93 and the Grants of Plan-Based Awards table on page 95 in two important ways:

1) Equity denominated awards are required to be reported by the SEC in the year of grant in the Grants of Plan-Based Awards Table and in the Summary Compensation Table under the “Stock Awards” column, which is the same way the CHR Committee considers these awards. However, though a Performance-Based Cash Unit award is reported in the Grants of Plan-Based Awards table in the year of grant, under SEC rules, it is not reported in the Summary Compensation Table until the end of the applicable performance period. At that time, the value of the cash earned is reported in the column “Non-Equity Incentive Plan Compensation.” Due to this difference, the Summary Compensation Table does not include the value Performance-Based Cash Unit awards granted by the CHR Committee in 2017, but does include the final value in connection with Performance-Based Cash Unit awards granted in 2015 that became fully vested in 2017. It is important to remember that though it differs from SEC reporting rules, our CHR Committee views long-term Performance-Based Cash Unit Awards as compensation in the year that they are granted just as both the CHR Committee and the SEC consider grants of long-term awards that are equity based.

To understand the value reported in the Summary Compensation Table related to Performance-Based Cash Unit awards, following is a summary of the 2015 award. The 2015 Performance-Based Cash Unit award was subject to a three-year performance period that ended at December 31, 2017. The following table sets forth the performance metrics achieved for the performance period and the percent of target earned by NEOs as of the end of 2017:

		2015 - 2017 Cash Performance Award Results
		Performance	Payout	Weight	Payout % of Target
Absolute EPS Growth (Compounded Annual Growth Rate)	25%	6.7%	125.0%	50.0%	62.5%
Relative EPS Growth	25%	Top 1/3
Absolute ROATCE	25%	10.06%	75.0%	50.0%	37.5%
Relative ROATCE	25%	Bottom 1/3
Final Results					100.0%
In making their assessment of performance for the three-year period ending December 31, 2017, the CHR Committee considered and determined to adjust results by excluding the impact of one-time accounting charges related to Tax Reform. Plan documents and the intent of the CHR Committee with respect to such adjustments was determined not to negatively impact either accounting or tax deduction of the award.
Similar to the Cash Performance Awards, the PSUs issued in 2015 used the same metrics and goals and, therefore, NEOs also earned 100 percent of target awards granted. The SEC considers this compensation reportable for 2015. Accordingly these awards are not included in the Summary Compensation Table for 2017.
continued on following page

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2) The SEC rules require that companies report the value of equity-denominated awards in the”Stock Awards” column of the Summary Compensation Table in the year they are granted. This is the same way the CHR Committee considered these awards. Nevertheless, there is a difference in the values noted in the table above and the values noted in the Summary Compensation Table due to the way we determine the number of shares each NEO will receive after the CHR Committee has established the economic value of an award. To determine the number of PSUs and RSUs, we divide the award value granted by the 30-day average closing price of Regions common stock prior to the grant date to minimize any impact of day-to-day stock price changes on the number of shares granted. The 30-day average for 2017 was $14.75. SEC rules require us to report the grant date fair value of shares, which is the closing price of Regions common stock on the date of the grant. The value of share units granted on April 3, 2017, was $14.58 per share.
For further information, page 14 of this proxy statement includes an alternative compensation table that details the way the CHR Committee views the compensation decisions made for 2017.

The following chart sets forth the matrices used for measuring performance and the ultimate payout level of the PSUs and performance-based cash awards granted in 2017:

Diluted EPS Growth Metric — 50% Weight							ROATCE Metric — 50% Weight
	Peer Group	Payout Opportunity for EPS Goal						Peer Group	Payout Opportunity for ROATCE Goal
Max	75 %ile	50%	75%	100%	125%	150%	Max	75 %ile	50%	85%	100%	125%	150%
Target	50 %ile	25%	50%	75%	100%	125%	Target	50 %ile	25%	50%	85%	100%	125%
Thresh.	25 %ile	0%	25%	50%	75%	100%	Thresh.	25 %ile	0%	25%	50%	85%	100%
		Significantly Below Target	Below Target	Slightly Below Target	Target	Above Target			Significantly Below Target	Below Target	Slightly Below Target	Target	Above Target
		Regions’ Absolute Diluted EPS Growth (3-year cumulative compounded growth rate)							Regions’ Absolute ROATCE (3-year average)

Performance targets and the payout percentages generated for each level of performance are determined each year by the CHR Committee based on Company budgets and goals, as well as known prevailing economic conditions. Though we have not disclosed the internal targets set for the three-year performance period in the above matrices because such disclosure could be construed as earnings guidance, the CHR

Committee believes the target levels represent challenging yet achievable levels of performance. While we do not disclose the actual level, the matrices demonstrate the expectation of a zero percent payment if we do not meet approximately one-half of the cumulative amount we projected, as part of our strategic planning process, for the three-year period ending December 31, 2019.
Other Benefits and Perks

In addition to the compensation elements described above, NEOs participate in other benefit and perk programs, many of which are available to all associates.
Regions Retirement Programs. Regions sponsors two types of retirement programs: defined benefit and 401(k) defined contribution retirement programs, each made up of tax-qualified and nonqualified plans. The operation of these benefit plans and the value of the benefits that NEOs accrue under these plans are described below and in the discussion that accompanies the Pension Benefits and Nonqualified Deferred Compensation tables on pages 98 through 99 of this proxy statement and the Summary Compensation Table on pages 91 through 93.
(1) Defined benefit plans. The Regions Financial Corporation Retirement Plan for Associates (the “Retirement Plan”) and Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan (“SERP”) are defined benefit plans. While participation requirements were impacted over time due to several corporate transactions, the Retirement Plan and the SERP generally were closed to new participants as of 2007.
The Retirement Plan is a tax-qualified plan under Section

401(a) of the Internal Revenue Code. NEOs participating in this plan participate on the same basis as all associates.
The regular benefit is available to all eligible SERP participants and is calculated using the same formula as the Retirement Plan with the following differences: (1) instead of averaging earnings over five years of service, it averages compensation over the highest three consecutive years of service out of the last 10 years of service; (2) in addition to base pay, it includes annual cash incentives, as well as 50 percent of any salary earnings and restricted stock granted during the period of Troubled Asset Relief Program participation; and (3) the maximum years of service used in the calculation of the regular benefit is 35 years of service instead of 30.
In addition, a limited number of executives are eligible for an alternative target retirement formula in the SERP as a result of a previously grandfathered arrangement. The alternative targeted benefit includes a more generous formula for determining retirement benefits, but was designed to be highly retentive as it includes significant vesting requirements. A participant must work for the Company for a minimum of 10 years and must reach age 60 before the alternative targeted

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benefits vest. Any termination of employment (except in the case of death, disability, or a change-in-control) prior to reaching age 60 with a minimum of 10 years of service will result in a forfeiture of amounts attributable to the alternative targeted benefit in excess of the regular benefit.
The following is a brief description of each executive’s participation in these plans:
Mr. Hall - During 2017, the Company completed a transfer of Mr. Hall’s accrued benefit in the SERP to the Supplemental 401(k) Plan. Although Mr. Hall continues to have a fully vested benefit in the Company’s Retirement Plan, he is no longer eligible for future pension benefit accruals in either the Retirement Plan or the SERP due to exceeding the maximum years of service considered.
Mr. David Turner - Mr. D. Turner has 12 years of credited service with the Company and participates in both the Retirement Plan and the SERP. His benefits are determined using the regular SERP calculations previously discussed, and he is not eligible for the alternative targeted SERP benefit.
Mr. Owen - Mr. Owen has 10 years of credited service. He does not participate in the Retirement Plan but is entitled to receive the alternative targeted benefit under the SERP. While he is accruing benefits under the alternative formula, he is not vested in the benefit as he has not reached the minimum vesting age at this time. In the event Mr. Owen leaves the Company prior to age 60, he will receive no SERP benefit from the Company.
SEC rules require us to report the value of the benefit even though it may not be vested; therefore, the values reported in the Pension Benefits table and in the column of the Summary Compensation Table relating to increases in pension benefits include amounts that Mr. Owen has not yet earned.
Mr. Lusco - With seven years of credited service, Mr. Lusco does not participate in the Retirement Plan but is participating in the SERP. His benefit is calculated using the regular SERP calculations previously discussed and is not eligible for the alternative targeted benefit formula. Upon electing to grant participation in the SERP to Mr. Lusco, the Company did determine to subject his participation to significant vesting requirements. In order to receive the normal SERP benefits, Mr. Lusco must have reached age 55 and have more than 10 years of service. While Mr. Lusco is older than 55, he has not completed the required 10 years of service. Therefore, in the event he terminates employment prior to completing 10 years of service, all SERP benefits will be forfeited.
Mr. John Turner - Mr. J. Turner has seven years of credited service. Through prior service, he is a participant in the Retirement Plan, but is no longer accruing benefits. Mr. J. Turner participates in the SERP under the alternative targeted benefits outlined above. Although he is accruing benefits, he is not vested in the benefit as he has neither the minimum years of service nor reached the minimum vesting age at this time.
SEC rules require us to report the value of the benefit even though it may not be vested; therefore, the values reported in the Pension Benefits table and in the column of the Summary Compensation Table relating to increases in pension benefits include amounts that Mr. J. Turner has not yet earned.
Pension Benefits Table. The Pension Benefits description

and table on pages 97 and 98 include a more detailed description of retirement benefits and a calculation of the value of pension benefits for each NEO. In addition, the Summary Compensation Table on pages 91 through 93 provides a value that represents the change in the lump sum value of pension benefits from 2016 to 2017. Several factors influence the calculation of this change. For most participants, the change is a result of additional years of service earned, the passage of time, and discount rates lower than historical averages, which have each contributed to different degrees to the pension benefit increases reported in the Summary Compensation Table. With respect to Mr. Hall, the pension change reflected in the Summary Compensation Table represents the final accrual required as his pension participation was frozen and the lump sum value of his SERP benefit was transferred to the Supplemental 401(k) Plan in mid-2017. Current SEC rules require us to calculate any change in pension benefit at the rate used to value the benefit under the terms of the plan. In most cases, this rate is based on actuarial assumptions used to value plan benefits and liabilities for financial statement purposes.
(2) Defined contribution plans. Regions Financial Corporation 401(k) Plan (the “401(k) Plan”) and Supplemental 401(k) Plan are defined contribution plans and generally allow eligible associates to contribute a portion of their total base and annual incentive compensation on a pre-tax or Roth basis into investment accounts that are held and invested on a tax-deferred basis until termination of employment or retirement. The 401(k) Plan is a tax-qualified 401(k) savings plan under the IRC in which all eligible associates can participate, while the Supplemental 401(k) Plan is a nonqualified plan for certain associates whose participation in the 401(k) Plan is generally limited due to the qualified plan’s compensation and contribution limits.
The Company makes a contribution to the 401(k) Plan (and a deemed contribution to the Supplemental 401(k) Plan) equal to the deferral rate elected by the participant up to a maximum of 4 percent of pay. In addition to the Company matching contribution, the Company provides a non-contributory 2 percent allocation to the 401(k) Plan (and a deemed 2 percent allocation to the Supplemental 401(k) Plan) for any associate who does not participate in the Retirement Plan. In 2017, all of our NEOs participated in these plans and received the Company matching contribution of 4 percent of pay.
Perquisites. Our NEOs are eligible to participate in employee benefit programs generally available to all associates. While we generally do not offer a broad range of perks to our NEOs, we have provided certain personal benefits that are not available to other associates. The CHR Committee periodically reviews the perks available to executive officers to determine whether these programs continue to serve the purpose of providing benefit to the Company and has historically discontinued any program that it determines is not based on sound business rationale.
In General. In 2017, NEOs continued to be eligible for financial planning services, Company-provided security coverage for private residences, certain relocation benefits, and enhanced coverage for annual physicals. These items are provided to NEOs because we believe that they serve a necessary and reasonable business purpose. Each NEO is responsible for all taxes on any imputed income resulting from these benefits and

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the total cost to the Company represents an immaterial portion of total compensation. Any special benefits our NEOs received are included in the Summary Compensation Table on pages 91 through 93 of this proxy statement.
Use of Corporate Aircraft. The use of corporate aircraft is subject to a formal policy approved by the CHR Committee and the NCG Committee that sets forth the criteria and procedures applicable to its use.
It has long been our policy to require that our CEO use corporate-owned or other non-commercial aircraft for business travel when possible. In addition, it is our policy to allow our CEO to use corporate-owned aircraft for personal travel up to a maximum value of $100,000 per year. In the event the value of personal use (as measured based on the incremental cost of operating the aircraft) exceeds $100,000 in any year, our policy requires the CEO to reimburse the Company the full incremental cost of operating the corporate aircraft.
Mr. Hall is subject to an Aircraft Time Sharing Agreement with the Company that governs the terms and conditions of personal use of the corporate aircraft. Although the policy and the agreement allow for personal use without cost up to $100,000 per year, Mr. Hall’s personal use in 2017 was less than $70,000. The Board also has authorized the CEO to make corporate-owned aircraft available for the personal travel of other Company associates on a limited basis, such as in the event of emergency or when personal use may be in the best interest of the Company due to either efficiency or safety concerns.

Compensation Framework, Policies, Processes, and Risk Considerations

Our compensation and benefit programs operate under the guidance and oversight of the CHR Committee. The CHR Committee is composed of independent Directors who are not eligible to participate in any of the management compensation programs or other employee benefit or compensation plans of the Company, except for grants of equity compensation under the Company’s Long Term Incentive Plan and pursuant to the Director Compensation Program. Directors who served as members of the CHR Committee during 2017 include:
Don DeFosset, Chair
David J. Cooper, Sr.
Samuel A. Di Piazza, Jr.
Ruth Ann Marshall
Susan W. Matlock
José S. Suquet
Each CHR Committee member has been determined to be independent as defined by NYSE rules and applicable SEC rules and regulations. The CHR Committee operates under a written charter approved by the Board. A copy of the charter is available on the Investor Relations section of our website at www.regions.com.
Committee Meetings.The CHR Committee holds meetings as often as it deems necessary to perform its duties and responsibilities, but not fewer than three times a year. Although many compensation decisions are made in the first quarter of the year, as outlined on pages 74 through 76, the decision-making process is continuous and neither ends nor begins with any one meeting. During 2017, the CHR Committee met six times to review, discuss, and approve compensation decisions for the Company and held one joint meeting with the Risk Committee and one joint meeting with the NCG Committee and Board.
The CHR Committee asks its independent compensation consultant to attend all regularly scheduled meetings, as well as some of the Committee’s special meetings. Other outside advisors, including legal counsel, may also attend meetings when members feel additional guidance on specific topics may be beneficial. Meetings are typically attended by the Chairman/CEO, Head of Human Resources, and Head of Compensation and Benefits. The CFO and CRO attend meetings when Company budget and performance information or incentive plan design is presented. As previously noted, at least one joint meeting of the CHR Committee and the Risk Committee is held each year. During this joint meeting, representatives from the Risk Management Group, including the CRO, review a comprehensive risk assessment of the Company’s incentive plans, including both plans that cover executive officers, as well as plans that cover other associates of the Company.
Throughout the year, the CHR Committee may hear from the Strategic Performance and Alignment function or heads of business groups with respect to details about the operation and effectiveness of incentive compensation programs in place within the business groups. From time to time, the CHR Committee may ask to hear presentations from other members of management regarding topics of interest to the CHR Committee. Additionally, every CHR Committee meeting includes an executive session without the participation of any member of the executive management team. The independent compensation consultant typically participates in a portion of these executive sessions.
Independent Compensation Consultant. During 2017, the CHR Committee engaged Cook & Co. to serve as the independent compensation consultant to the CHR Committee and to provide advice relating to Regions’ executive compensation programs and practices.
As one of the leading independent compensation consulting firms in the country serving as a consultant to a large number of Fortune 500 companies, Cook & Co. advises the CHR Committee on best practices for compensation governance, including practices outside of the financial services industry. The CHR Committee assessed the independence of Cook & Co., as required under the listing standards adopted by the NYSE pursuant to SEC requirements, and concluded that no conflict of interest exists.
While Cook & Co. reports directly to the CHR Committee, they also work with Regions’ management, at the direction of the CHR Committee, to obtain information and further its goals. Cook & Co. does no work for executive management and provides no other services to Regions. The scope of services provided by Cook & Co. for the CHR Committee during 2017 included:

•	Attended all CHR Committee meetings;

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•
Provided the CHR Committee with competitive market data to assist in establishing target levels for compensation components, such as base salary levels, annual incentives, and long-term performance awards, as well as benefit levels for executive management;

•
Assisted the CHR Committee with the evaluation and establishment of the design and construct of the short-term and long-term incentive programs for 2017, including values, opportunity levels, performance metrics, targets (including thresholds and maximums), performance curves, peer group comparisons, and risk mitigants to be included in the plan;

•	Advised the CHR Committee with respect to year-end compensation determinations based on performance evaluations and other factors, including succession planning and related considerations;

•	Reviewed the Company’s change-in-control practices and provided competitive market practices for severance payments in the event of a change-in-control;
Provided Tax Reform updates and potential considerations throughout the second-half of 2017;

•
Advised the CHR Committee regarding regulatory and compliance issues and the development of leading best practices and market competitive information with respect to compensation guidelines established by the SEC, the Federal Reserve, and other banking regulatory bodies; and

•	Provided current trend information on industry and executive compensation issues.

Other Policies and Practices Impacting Compensation Decisions

Use of Peer Groups for Benchmarking Purposes. In determining market competitiveness of compensation, the CHR Committee, with the assistance of its independent compensation consultant, regularly reviews the compensation of our executive officers against that of the Company’s compensation peer group, as well as survey data from a larger segment of companies within the financial services industry. While we do not specifically benchmark each individual Regions position to specific job matches within these peer companies, we use the information from these peers to assist the CHR Committee in evaluating the competitiveness of the compensation of our executive team including the NEOs covered in this proxy statement.
When evaluating the compensation peer group for 2017 plans and pay levels, the CHR Committee’s independent compensation consultant recommended expanding the number of companies included in the peer group. After identifying and reviewing potential additions, the CHR Committee elected to include Citizens Financial Group (“Citizens”) in the compensation peer group for 2017. The CHR Committee’s belief that Citizens is a fit from an industry perspective is confirmed given both Citizens and ISS consider Citizens and Regions to be peers. Adding Citizens to our compensation peer group brings stability to year-over-year comparisons and improves the validity of the peer group on the primary size evaluation criteria of assets, market capitalization, and revenue.
The CHR Committee believes that peer group construction revolves around finding a balance between including relative companies that match in size and focus and enough companies to make comparisons meaningful. The companies listed below are those that the CHR Committee believes are appropriate due to industry, asset size, and market capitalization. These companies have executive positions that are most similar in breadth and scope to Regions and represent the financial institutions that compete with Regions for our top executive talent. Our compensation peer group consists of the following financial institutions:

Compensation Peer Group
Company	12/31/2017 Assets ($ in millions)	12/31/2017 Market Cap ($ in millions)
U.S. Bancorp	462,040	88,728
The PNC Financial Services Group, Inc.	380,768	68,249
Capital One Financial Corporation	365,693	48,346
BB&T Corporation	221,642	38,881
SunTrust Banks, Inc.	205,962	30,417
M&T Bank Corporation	118,593	25,668
Fifth Third Bancorp	142,193	21,050
KeyCorp	137,698	21,563
Citizens Financial Group (New in 2017)	152,336	20,604
Regions Financial Corporation	124,294	19,596
Huntington Bancshares Incorporated	104,185	15,609
Comerica Incorporated	71,567	15,006
Zions Bancorporation	66,288	10,041

In addition to reviewing compensation peer group information annually, the CHR Committee’s independent compensation consultant periodically reviews the Company’s total compensation program against broader financial services industry survey data compiled by other sources (including compensation surveys prepared for the financial services

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industry by McLagan, a leading performance/reward consulting and benchmarking firm focused specifically on the financial services industry). All of this information is used by the CHR Committee when it considers the competitiveness and appropriateness of the amount and composition of pay at Regions.
For purposes of measuring performance under both our short-term annual and long-term incentive plans, we use a different peer group to measure our relative performance against. While the CHR Committee believes compensation measures should be reviewed against financial institutions closer in size and scope to Regions, they further believe performance is more appropriately measured against a broad group of financial institutions that the market would consider in competition with

Regions for their next investment dollar. The key driver for performance peer group selection is business similarities. The CHR Committee looks for a focus on retail, consumer, and corporate banking with a regional/geographic focus. Though the CHR Committee also considers size, it is not a key determining factor due to its lack of material impact on performance comparisons, especially when related to its impact on compensation comparisons. The CHR Committee also elected to include Citizens in the performance peer group, as well as the compensation peer group, for 2017.
The peer group for measuring our performance under our annual short-term and long-term incentive plans consists of the following financial institutions:

Performance Peer Group
Company	12/31/2017 Assets ($ in millions)	12/31/2017 Market Cap ($ in millions)
U.S. Bancorp	462,040	88,728
The PNC Financial Services Group, Inc.	380,768	68,249
BB&T Corporation	221,642	38,881
SunTrust Banks, Inc.	205,962	30,417
M&T Bank Corporation	118,593	25,668
Fifth Third Bancorp	142,193	21,050
KeyCorp	137,698	21,563
Citizens Financial Group (New in 2017)	152,336	20,604
Regions Financial Corporation	124,294	19,596
Huntington Bancshares Incorporated	104,185	15,609
Comerica Incorporated	71,567	15,006
Zions Bancorporation	66,288	10,041
Synovus Financial Corp.	31,222	5,700
First Horizon National Corporation	41,423	6,531
Hancock Holding Company	27,336	4,217

The above-noted peer groups are not the same as the group of companies that comprise the S&P 500 Banks Index, which is the index included in the stock performance chart presented in Regions’ Annual Report on Form 10-K for the year ending December 31, 2017 and repeated at page 9 of this proxy statement. Each of these peer groups represents a smaller group of financial institutions tailored primarily by asset size, core business services, geographic similarity, and alignment to the principles for each type of measurement.
Say-on-Pay. Regions understands that stockholders, regulators, and other stakeholders have a strong interest in executive compensation and attempts to balance the interests of these constituencies in the design and execution of our executive compensation program. In accordance with the vote of our stockholders, we have provided an annual Say-on-Pay advisory vote regarding executive compensation. This year’s proposal is included as Proposal 3 on page 68 of this proxy statement. In addition, this year we are asking stockholders to reapprove the annual frequency for the advisory Say-on-Pay vote. For more information, see Proposal 4 on page 69 of this proxy statement.
In last year’s Say-on-Pay vote, we received overwhelming approval of our executive compensation program, with more than 96 percent of the votes cast being in favor of our program. Following our 2017 annual meeting, we participated in an enhanced corporate governance stockholder engagement process. Members from our executive compensation, investor relations, and corporate governance functions met with large stockholders to answer questions and discuss any issues or concerns. We will continue to monitor the results of future advisory votes on compensation and take feedback from our stockholder outreach program into consideration when assessing compensation matters in the future.
Clawbacks. It has long been the CHR Committee’s practice to review past awards in light of any material restatement of our financial results. As such, we continue to review and strengthen our policies with respect to the recoupment of prior incentive compensation awards or adjustment of future awards in these events. The CHR Committee annually reviews a formal clawback policy that applies to each of our NEOs, as well as a number of other officers of the Company (each a “Covered Officer”). The policy provides that in the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under either GAAP or federal securities law, or the Company subsequently finds that the financial information or performance metrics used to determine the amount of incentive compensation for a prior period is materially inaccurate, the Company may seek repayment of incentive compensation or require the forfeiture or reduction of outstanding or future incentive compensation as may be determined by the CHR Committee. In addition to allowing for

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clawback in the case of financial restatement or materially inaccurate performance metrics, the policy allows the Company to recoup incentive compensation in the case of misconduct of a Covered Officer, regardless of whether or not there is an accompanying financial restatement. For purposes of the policy, misconduct is defined as: (i) knowing violation of federal, state or local law, rule, or regulation; (ii) material breach of any written Company policy or covenant between Regions and the Covered Officer; (iii) disclosure of the Company’s confidential information or trade secrets; or (iv) commission of an act of fraud, dishonesty, or recklessness in the performance of the Covered Officer’s duties, which is not in good faith and subjects the Company to excessive risk or financial loss or materially disrupts, damages, impairs, or interferes with the business of the Company.
Regulatory Oversight and Risk Governance. As a bank holding company, we must comply with various regulatory requirements. The Federal Reserve adopted guidelines on incentive compensation for financial institutions that include the following three main principles:

•	Incentive compensation arrangements should balance risk and financial results in a manner that does not provide employees with incentives to take excessive risks on behalf of the banking organization.

•	A banking organization’s risk-management processes and internal controls should reinforce and support the development and maintenance of balanced incentive compensation arrangements.

•	Banking organizations should have strong and effective corporate governance to help ensure sound compensation practices including effective oversight by the Board.
In response to these guidelines, we established a comprehensive governance and oversight process for the design, operation, and monitoring of our incentive plans, which we believe improves our ability to evaluate and reduce risk or to risk-adjust payouts under the plans. We created an internal cross-functional oversight committee with representation from risk management, finance, human resources, legal, and strategic alignment to review, consider, and approve, as appropriate, certain higher risk plans. This cross-functional oversight committee also works with business group leadership to monitor the performance and effectiveness of all of our incentive plans to ensure that they include features and metrics designed to discourage inappropriate risk-taking.
As a part of our oversight process, this internal oversight committee meets on a regular basis and provides a quarterly report to the CHR Committee with respect to the activities around incentive compensation management. In addition, at least once each year, the CHR Committee meets jointly with the Risk Committee, the CRO, and other members of the risk management team to receive a thorough risk assessment of each of our material incentive plans.
In presenting the risk assessment, the CRO noted that the process of limiting risk starts with the Board setting the risk appetite of the Company, establishing policies, and implementing appropriate limits. The process then continues with management developing the policies and practices to ensure the Company operates within our risk appetite and avoids unnecessary or excessive risk. As described in the

Relationship of Compensation Policies and Practices to Risk Management on page 59, we believe that the risks arising from our compensation plans, policies, and practices are not reasonably likely to have a material adverse effect on the Company. In making this determination, we consider the impact of the: (i) Board’s role in the determination of the overall risk profile and appetite; (ii) level of controls in place; and (iii) incentive policies, procedures, and governance activities we follow.
Management and the CHR Committee acknowledge that compensation practices are important components of our approach to risk management. Therefore, we are committed to working with the Federal Reserve, as well as other regulatory bodies, to achieve our objectives. We strive for clarity and transparency in our compensation structure and will take any steps deemed advisable to further strengthen our compensation risk management framework as we continue the ongoing evaluation of our compensation policies and programs.
Equity Grant Policies and Practices.  A grant of equity compensation to eligible key associates is generally made on an annual basis. Although the Company does not currently issue stock option grants under the 2015 Long-Term Incentive Plan, the plan requires that the exercise price for options be based on the closing price of Regions common stock on the date of the grant in the event this practice resumes. The CHR Committee has adopted a schedule and process of reviewing the program provisions and grant levels in the first quarter of the year to coincide with the annual performance management compensation review process established by the Company for all associates. As a part of that process each year, the CHR Committee will pre-establish a grant date for grants to eligible associates subject to the needs and business considerations of the Company. The equity grants to all eligible key associates were made on April 3, 2017.
The CHR Committee specifically approves all grants of equity compensation to executive officers, as well as other officers covered by Section 16(a) of the Exchange Act. The CHR Committee has delegated authority to the CEO to determine and approve annual grants, as well as modify outstanding grants, to other key associates within the limits and budgets established each year as part of the CHR Committee’s consideration of the annual grant program guidelines.
From time to time, the Company may find it necessary to issue special grants to other new hires or key associates outside of the normal grant process. The CHR Committee also has delegated authority to the CEO to determine the need for and value of these grants. For these grants, the CHR Committee’s policy provides that grants will be made on the first business day of the calendar quarter following the hire date or the determination for the need to grant an award for retention purposes. This timing was chosen to prevent even an appearance that either management or the associate could manipulate the pricing date and also to reduce the administrative and accounting burden that would be created by multiple grant dates. Any grants made by the CEO are reported to the Committee on a regular basis each year.
Policy on Cash versus Non-Cash and Current versus Future Compensation. The CHR Committee does not maintain a stated policy that dictates cash versus non-cash

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compensation or current versus future compensation. However, the allocation of cash and non-cash compensation for each of the NEOs is reviewed by the CHR Committee annually and reflects the CHR Committee’s best efforts to balance short-term and long-term objectives of the Company.
Stock Ownership Guidelines and Stock Retention Requirements. Regions has adopted stock ownership guidelines requiring executive officers and members of the Board to have a meaningful economic stake in Regions. These guidelines are designed to maintain stock ownership levels high enough to ensure our commitment to creating stockholder value. In 2017, the CHR Committee made the decision to increase the ownership requirement from five to six times base pay for our CEO. Additionally, the CHR Committee reviewed and approved the types of stock ownership that are counted toward meeting the guidelines. For purposes of meeting the guidelines, the following types of stock ownership are counted:

•	shares directly owned by the executive officer or Director without restriction;

•	restricted stock, stock units (except for those that may be subject to future performance requirements);

•
stock equivalents allocated through any deferred stock investment plan, as well as an executive officer’s shares held in a 401(k) Plan account and notionally held in a Supplemental 401(k) Plan account; and

•	shares held in trust for the benefit of the executive officer or his or her immediate family members.
Any executive officer who does not meet the ownership guidelines must retain at least 50 percent of the after-tax value of any compensatory equity grant upon vesting until such time as the ownership guidelines are met. The equity stake of our NEOs and Directors is reflected in the beneficial ownership information contained in this proxy statement on pages 22 and 23. The table below summarizes the stock ownership guidelines for our CEO and each of the NEOs (including their compliance with the guidelines):

Name	Ownership Requirement	Approximate Stock Value Required to be Held	Holds Required Amount	Percent of Required Amount Owned
O. B. Grayson Hall, Jr.	6 X Base Pay	$6,000,000	Yes	347%
David J. Turner, Jr.	3 X Base Pay	$1,992,600	Yes	285%
John B. Owen	3 X Base Pay	$2,041,800	Yes	290%
John M. Turner, Jr.	3 X Base Pay	$1,800,000	Yes	327%
C. Matthew Lusco	3 X Base Pay	$1,752,750	Yes	245%

Other Policies Related to Stock Ownership (prohibitions against insider trading, hedging, and pledging of Regions securities). The Company has a long-standing General Policy on Insider Trading to guard against improper securities trading. Under the policy, no Director, officer, or other associate of Regions who is aware of material nonpublic information relating to the Company may, directly or through family members or other persons or entities, buy or sell securities of the Company (other than pursuant to a previously approved trading plan that complies with SEC Rule 10b5-1), or engage in any other action to take personal advantage of the material nonpublic information.
Our General Policy on Insider Trading prohibits speculative trading in Regions equity securities, including all hedging transactions and short sales of Regions securities, as well as transactions in puts, calls, or other derivative securities. In addition, our General Policy on Insider Trading prohibits our Directors and executive officers from purchasing Regions securities on margin or holding them in a margin account, borrowing against any account in which Regions equity securities are held or pledging Regions equity securities as collateral for a loan.
Accounting for Stock-Based Compensation. Regions accounts for and reports stock-based compensation under our long-term incentive plans in accordance with the requirements of Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation - Stock Compensation. For further disclosure of

Regions’ accounting for stock-based compensation, refer to Note 17 “Share-Based Payments” to the consolidated financial statements included in Regions’ Annual Report on Form 10-K for the year ended December 31, 2017.
Consideration of the Impact of IRC 162(m). As part of its responsibilities, the CHR Committee has historically reviewed and considered the deductibility of executive compensation under IRC 162(m), which until recently provided that public companies generally may not deduct compensation of more than $1,000,000 of non-performance-based compensation paid to certain NEOs. The CHR Committee is cognizant of and will continue to consider the impact of the U.S. Tax Cuts and Jobs Act of 2017, which expanded the number of individuals covered by IRC Section 162(m) and eliminated the exception for performance-based compensation (generally effective beginning for the 2018 tax year) on the Company’s compensation programs and design. While the CHR Committee made certain adjustments in the calculation of performance-based pay for 2017, it is our belief that compensation awarded in 2017 under the terms of our short-term incentive plan, as well as the PSUs and performance-based cash awards under our long-term incentive plans, meet the requirements of IRC 162(m) as amended by Tax Reform and are fully deductible. The CHR Committee has historically and continues to reserve the right to pay executives compensation that is not deductible under IRC 162(m) and will continue to assess the impact of Tax Reform.

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Change-in-Control, Post-Termination, and Other Employment Arrangements

For competitive and fairness reasons, we believe it is important to protect key associates (including the NEOs) in the event of certain terminations of employment during a transition period following a change-in-control of Regions. The potential or actual occurrence of a change-in-control could create uncertainty regarding the continued employment of our NEOs and providing employment protection should eliminate, or at least significantly reduce, any potential reluctance of our executives to pursue potential transactions that may be in the best interests of our stockholders. To align the interests of our stockholders and our executives, we have entered into agreements with all NEOs that govern some of the terms of their employment and compensation in the event of a qualifying termination after a change-in-control of Regions.
Change-in-Control Agreements. The change-in-control agreements entered into with NEOs generally provide that during the two-year period following a change-in-control of Regions, if the NEO’s employment is terminated other than for “cause,” or if the NEO resigns for “good reason,” he would be paid accrued compensation and benefits, plus an amount equal to a specified multiple of base salary and average annual bonus during the three years preceding the year in which the change-in-control occurs.

Mr. Hall and Mr. Owen are entitled to a three times multiple of pay, while Mr. D. Turner, Mr. J. Turner, and Mr. Lusco are entitled to a two times multiple of pay upon termination following a change-in-control. If employment is terminated for “cause” or due to death, disability, or resignation other than for “good reason,” payments would be limited to accrued compensation and benefits.
Agreements issued after February 2011 do not include any income tax gross up payments under the excise tax provisions of IRC Section 4999. Mr. Hall, Mr. Owen, and Mr. D. Turner have change-in-control agreements that were issued in 2007 and provide that additional payments may become due to avoid a negative tax consequence to the executive in the event any payment or benefit would cause the NEO to become subject to the excise tax imposed under IRC Section 4999. Mr. J. Turner and Mr. Lusco entered into agreements after February 2011, and therefore, are not entitled to receive a payment to compensate for excise taxes. None of the NEOs’ agreements provide any type of severance benefits in connection with termination of employment at any other time. For additional information, including definitions of “cause,” “good reason,” and “change-in-control,” see the section entitled Potential Payments by Regions Upon Termination or Change-in-Control on pages 100 through 103 of this proxy statement.

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COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
Compensation Discussion and Analysis

Regions has the primary responsibility for the Compensation Discussion and Analysis (“CD&A”), which is included in this 2018 Proxy Statement.
On behalf of the Board of Directors, the Compensation and Human Resources Committee oversees the development and administration of Regions’ compensation program for officers and key associates of senior management. As part of this responsibility, the Compensation and Human Resources Committee has reviewed and discussed with Regions’

management the contents of the CD&A. Based on its review and discussion, and subject to the limitations on the role and responsibility of the Compensation and Human Resources Committee, the Compensation and Human Resources Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into Regions’ Annual Report on Form 10-K for the year ended December 31, 2017.

Submitted by the Compensation and Human Resources Committee:

Don DeFosset, Chair	David J. Cooper, Sr.	Samuel A. Di Piazza, Jr.

Ruth Ann Marshall	Susan W. Matlock	José S. Suquet

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COMPENSATION OF EXECUTIVE OFFICERS
The following tables, narratives, and footnotes contain compensation information about our Chairman and Chief Executive Officer (“CEO”); our Chief Financial Officer (“CFO”); and our three other most highly paid executive officers for the year ended December 31, 2017, our Named Executive Officers (“NEOs”).
Summary Compensation Table

The Summary Compensation Table that follows contains information with respect to our NEOs. Based on the amounts for 2017, salary accounted for approximately 11 percent of direct compensation (including salary, stock awards, and non-equity incentive compensation) for our CEO and 22 percent, on average, among all other NEOs which reflects our performance-based pay philosophy. The following is a brief summary of the components of Regions’ pay programs included in each column of the Summary Compensation Table:
Salary – The “Salary” column includes the year-to-date base salary amounts for each NEO for the fiscal years indicated. New base salary amounts are generally effective on April 1 of each year.
Bonus – Regions does not generally issue nonperformance-based or discretionary bonuses, and this column reflects the absence of any such payments.
Stock Awards – Equity awards granted in 2017 were composed of Performance Stock Units (“PSUs”) and Restricted Stock Units (“RSUs”) and are reported in the “Stock Awards” column at the grant date fair value. The grant date fair value does not correspond with the amounts that may be eventually realized relative to these awards. Any benefit from these awards depends on the future value of Regions stock, the satisfaction of time-based vesting requirements in the case of RSUs and the attainment of performance requirements in the case of PSUs. For more detail regarding the stock awards for NEOs, see pages 80 through 82 of the CD&A and the Grants of Plan-Based Awards table on page 95 of this proxy statement.
Option Awards – Although our long-term incentive plan allows for the granting of option awards, we have not awarded stock options to NEOs in a number of years. This practice is reflected in the “Options” column.
Non-Equity Incentive Plan Compensation – The amounts in the “Non-Equity Incentive Plan Compensation” column represent annual incentives earned for 2017 performance under our annual incentive plan as described beginning on page 76 of the CD&A and paid in early 2018. Also included in this amount is the value of the 2015 Performance Cash Units for the performance period ended December 31, 2017. While the value of these Performance Cash Unit awards has been determined, they remain subject to service based vesting until April 1, 2018, and will be payable as of that date. SEC rules require us to report these values in the Summary Compensation Table for the year that represents the final performance year of the grant. However, the CHR Committee does not consider these awards as current compensation, but rather compensation for the year in which the grant was issued. For more information on how the CHR Committee views awards compared to how the SEC requires us to report awards, please see pages 81 and 82 of the CD&A.
Change in Pension Value and Nonqualified Deferred Compensation Earnings – This column includes the change in pension value for each NEO, which is the difference in the total present value of accrued benefit on December 31, 2017, minus the total present value of accrued benefit on December 31, 2016. For additional information about pension benefits, refer to pages 82 and 83 in the CD&A and to the Pension Benefits section and table on pages 97 and 98. As for nonqualified deferred compensation earnings, none of the NEOs receive above-market or preferential earnings on their nonqualified deferred compensation accounts. More information regarding the provisions of the nonqualified deferred compensation plans in which the NEOs participate can be found on pages 98 and 99.
All Other Compensation – Amounts in the “All Other Compensation” column represent the aggregate dollar amount for each NEO for perquisites,other personal benefits, and additional compensation items not disclosed in other columns of the Summary Compensation Table. Items may include the value of: excess group liability insurance coverage, group term life insurance coverage, financial planning services, personal use of corporate aircraft, an enhanced executive physical, home security, as well as matching charitable gift contributions. “All Other Compensation” also includes the value of Company contributions to our 401(k) Plan and Supplemental 401(k) Plan.
Total – This column represents the sum of all columns for each of the NEOs, and includes all amounts earned by the NEO, including any amounts that may have been deferred for tax purposes.

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Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
O. B. Grayson Hall, Jr. Chairman and Chief Executive Officer	2017	1,000,000	—	3,558,511	—	4,652,167	3,282,717	227,964	12,721,359
	2016	1,000,000	—	3,242,916	—	3,528,584	6,102,983	188,941	14,063,424
	2015	1,007,692	—	3,284,720	—	2,506,546	3,764,852	220,857	10,784,667
David J. Turner, Jr. Chief Financial Officer	2017	660,150	—	790,790	—	1,540,806	885,279	97,843	3,974,868
	2016	644,062	—	778,301	—	1,177,490	513,593	86,787	3,200,233
	2015	636,862	—	788,340	—	883,295	314,975	98,948	2,722,420
John B. Owen Head of Enterprise Services and Consumer Banking	2017	676,450	—	790,790	—	1,591,297	1,459,534	93,121	4,611,192
	2016	659,816	—	778,301	—	1,208,618	1,158,093	83,148	3,887,976
	2015	651,977	—	788,340	—	905,498	1,096,867	100,552	3,543,234
John M. Turner, Jr.* President	2017	585,000	—	790,790	—	1,339,896	1,527,838	101,214	4,344,738
	2016	—	—	—	—	—	—	—	—
	2015	—	—	—	—	—	—	—	—
C. Matthew Lusco Chief Risk Officer	2017	580,688	—	790,790	—	1,403,486	403,527	100,628	3,279,119
	2016	566,308	—	778,301	—	990,092	383,462	77,508	2,795,671
	2015	559,269	—	788,340	—	687,487	304,689	83,165	2,422,950

*	Mr. John Turner was not an NEO in 2016 or 2015.

(1)	As reflected in the following table, amounts in this column are the grant date fair value of awards computed in accordance with FASB ASC Topic 718.

	2017 Annual Equity Grant (PSUs & RSUs)				Total Stock Awards Value ($)
	PSUs ($/units) (a)		RSUs ($/units) (b)
Name	Performance Stock ($)	Performance Stock (#)	Restricted Stock ($)	Restricted Stock (#)
O. B. Grayson Hall, Jr.	1,779,256	122,034	1,779,256	122,034	3,558,511
David J. Turner, Jr.	395,395	27,119	395,395	27,119	790,790
John B. Owen	395,395	27,119	395,395	27,119	790,790
John M. Turner, Jr.	395,395	27,119	395,395	27,119	790,790
C. Matthew Lusco	395,395	27,119	395,395	27,119	790,790

(a)
The amounts in this column reflect the number of units granted and the grant date fair value of PSUs. Actual awards can range from 0% to 150% of target based on performance metrics of absolute and relative Diluted EPS growth and ROATCE established at grant. The maximum award value for the PSUs (determined as described on pages 80-82) is $2,668,884 for Mr. Hall, $593,093 each for Mr. D. Turner, Mr. Owen, Mr. J. Turner, and Mr. Lusco.

(b)	The amounts in this column represent the number of units granted and the grant date fair value of RSUs that cliff vest at the end of the three-year vesting period ending April 3, 2020.
(2)    This amount represents annual cash incentives for 2017 performance plus the value of the 2015 Performance Cash Units based on certification of performance goals as of December 31, 2017, and will be vested based on service effective April 1, 2018. The following table sets forth the details of these awards:

	Non-equity Incentive Plan Compensation
Name	2017 Annual Cash Incentive ($)	Value of 2015 Performance Cash Units at 12/31/17 ($) (a)	Total ($)
O. B. Grayson Hall, Jr.	2,985,500	1,666,667	4,652,167
David J. Turner, Jr.	1,140,806	400,000	1,540,806
John B. Owen	1,191,297	400,000	1,591,297
John M. Turner, Jr.	1,039,896	300,000	1,339,896
C. Matthew Lusco	1,003,486	400,000	1,403,486

(a)
This column reflects 100% of target earned at December 31, 2017. Grants to Mr. D. Turner, Mr. J. Turner, and Mr. Lusco are subject to service vesting requirements until April 1, 2018 (the third anniversary of the date of grant).

(3)
This amount includes benefits for Mr. Owen, Mr. J. Turner, and Mr. Lusco described on pages 82-84 and 97-98, which are subject to significant vesting requirements that have not yet been met. Therefore, all of the change in benefit for Mr. Owen, Mr. J. Turner, and Mr. Lusco would not be payable at the present time if they left the Company. Mr. D. Turner is fully vested in his benefit.

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(4)	All other compensation consists of the following:

Name	Life Insurance, Perquisites and Other Personal Benefits (a) ($)	Matching Contributions Under Qualified Savings Plans ($)	Matching Contributions Under Nonqualified Savings Plans ($)	Non-Elective Contributions under the Qualified and Nonqualified 401(k) plans (b) ($)	Total All Other Compensation ($)
O. B. Grayson Hall, Jr.	105,154	10,800	112,010	—	227,964
David J. Turner, Jr.	38,338	10,800	48,706	—	97,843
John B. Owen	26,318	10,800	50,603	5,400	93,121
John M. Turner, Jr.	44,498	10,800	40,516	5,400	101,214
C. Matthew Lusco	42,897	10,800	41,531	5,400	100,628

(a)
The 2017 amount includes the value of items such as group term life insurance premiums, excess group liability coverage, financial planning services, personal use of the corporate aircraft, an enhanced executive physical, home security, and matching charitable gift contributions. The total value for personal use of the corporate aircraft by Mr. Hall in 2017 was $69,500.

(b)
The table above does not reflect the 2017 lump sum value of Mr. Hall’s accrued benefits from the Company’s defined benefit SERP transferred to the Supplemental 401(k) Plan as described above on page 83 of the CD&A and below in the Pension Benefits and Nonqualified Deferred Compensation Tables and accompanying narrative. As Mr. Hall’s benefit under the defined benefit SERP accrued over the years, the value of that benefit was reflected in the Change in Pension Value and Non Qualified Deferred Compensation Earnings column of the Summary Compensation Table.

CEO Pay Ratio

CEO Pay Ratio and Compensation Philosophy. The guiding principles of compensation set forth by the CHR Committee and described beginning on page 70 of the CD&A form the foundation for Regions’ compensation and benefits philosophy for all associates. Accordingly, our compensation and benefit programs are designed to encourage and reward all associates who contribute to our success. We strive to ensure that the compensation of every associate reflects the level of his or her job impact and responsibilities and is benchmarked to be competitive in the market where the associate is geographically located. By and large, Regions associates are primarily residents of southeastern states where Regions has physical locations.
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to identify and disclose the annual total compensation of our median employee, the annual total compensation of our Chairman and CEO, Mr. Hall, and the ratio of these two amounts.
SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions. As a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies, including those within our peer groups and industry.
Associate Population and Measurement Date. To determine our median employee, we identified 22,709 full- and part-time associates, excluding our CEO, who were actively employed as of the first pay period at the beginning of the fourth quarter (October 6, 2017). Regions generally does not employ seasonal or temporary associates, and, therefore, they did not have a significant impact on our associate population.
Consistently Applied Compensation Measure (“CACM”) and Methodology. Though we considered and modeled multiple CACMs, including Box 1 and Box 5 from Form W-2 statements and base pay, there was not an appreciable difference in the compensation of the median employee under each method. As a result, we determined that base pay was the most straightforward, consistent, and administratively efficient measure upon which to base this analysis.
We did not convert part-time pay to full-time equivalent pay; however, we did annualize pay for full-time associates who joined the company during the year. Using base pay as the CACM, we identified four potential median employees and ultimately selected the associate with a compensation structure and benefits profile most representative of the average Regions associate.
Median Employee. Of Regions associates, approximately 45 percent are in the retail organization, over 70 percent are incentive eligible, more than 90 percent participate in the 401(k) Plan, and over 80 percent participate in our medical and/or dental insurance programs. Our median employee is a full-time associate serving as a Financial Relationship Senior Consultant - Team Lead within our branch network; is incentive eligible; participates in our 401(k) Plan; and participates in the medical, dental, life, and disability insurance programs provided by the Company. With base pay of $43,160, all elements of the median employee’s 2017 compensation, including the Company-paid cost of the benefits mentioned above, totaled $63,174.
Pay Ratio. Using the compensation elements for our CEO that are disclosed in the Summary Compensation Table and adding $12,554 in Company-paid cost associated with his medical, dental, life, and disability insurance, we calculate our CEO’s total compensation for purposes of this ratio as $12,733,913. As a result, the ratio of our CEO’s annual total compensation to that of our median employee is 202 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the pay ratio disclosure requirements.
Alternative Pay Ratio. In addition to the required pay ratio calculation, we have also calculated an alternative pay ratio that compares compensation for our median employee to our CEO compensation as adjusted by subtracting the $3,282,717 change in his pension value reported in the Summary Compensation Table. When calculated without this value, our

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CEO’s adjusted pay is $9,451,196 and the alternative CEO pay ratio is 150 to 1.
Regions’ Retirement Plan was closed to new participants in 2007, and, at this time, only approximately 20 percent of our associates remain participants in the plan. Changes in pension value, as required to be disclosed in the Summary Compensation Table, are impacted by changes in interest rates and, as a result, can represent a significant additional compensation component for those associates still eligible under the closed Retirement Plan. As we noted earlier, when identifying our median employee, we identified four associates with the same base pay who could have been chosen as our median. In keeping with the spirit of the disclosure, we believe it is important to identify an associate most reflective of our average associate. Therefore, while two of the four potential choices for the median employee are participants in the

Retirement Plan, we chose a more representative individual who is not a Retirement Plan participant. Our CEO has over 38 years of tenure with the Company and, as disclosed previously in the CD&A, has historically participated in our Retirement Plan and the SERP. Although we froze his participation in the SERP at the end of 2016, our 2017 compensation totals still reflect increases attributable to actuarial value changes in his benefit as we calculated the lump sum value of the pension and transferred it to our Supplemental 401(k) Plan as described above on page 83 of the CD&A and below in the Pension and Nonqualified Deferred Compensation tables and accompanying narrative.

Grants of Plan-Based Awards

Plan-based awards made in 2017 to the NEOs included annual cash incentives, Performance-Based Cash Units, PSUs, and RSUs.
Annual cash incentives were based on an assessment of both corporate performance, as well as individual performance in 2017. Corporate performance measures, including profitability, credit management, and customer service, accounted for 70 percent of the incentive. Individual performance, in relation to certain strategic priorities, accounted for the remaining 30 percent.
Equity grants were issued in 2017 under the Regions Financial Corporation 2015 Long Term Incentive Plan (“Regions 2015 LTIP”). The Regions 2015 LTIP, which was approved by stockholders at the 2015 Annual Meeting, permits grants of awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based awards, dividend equivalents, other stock-based awards, and any other right or interest relating to stock or cash. Awards under the Regions 2015 LTIP may vest over time or upon the achievement of pre-established performance goals. Awards generally vest on termination of employment within 24 months after a change-in-control.
The 2017 Performance-Based Cash Units awards and PSUs will be issued based on the Company’s absolute and relative Diluted EPS and ROATCE over the three-year period from January 1, 2017, through December 31, 2019. The ultimate value of these performance awards can vary from 0 percent to 150 percent of target, depending on performance measured against goals as more fully described on pages 80 through 82 of the CD&A. The RSUs generally cliff vest three years from the date of grant; however, up to 40 percent of a grant may be forfeited if certain capital and liquidity performance thresholds are not met. Dividends and dividend equivalents accrued on both the PSUs and RSUs will be paid in cash at vesting based on the number of units actually earned.
For more information regarding the grants of plan-based awards for NEOs, see pages 76 through 82 of the CD&A.

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The following table sets forth details regarding non-equity and equity plan-based awards granted to each of the NEOs in 2017:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
O. B. Grayson Hall, Jr.	(1)	—	1,750,000	3,500,000
	04/03/17 (2)	—	1,800,000	2,700,000	—	122,034	183,051	122,034	—	—	3,558,511
David J. Turner, Jr.	(1)	—	730,620	1,461,240
	04/03/17 (2)	—	400,000	600,000	—	27,119	40,679	27,119	—	—	790,790
John B. Owen	(1)	—	748,660	1,497,320
	04/03/17 (2)	—	400,000	600,000	—	27,119	40,679	27,119	—	—	790,790
John M. Turner, Jr.	(1)	—	660,000	1,320,000
	04/03/17 (2)	—	400,000	600,000	—	27,119	40,679	27,119	—	—	790,790
C. Matthew Lusco	(1)	—	642,675	1,285,350
	04/03/17 (2)	—	400,000	600,000	—	27,119	40,679	27,119	—	—	790,790

(1)
Amounts included in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column reflect the range of possible annual cash incentive payouts for 2017 performance. Actual amounts earned, as determined by the CHR Committee in the first quarter of 2018, are reflected in the 2017 Summary Compensation Table under the Non-Equity Incentive Plan Compensation column.

(2)
The Performance-Based Cash Unit awards included in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column and PSUs included in the Estimated Future Payouts Under Equity Incentive Plan Awards column have equally weighted performance requirements based on absolute and relative Diluted EPS growth and ROATCE. In addition, in the event the achievement of the performance criteria for Diluted EPS growth is equal to or less than 0% on an absolute basis and in the bottom one-third of the peer group on a relative basis or the achievement of the performance criteria for ROATCE is less than 5% on an absolute basis and in the bottom one-third of the peer group on a relative basis, the payout will be zero if cumulative net income from continuing operations is less than one-half of the projection for the three-year performance period. The performance period for these awards is January 1, 2017, through December 31, 2019, and will fully vest on April 3, 2020. Notwithstanding the achievement of the performance requirements, in order to be eligible to receive any cash payout or shares of stock under these awards, employment must continue through the third anniversary of the grant date, which is April 3, 2020, except in the case of death, disability, retirement, or certain terminations following a change-in-control.

(3)
In addition to service-vesting requirements, the RSUs included in this column are subject to performance-vesting requirements based on the Company’s achievement of certain capital and liquidity performance thresholds during each of the periods from January 1, 2017 to December 31, 2017; January 1, 2018 to December 31, 2018; and January 1, 2019 to December 31, 2019. To the extent that the capital performance threshold and/or the liquidity performance threshold has not been satisfied for each performance period, 20% for each requirement (up to a maximum of 40% total) of the RSUs awarded will be forfeited. For purposes of this award, the Company’s performance will be measured relative to the following capital and liquidity performance thresholds as certified by the CHR Committee:

(i)	“Capital Performance Threshold”: Capital Action Decision Tree Status as defined in the Capital Policy must remain in either “Monitor Capital” or “Capital Deployment” status; and

(ii)	“Liquidity Performance Threshold”: Risk for Primary Liquidity Level must remain at “Moderate” or better as established in the Market & Liquidity Risk Framework document.

Notwithstanding the achievement of the capital and liquidity performance thresholds, in order to be eligible to receive any shares of stock under this award, employment must continue through the third anniversary of the grant date, which is April 3, 2020, except in the case of death, disability, retirement, or certain terminations following a change-in-control.

Outstanding Equity Awards at December 31, 2017

Awards in the following table include:

•	Grants of stock options made over time that are exercisable and unexercisable;

•	Grants of restricted stock and RSUs;

•	Grants of PSUs made in 2015, 2016, and 2017 that may be paid if Regions achieves specific performance criteria; and

•	RSU grants made in 2015, 2016, and 2017 will pay in full if Regions meets certain capital and liquidity thresholds.

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The following table sets forth outstanding equity-based awards held by each of the NEOs as of December 31, 2017:

		Option Awards (1)					Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (a) (#)	Market Value of Shares or Units of Stock That Have Not Vested (a) ($)	Equity Incentive Plan Awards: # of Unearned Shares, Units, or Other Rights That Have Not Vested (b) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (b) ($)
O. B. Grayson Hall, Jr.	02/28/08	282,019	—	—	21.94	02/27/18	—	—	—	—
	04/01/15	—	—	—	—	—	173,611	2,999,998	173,611	2,999,998
	04/01/16	—	—	—	—	—	205,508	3,551,178	256,885	4,438,973
	04/03/17	—	—	—	—	—	122,034	2,108,748	152,543	2,635,934
David J. Turner, Jr.	02/28/08	59,822	—	—	21.94	02/27/18	—	—	—	—
	04/01/15	—	—	—	—	—	41,667	720,006	41,667	720,006
	04/01/16	—	—	—	—	—	49,322	852,284	61,653	1,065,355
	04/03/17	—	—	—	—	—	27,119	468,616	33,899	585,770
John B. Owen	02/28/08	128,191	—	—	21.94	02/27/18	—	—	—	—
	04/01/15	—	—	—	—	—	41,667	720,006	41,667	720,006
	04/01/16	—	—	—	—	—	49,322	852,284	61,653	1,065,355
	04/03/17	—	—	—	—	—	27,119	468,616	33,899	585,770
John M. Turner, Jr.	07/01/11	134,523	—	—	6.30	06/30/21	—	—	—	—
	04/01/15	—	—	—	—	—	31,250	540,000	31,250	540,000
	04/01/16	—	—	—	—	—	36,991	639,204	46,239	799,006
	04/03/17	—	—	—	—	—	27,119	468,616	33,899	585,770
C. Matthew Lusco	04/01/15	—	—	—	—	—	41,667	720,006	41,667	720,006
	04/01/16	—	—	—	—	—	49,322	852,284	61,653	1,065,355
	04/03/17	—	—	—	—	—	27,119	468,616	33,899	585,770

(1)	All outstanding stock options vest in equal annual installments on each of the first three anniversaries of the date of grant and, as of December 31, 2017, are all fully vested.

(2)
Because Company performance, as of the end of the last completed fiscal year, is projected at levels higher than target, amounts reported for 2016 and 2017 are calculated at 125% of target, which is the next higher stated performance level under the terms of each grant. The stock value used to determine the market value of shares is the fair market value of Regions common stock of $17.28 per share on December 29, 2017. In addition to service-vesting requirements, RSUs and PSUs are subject to additional vesting requirements as follows:

Grant Date	Vesting Schedule	Restrictions
April 1, 2015	Third anniversary of grant date	(a) RSUs are also subject to vesting that requires meeting certain capital and liquidity thresholds.
April 1, 2016	Third anniversary of grant date
(b) PSUs may be earned between 0% and 150% subject to achieving required performance levels of equally weighted absolute and relative Diluted EPS growth and ROATCE as follows:

•    For grants made on April 1, 2015, the performance period is January 1, 2015, through December 31, 2017
•    For grants made on April 1, 2016, the performance period is January 1, 2016, through December 31, 2018
•    For grants made on April 3, 2017, the performance period is January 1, 2017, through December 31, 2019.

April 3, 2017	Third anniversary of grant date

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Option Exercises and Stock Vested

The following table sets forth the amounts realized by each of the NEOs as a result of the exercise of options and vesting of stock awards in 2017:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
O. B. Grayson Hall, Jr.	—	—	286,961	4,169,543
David J. Turner, Jr.	—	—	68,871	1,000,696
John B. Owen	—	—	68,871	1,000,696
John M. Turner, Jr.	—	—	34,434	500,326
C. Matthew Lusco	—	—	51,652	750,504
Pension Benefits

The Retirement Plan for Associates (the “Retirement Plan”) is a qualified defined benefit plan providing for a lifetime monthly annuity following retirement. Benefits earned by our NEOs under the Retirement Plan are generally based on the following formula:

1.3% of “Average Monthly Earnings” up to Covered Compensation	+	1.8% of “Average Monthly Earnings” in excess of Covered Compensation	X	Years of Service up to a maximum of 30 total years
“Average Monthly Earnings” is defined as the average of the highest five consecutive years of base compensation within the last 10 years of service, and “Covered Compensation” is defined as the estimated average maximum amount of a participant’s earnings on which Social Security benefits will be based assuming that in each year of the participant’s working career, the participant’s wages equaled the Social Security Taxable Wage Base.
Any accrued benefit under the Retirement Plan is generally 100 percent vested after 5 years of service. While the Retirement Plan defines normal retirement age as age 65, there is no reduction in benefits due to age after a participant has reached age 62. Upon separation of service, benefits are payable as early as age 55, although between age 55 and 62, benefits are subject to a reduction for early payment.
Mr. Hall and Mr. D. Turner are the only NEOs who participate in the Retirement Plan. While Mr. J. Turner has a vested benefit in the Retirement Plan that he earned during a previous period of employment, he is no longer accruing a benefit because he was rehired subsequent to the closure of the Retirement Plan.
The Supplemental Executive Retirement Plan (“SERP”) is an unfunded nonqualified defined benefit pension plan that was created to supplement benefits provided through the Retirement Plan. The SERP restores benefits that would otherwise have been provided to participants under the Retirement Plan but were limited because of tax code limitations on qualified plan benefits. In addition to these restorative benefits, the SERP provides benefits that serve to attract and retain high quality senior executive talent for the

Company. There are two types of retirement benefits in the SERP: a regular benefit and a targeted benefit.
The regular benefit is available to all eligible SERP participants and is calculated using the same formula as the Retirement Plan with the following differences: (1) instead of averaging earnings over five years of service, it averages compensation over the highest three consecutive years of service out of the last 10 years of service; (2) in addition to base pay, it includes annual cash incentives, as well as 50 percent of any salary earnings and restricted stock granted during the period of Troubled Asset Relief Program participation; and (3) the maximum years of service used in the calculation of the regular benefit is 35 years of service instead of 30.
In 2017, Mr. Hall’s $37,374,045 of accrued benefits under the defined benefit SERP were transferred to the Supplemental 401(k) Plan as described above on page 83 of the CD&A and reflected below in the Nonqualified Deferred Compensation Table and accompanying narrative. After transfer of his accrued defined benefit SERP benefit to the Supplemental 401(k) Plan, Mr. Hall ceased participation in the defined benefit SERP.
Mr. D. Turner participates in the SERP, accruing benefits under the regular benefit formula. Mr. Lusco does not participate in the Retirement Plan because he was employed by the Company subsequent to its closure, but he does participate in the SERP and is also accruing benefits under the regular benefit formula, subject to significant retentive vesting requirements. Mr. Lusco will be entitled to the SERP benefit following termination of employment after reaching age 62 or upon reaching age 55 with a minimum of 10 years of service, except in the case of death, disability, or change-in-control. Termination of employment for any other reason prior to these service requirements previously outlined, will result in the forfeiture of his SERP benefit, and vested benefits paid prior to age 62 are subject to reductions for early payment.

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COMPENSATION OF EXECUTIVE OFFICERS

The targeted SERP benefit is available to a select group of senior officers as a result of a previously grandfathered arrangement. The targeted SERP benefit provides a benefit using the following formula:

4% of “Average Monthly Earnings” for the first 10 Years of Service	+
1% of “Average
Monthly
Earnings” for every year in
excess of 10 Years of
Service up to a maximum of
an additional 25 years of
service (for a maximum
benefit of 65% of
“Average
Monthly Earnings” with
35 Years of Service)

For purposes of this formula, “Average Monthly Earnings” has the same definition as the regular SERP benefit.
Regions’ targeted benefit is offset by both the benefit under the Retirement Plan, as well as Social Security. The targeted benefit is also subject to significant retentive vesting requirements. Participants will receive the benefit following termination of employment after reaching age 60 and completing a minimum of 10 years of service, except in the case of death, disability, or change-in-control. Termination of employment for any other reason prior to age 60 and completion of 10 years of service will result in forfeiture of the targeted benefit. If a participant who is eligible for both the regular benefit and the targeted benefit retires prior to meeting the targeted benefit’s vesting requirements, he or she will receive a regular benefit.
Mr. Owen and Mr. J. Turner participate in the targeted benefit under the SERP. Because neither has attained age 60, and Mr. Turner has not completed the required 10 years of service at this time, neither is vested in the targeted benefit currently accruing in the SERP and presented in the table below.
The following Pension Benefits table reflects the actuarial present value of the benefit from the Retirement Plan for and the SERP:

			Pension Benefits
Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($) (3)
O. B. Grayson Hall, Jr.	Regions Financial Corporation Retirement Plan	30	1,840,174	—
	Regions Financial Corporation Post 2006 SERP	35	—	(37,374,045)
David J. Turner, Jr.	Regions Financial Corporation Retirement Plan	12	564,578	—
	Regions Financial Corporation Post 2006 SERP	12	3,551,151	—
John B. Owen	Regions Financial Corporation Retirement Plan	N/A	—	—
	Regions Financial Corporation Post 2006 SERP (4)	10	8,540,727	—
John M. Turner, Jr.	Regions Financial Corporation Retirement Plan	9	86,268	—
	Regions Financial Corporation Post 2006 SERP (5)	7	4,416,537	—
C. Matthew Lusco	Regions Financial Corporation Retirement Plan	N/A	—	—
	Regions Financial Corporation Post 2006 SERP	7	2,194,197	—

(1)
The Retirement Plan (a qualified pension plan) caps the number of years of credited service for purposes of benefit accrual at 30 years. The SERP (a nonqualified plan) caps the number of years of credited service at 35 years. Mr. Owen and Mr. Lusco do not participate in the Retirement Plan. Mr. J. Turner’s years of credited service are from a previous period of employment; he is not currently accruing a benefit under the Retirement Plan.

(2)
In 2009, future benefit accruals under the Retirement Plan and the SERP were suspended for all participants. Even during the suspension, participants continued to earn service toward vesting and eligibility for early retirement benefits. Effective January 1, 2010, benefit accruals were resumed for Retirement Plan and SERP participants. The present value of the accumulated Retirement Plan benefits is calculated as of December 31, 2017, and was determined using a 3.82% discount rate and the RP-2014 employee and retiree mortality tables for males and females, backed off to 2006, no collar, with generational projection based on scale MSS-2017. The present value of the accumulated SERP benefits is calculated as of December 31, 2017, was determined using a 3.52% discount rate (4% to calculate expected lump sum distributions, except for Mr. Hall’s which reflects the actual transfer during 2017 based on plan provisions), and the 2018 Pension Protection Act lump sum mortality table. For purposes of the present value calculation, no pre-retirement mortality was assumed, and the payment date was assumed to be the earliest unreduced retirement date under both plans. The payment age of 62 (life only) was assumed for the Retirement Plan and the payment age of 60 was assumed for the SERP for Mr. Owen and Mr. J. Turner and age 62 for Mr. D. Turner and Mr. Lusco.

(3)
On May 31, 2017, the accrued benefit for Mr. Hall under the SERP was converted to a lump sum amount of $37,374,045, in accordance to the applicable terms of the SERP, and was credited to an account under the Supplemental 401(k) Plan. The accrued benefit will be payable to Mr. Hall in a lump sum following his retirement from Regions in the same manner as it would have been payable under the SERP.

(4)
Mr. Owen must complete a minimum of 10 years of service and attain at least age 60 before benefits are fully vested. In the event he terminates employment prior to vesting, for reasons other than death or disability, he will forfeit the entire benefit noted.

(5)
Mr. J. Turner must complete a minimum of 10 years of service and attain at least age 60 before benefits are fully vested. Mr. J. Turner’s benefit includes partial vesting at age 55 and 10 years of service, which will occur approximately one year prior to full vesting.

Nonqualified Deferred Compensation

Regions maintains the Regions Financial Corporation Supplemental 401(k) Plan (“Supplemental 401(k) Plan”), which is a nonqualified deferred compensation plan. The Supplemental 401(k) Plan is an excess contribution plan primarily open to NEOs and other highly compensated individuals whose compensation exceeds the annual tax code limit on compensation that can be taken into account for purposes of contributions to the 401(k) Plan. Under the Supplemental 401(k) Plan, participants may make contributions of up to 80 percent of base salary and cash

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COMPENSATION OF EXECUTIVE OFFICERS

incentive pay on a nonqualified basis. Regions’ contribution under the plan is limited to 4 percent of base salary and incentive compensation, provided the NEO has elected a deferral rate on base or annual incentive compensation of at least 4 percent for the year. All of the NEOs participated in the Supplemental 401(k) Plan during 2017.
Benefits under the Supplemental 401(k) Plan are held in notional accounts on the Company’s balance sheet. Earnings and losses are credited to accounts based on notional investment elections made by participants. Notional investments available to participants are generally the same investments available under the 401(k) Plan. None of these notional investments provide for above market or preferential earnings that require us to report earnings in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table on page 92.
Benefits under the Supplemental 401(k) Plan are fully vested at all times and are payable only upon separation from service according to the 409A compliant distribution election made by the NEO upon participation in the plan.
The following table sets forth the NEOs’ contributions; Regions’ contributions; and the aggregate earnings, withdrawals, and balances during 2017 under the nonqualified deferred compensation plan maintained by Regions:

		Nonqualified Deferred Compensation
Name		Executive Contributions in 2017 ($) (1)	Company Contributions in 2017 ($) (2)	Aggregate Earnings in 2017 ($) (3)	Aggregate Withdrawals/ Distributions ($) (4)	Aggregate Balance at December 31, 2017 ($) (5) (6)
O. B. Grayson Hall, Jr.	Supplemental 401(k)	116,656	112,010	612,242	1,512,989	40,831,320
David J. Turner, Jr.	Supplemental 401(k)	72,068	48,706	270,604	—	1,472,054
John B. Owen	Supplemental 401(k)	214,937	50,603	23,706	—	1,659,538
John M. Turner, Jr.	Supplemental 401(k)	94,886	40,516	113,646	—	642,184
C. Matthew Lusco	Supplemental 401(k)	48,824	41,531	81,347	—	588,317

(1)
This column represents amounts deferred from base salary and annual incentive, if applicable. Although deferred, these amounts are included in the “Salary” and “Non-Equity Incentive Plan Compensation,” if applicable, columns of the Summary Compensation Table.

(2)	This column includes Company contributions under the Supplemental 401(k) Plan. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

(3)	This column includes total earnings/losses on amounts held in the Supplemental 401(k) Plan.

(4)
This column includes withdrawals/distributions from the Supplemental 401(k) Plan. The distribution for Mr. Hall was to pay Medicare taxes on the lump sum transfer from the SERP, which was credited to his account in the Supplemental 401(k) Plan.

(5)
The December 31, 2017 balances do not include true-up Company contributions that were made in early 2018 based on 2017 deferral elections. These contributions are included, however, in the column “Company Contributions in 2017.” The aggregate balance at December 31, 2017 reflects the balance in the Supplemental 401(k) Plan.

(6)
The aggregate balance at December 31, 2017 for Mr. Hall includes a transfer of $37,374,045 which represents the accrued benefit for Mr. Hall under the SERP which was converted to a lump sum on May 31, 2017, in accordance to the applicable terms of the SERP, and was credited to his account under the Supplemental 401(k) Plan. The accrued benefit will be payable to Mr. Hall in a lump sum following his retirement from Regions in the same manner as it would have been payable under the SERP.

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COMPENSATION OF EXECUTIVE OFFICERS

Potential Payments by Regions Upon Termination or Change-in-Control

Regions maintains certain arrangements, plans, and programs under which our NEOs would be eligible to receive severance payments and other benefits upon termination of employment or a change-in-control of Regions.
Employment and/or Change-in-Control Agreements. Regions does not generally enter into employment agreements with any of our executive officers. As a result, no NEO has post-employment benefits that differ from any other associate.
While we have not entered into any employment agreements, all of our NEOs hold a change-in-control agreement. Under the change-in-control agreements, certain severance benefits are due if, during the two-year period following a change-in-control, Regions terminates employment without “cause” or the NEO terminates employment with “good reason.”
For Mr. Hall and Mr. Owen, if Regions terminates their employment other than for “cause,” or if they resign for “good reason” during the two-year period, they are entitled to enhanced severance in an amount equal to three times base salary and average annual bonus during the three years prior to the year in which the change-in-control occurred. In addition to severance benefits, benefit continuation under our welfare benefits plans is also available for the three-year period following termination. Mr. D. Turner, Mr. J. Turner, and Mr. Lusco are covered by a similar change-in-control agreement, but their severance multiple is equal to two times pay and the benefit continuation period is two years following termination. If a NEO’s employment is terminated by Regions for “cause,” or by reason of death, disability, or resignation other than for “good reason” during the two-year period, Regions’ liability is limited to accrued but unpaid compensation and benefits.
Three of our NEOs are subject to grandfathered agreements that provide for additional benefits in the event that change-in-control payments and benefits (referred to as “parachute payments”) become subject to the excise tax under Section 4999 of the IRC. Mr. Hall, Mr. D. Turner, and Mr. Owen have an agreement that requires Regions to make an additional payment covering the excise tax under IRC Section 4999, as well as any income tax on the excise tax payment and any penalty and interest that might be due (sometimes referred to as “Section 280(g) gross up payments”). However, if parachute payments do not exceed 110 percent of the greatest amount that could be paid without triggering the excise tax (the “Safe Harbor Amount”), then those payments and benefits will be reduced to that amount.
The agreements for Mr. J. Turner and Mr. Lusco do not provide for Section 280(g) gross up payments. Their agreements stipulate that in the event severance benefits are subject to the terms of Section 4999 of the IRC amounts payable to them (under their change-in-control agreements or otherwise) would be reduced to the Safe Harbor Amount if the reduction would result in them receiving a greater after tax amount.
Equity-Based Award Plans. Under the terms of our Long Term Incentive Plans, equity-based awards generally vest fully or in part at retirement, death, disability, termination of employment without “cause,” or if following a change-in-

control, termination of employment without “cause” or for “good reason” within the 24-month period following the change-in-control (so called “double trigger” vesting following a change-in-control).
Death – Under the terms of performance-based equity grant award agreements, the performance period lapses at death and release/payment is equal to the target performance value.
Retirement and Disability – At retirement and disability, performance-based awards continue to vest as scheduled and are released/paid subject to performance at the end of the performance period. Service-based vesting for RSUs accelerates at retirement and disability.
Termination without “cause” – For involuntary termination without “cause,” performance-based awards continue to vest as scheduled. At the vesting date, grants are released/paid subject to performance achievement at the end of the performance period and are further prorated based on the service between the grant date and the date employment was terminated. RSUs are released on a prorated basis based on the service between the grant date and the date employment was terminated.
Change-in-control – Upon the occurrence of a change-in-control, performance-based awards are fixed at the target value but service-vesting requirements continue. In the event termination of employment without “cause” or for “good reason” occurs within a 24-month period following the change-in-control, service-vesting requirements on awards are accelerated to the termination of employment.
Pension Benefits. Benefits under the Retirement Plan are fully vested; therefore, upon termination of employment for any reason, each NEO would be entitled to receive the amounts designated as Retirement Plan benefits represented in the “Present Value of Accumulated Benefit” column of the Pension Benefits table on page 98. Mr. D. Turner is vested in the SERP benefit as well.
Mr. Owen, Mr. J. Turner, and Mr. Lusco are not currently vested in the SERP benefits presented in the Pension Benefits table except in the case of death or disability.
Upon a change-in-control, vesting of pension benefits is accelerated, and therefore, upon termination of employment following a change-in-control, each NEO will fully vest in their SERP benefits and be entitled to the benefits included in the following table as additional change-in-control termination benefits.
Nonqualified Deferred Compensation Plan Benefits. Each NEO is currently fully vested in the amounts reported in the “Aggregate Balance at December 31, 2017” column of the Nonqualified Deferred Compensation table on page 99, and therefore, these amounts would be payable to the NEOs upon termination of employment for any reason.
Welfare and Other Insurance Benefits. Regions sponsors a number of broad-based health, life, and disability benefit programs for its associates, in which NEOs also participate, such as short and long-term disability coverage and group term life insurance coverage.

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COMPENSATION OF EXECUTIVE OFFICERS

The following table quantifies certain amounts that would be payable to NEOs upon various separation situations. The amounts reflected in the table assume a December 31, 2017, termination of employment:

Name	Voluntary ($)	Involuntary Without Cause ($)	Early Retirement ($)	For Cause ($)	Involuntary for Good Reason Following a CIC ($) (8)	Death ($) (9)	Disability ($)
O. B. Grayson Hall, Jr. (1)
Compensation:
Cash Severance	—	—	—	—	8,250,000	—	—
Long Term Incentive
Restricted Stock Units (2)	5,195,954	5,195,954	5,195,954	—	8,659,924	8,659,924	5,195,954
Performance Stock Units (2)	—	—	—	—	8,659,924	8,659,924	—
Performance Cash Units	—	—	—	—	5,133,334	5,133,334	—
Perquisites:
Financial Planning (3)	31,630	31,630	31,630	—	31,630	31,630	31,630
Outplacement (4)	—	—	—	—	60,000	—	—
280G Tax Gross-up (5)	—	—	—	—	—	—	—
Benefits:
Value of continued welfare benefits (6)	—	—	—	—	21,551	—	—
Value of additional retirement benefits (7)	—	—	—	—	—	—	—
Total:	5,227,584	5,227,584	5,227,584	—	30,816,363	22,484,812	5,227,584
David J. Turner, Jr.
Compensation:
Cash Severance	—	—	—	—	2,829,397	—	—
Long Term Incentive
Restricted Stock Units (2)	—	764,595	—	—	2,040,906	2,040,906	1,224,544
Performance Stock Units (2)	—	—	—	—	2,040,906	2,040,906	—
Performance Cash Units	—	—	—	—	1,200,000	1,200,000	—
Perquisites:
Financial Planning (3)	—	31,630	N/A	—	31,630	31,630	31,630
Outplacement (4)	—	—	—	—	60,000	—	—
280G Tax Gross-up (5)	—	—	—	—	3,426,489	—	—
Benefits:
Value of continued welfare benefits (6)	—	—	—	—	18,146	—	—
Value of additional retirement benefits (7)	—	—	—	—	1,521,132	—	—
Total:	—	796,225	—	—	13,168,606	5,313,442	1,256,174
John B. Owen
Compensation:
Cash Severance	—	—	—	—	4,378,704	—	—
Long Term Incentive
Restricted Stock Units (2)	1,224,544	1,224,544	1,224,544	—	2,040,906	2,040,906	1,224,544
Performance Stock Units (2)	—	—	—	—	2,040,906	2,040,906	—
Performance Cash Units	—	—	—	—	1,200,000	1,200,000	—
Perquisites:
Financial Planning (3)	31,630	31,630	31,630	—	31,630	31,630	31,630
Outplacement (4)	—	—	—	—	60,000	—	—
280G Tax Gross-up (5)	—	—	—	—	9,778,038	—	—
Benefits:
Value of continued welfare benefits (6)	—	—	—	—	22,270	—	—
Value of additional retirement benefits (7)	—	—	—	—	11,063,240	—	—
Total:	1,256,174	1,256,174	1,256,174	—	30,615,694	5,313,442	1,256,174

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COMPENSATION OF EXECUTIVE OFFICERS

Name	Voluntary ($)	Involuntary Without Cause ($)	Early Retirement ($)	For Cause ($)	Involuntary for Good Reason Following a CIC ($) (8)	Death ($) (9)	Disability ($)
John M. Turner, Jr.
Compensation:
Cash Severance	—	—	—	—	2,520,000	—	—
Long Term Incentive
Restricted Stock Units (2)	—	591,014	—	—	1,647,821	1,647,821	988,692
Performance Stock Units (2)	—	—	—	—	1,647,821	1,647,821	—
Performance Cash Units	—	—	—	—	1,000,000	1,000,000	—
Perquisites:
Financial Planning (3)	—	31,630	N/A	—	31,630	31,630	31,630
Outplacement (4)					60,000
Benefits:
Value of continued welfare benefits (6)	—	—	—	—	18,598	—	—
Value of additional retirement benefits (7)	—	—	—	—	7,146,029	—	—
Total:	—	622,644	—	—	14,071,899	4,327,272	1,020,322
C. Matthew Lusco
Compensation:
Cash Severance	—	—	—	—	2,453,850	—	—
Long Term Incentive
Restricted Stock Units (2)	—	764,595	—	—	2,040,906	2,040,906	1,224,544
Performance Stock Units (2)	—	—	—	—	2,040,906	2,040,906	—
Performance Cash Units	—	—	—	—	1,200,000	1,200,000	—
Perquisites:
Financial Planning (3)	—	31,630	N/A	—	31,630	31,630	31,630
Outplacement (4)	—	—	—	—	60,000	—	—
Benefits:
Value of continued welfare benefits (6)	—	—	—	—	14,736	—	—
Value of additional retirement benefits (7)	—	—	—	—	3,434,453	—	—
Total:	—	796,225	—	—	11,276,481	5,313,442	1,256,174

(1)
Mr. Hall and Mr. Owen are eligible for early retirement. For purposes of the various termination columns in the table, with the exception of the “For Cause” column, they are assumed to have taken early/normal retirement and, therefore, are entitled to receive the benefits shown.

(2)	Based on a fair market value of Regions common stock of $17.28 per share on December 29, 2017.

(3)
The service agreement with Regions’ financial planning provider allows for continuation of financial planning services for two years following termination due to retirement, death, disability, change-in-control, and involuntary termination without cause.

(4)	The change-in-control agreement provides for reasonable outplacement services for up to two years.

(5)
280G Tax Gross-up represents the amount of the excise tax and related gross-up for excise taxes levied under Section 4999 of the IRC on payment and benefits following a change-in-control (otherwise referred to as “excess parachute payments” under Section 280G of the IRC).

(6)
The change-in-control agreement provides for continuation of medical and dental coverage equal under Regions’ medical and dental plans for a period of three years for Mr. Hall and Mr. Owen and for a period of two years for Mr. D. Turner, Mr. J. Turner, and Mr. Lusco.

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(7)
Mr. D. Turner, Mr. Owen, Mr. J. Turner, and Mr. Lusco participate in the Retirement Plan and/or the SERP. The change-in-control agreement provides for additional years’ credit for age and service under the Retirement Plan and the SERP that the NEO would have accrued had he remained employed through the second anniversary of the change-in-control. In addition, Mr. J. Turner and Mr. Owen are each eligible for the alternative target benefit under the SERP, which would normally require the NEO to reach age 60 and have a minimum of 10 years of service. Mr. Lusco is eligible for the regular SERP, which, in his case, would require service to age 62. Under the SERP, in the event of an involuntary termination of employment without cause (or termination for good reason) within 24 months following a change-in-control, unvested benefits become fully vested. Because these benefits are already accrued, they are reflected in the Pension Benefits table on page 98 and do not represent additional expense to the Company. The following chart details the value of the SERP benefit attributable to the additional years of age and service, as well as the amounts already accrued that will vest upon involuntary termination of employment without cause (or termination with good reason) within 24-months of a change-in-control:

Name	Value for Targeted/Regular Years of Age and Service Credit ($)	Value for Vesting in Targeted/Regular Benefit ($)	Total Additional Value ($)
O. B. Grayson Hall, Jr.*	—	—	—
David J. Turner, Jr.	1,521,132	—	1,521,132
John B. Owen	1,172,985	9,890,225	11,063,240
John M. Turner, Jr.	2,017,774	5,218,255	7,146,029
C. Matthew Lusco	938,252	2,496,201	3,434,453

*	At December 31, 2017, Mr. Hall was not a participant in the plan.

(8)	The following chart summarizes the meaning of “cause,” “good reason/without cause,” and “change-in-control” under the change-in-control agreements of the NEOs:

“cause”
(i) willful and continued failure to substantially perform reasonably assigned duties; (ii) breach of fiduciary duty involving personal profit or commission of a felony or a crime involving fraud or moral turpitude, material breach of the agreement; (iii) engaging in illegal conduct or gross misconduct that materially injures Regions; (iv) failure to materially cooperate with an investigation authorized by the Board, a regulatory body, or a governmental department or agency; or (v) disqualification or bar by any governmental or regulatory authority from carrying out duties and responsibilities, or loss of any required licenses.

“good reason” and “without cause”
(i) an adverse change in responsibilities as in effect immediately before the change-in-control; (ii) a material diminution in the budget over which the executive has control; (iii) a material breach of the compensation provisions of the agreement; or (iv) requiring the executive to move his principal place of work by more than 50 miles.

“change-in-control”
(i) an acquisition of 20% or more of the combined voting power of Regions voting securities; (ii) a change in a majority of the members of the Board; (iii) the consummation of a merger (unless voting securities of Regions outstanding immediately prior to the merger continued to represent at least 55% of the combined voting power of the voting securities of the surviving company outstanding immediately after such merger); or (iv) stockholder approval of a complete liquidation or dissolution of Regions.

(9)	Death would result in vesting in the enhanced portion of the benefit for Mr. Owen and Mr. Lusco as is displayed in the chart in footnote (7) above.

2018 Proxy Statement	103

APPENDIX A

APPENDIX A
GAAP TO NON-GAAP AND OTHER RECONCILIATIONS
Adjusted Return on Average Tangible Common Stockholders’ Equity (Non-GAAP)

The table below presents a reconciliation of net income from continuing operations available to common shareholders (GAAP) to adjusted income from continuing operations available to common shareholders for incentive purposes (non-GAAP). Adjusted income from continuing operations available to common shareholders for incentive purposes excludes the items listed in the table below. These selected items are included in financial results presented in accordance with generally accepted accounting principles (GAAP). The selected items in the table below represent the amounts recognized in the financial results but not included in the 2017 target. Regions believes that their exclusion from income from continuing operations available to common shareholders provides a meaningful base for period-to-period comparisons, which management believes will assist stakeholders in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Management and the Compensation and Human Resources Committee use these non-GAAP financial measures for the evaluation of performance. Regions believes that presenting these non-GAAP financial measures will permit stakeholders to assess the performance of the Company on the same basis as that applied by management and the Board. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes these selected items does not represent the amount that effectively accrues directly to stockholders.

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APPENDIX A

The following table also provides a calculation of “adjusted return on average tangible common stockholders’ equity from continuing operations” and a reconciliation of average stockholders’ equity from continuing operations (GAAP) to average tangible common stockholders’ equity from continuing operations (non-GAAP). Tangible common stockholders’ equity has become a focus of some investors and banking regulators, and management believes it may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Because analysts and banking regulators may assess Regions based on these measures, management believes that it is useful to provide investors the ability to assess Regions on these same bases.

(Unaudited) ($ amounts in millions)		Year Ended December 31, 2017
Net income from continuing operations available to common shareholders (GAAP)		$1,193
Adjustments:
Salary and employee benefits - severance charges, net of tax(1)		4
Tax law change, net of tax		55
Contribution of foundation, net of tax		25
Branch consolidation, property and equipment charges, net of tax(2)		(6)
Securities gains, net of tax(3)		(13)
Gain on Sale of mortgage securitization, net of tax		(3)
Adjusted income from continuing operations available to common shareholders for incentive purposes (non-GAAP)	A	$1,255
Average stockholders’ equity from continuing operations (GAAP)		$16,665
Adjustments:
Average intangible assets (GAAP)		(5,103)
Average deferred tax liability related to intangibles (GAAP)		148
Average preferred equity (GAAP)		(820)
Average tangible common stockholders’ equity (non-GAAP)	B	$10,890
Adjusted return on average tangible common stockholders’ equity from continuing operations (non-GAAP)	A/B	11.52%

(1)
Certain charges related to this item were included in the 2017 target. This adjustment reflects the portion of the charges included in the actual financial results but not included in the target, net of taxes.

(2)
Certain charges related to this item were included in the 2017 target. This adjustment reflects the shortfall of the actual financial results compared to the charges included in the 2017 target, net of taxes.

(3)	No charges related to this item were included in the 2017 target. Therefore, this adjustment reflects the charges included in the actual financial results, net of taxes.
Criticized and Classified Loans

(Unaudited) ($ amounts in millions)		Year Ended December 31, 2017
Total commercial (1)		$2,233
Total investor real estate (1)		223
Total consumer (2)		606
Total criticized and classified loans	A	$3,062
Total loans, net of unearned income	B	79,947
Criticized and classified loans/loans	A/B	3.83%

(1)
Amount can be obtained from page 119 of the Regions Annual Report on Form 10-K for the year ended December 31, 2017 as the sum of the applicable subtotals of the special mention, substandard accrual and non-accrual columns.

(2)	Amount is from internal management reports.

2018 Proxy Statement	A-2

Our Mission is to achieve superior economic value for our shareholders over time by making life better for our customers, our associates, and our communities and creating shared value as we help them meet their financial goals and aspirations.
In 2017 we continued to create shared value for...
Our Customers

Regions360	100% of our associates completed Fair and Responsible Banking training approach to customer relationships

#1
in customer satisfaction in the 2017 American Customer Satisfaction Index
Our Associates

+30%	$210,000
increase in associate engagement rating last five years	in associate assistance through disaster relief programs

3	$15 per hour
consecutive years Gallup Great Workplace Award	new entry-level wage for all associates by the end of 2018
Our Communities

77,700+	$291 million invested in affordable housing
volunteer hours

90,000+
financial education seminars	-7% reduction in energy consumption from prior year

$347 million
in financing for solar power

REGIONS

REGIONS FINANCIAL CORPORATION
ATTN: INVESTOR RELATIONS
1900 5TH AVENUE NORTH
BIRMINGHAM, AL 35203

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E36477-P01332 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

REGIONS FINANCIAL CORPORATION **THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

The Board of Directors recommends you vote FOR the following proposals:

Election of Directors

Proposal 1. Nominees:	For	Against	Abstain
1a. Carolyn H. Byrd	☐	☐	☐
1b. Don DeFosset	☐	☐	☐
1c. Samuel A. Di Piazza, Jr.	☐	☐	☐
1d. Eric C. Fast	☐	☐	☐
1e. O. B. Grayson Hall, Jr.	☐	☐	☐
1f. John D. Johns	☐	☐	☐
1g. Ruth Ann Marshall	☐	☐	☐
1h. Susan W. Matlock	☐	☐	☐
1i. John E. Maupin, Jr.	☐	☐	☐
1j. Charles D. McCrary	☐	☐	☐
1k. James T. Prokopanko	☐	☐	☐
1l. Lee J. Styslinger III	☐	☐	☐
1m. José S. Suquet	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
Proposal 2. Ratification of Appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2018.	☐	☐	☐
Proposal 3. Advisory Vote on Executive Compensation.	☐	☐	☐

The Board of Directors recommends you vote EVERY YEAR on the following proposal:	Every Year	Every 2 Years	Every 3 Years	Abstain
Proposal 4. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation.	☐	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

REGIONS FINANCIAL CORPORATION

Annual Meeting of Stockholders
April 25, 2018
9:00 A.M. Central Time
Regions Center Auditorium
1900 Fifth Avenue North
Birmingham, AL 35203

Admission Ticket
to the
Regions Financial Corporation 2018 Annual Meeting of Stockholders

PLEASE BRING THIS ADMISSION TICKET AND A VALID, GOVERNMENT-ISSUED PHOTO IDENTIFICATION FOR ADMISSION TO THE MEETING.

E36478-P01332

PROXY CARD

REGIONS FINANCIAL CORPORATION

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Fournier J. Gale, III and Hope D. Mehlman, and each of them, proxies with full power of substitution, to vote all of the shares of common stock of Regions Financial Corporation held of record by the undersigned at the Annual Meeting of Stockholders to be held on Wednesday, April 25, 2018, and at any adjournments or postponements thereof. This card also provides voting instructions for shares held in the Regions Financial Corporation 401(k) Plan or the Computershare Investment Plan for Regions Financial Corporation and held of record by the trustees or agents of such plans. **This proxy, when properly executed, will be voted in the manner directed by you. If you sign and return this proxy but do not give any directions, then the proxies will vote FOR Proposal 1, Election of all Nominees; FOR Proposal 2, Ratification of Appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2018; FOR Proposal 3, Advisory Vote on Executive Compensation; and EVERY YEAR on Proposal 4, Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation.** The proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors, if any nominee named herein becomes unable or unwilling to serve and (ii) on any other matter that may properly come before the meeting.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side)